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                                                                   Exhibit 10.65

                             Dated 28 January, 2004

                HUTCHISON GLOBAL COMMUNICATIONS HOLDINGS LIMITED
                                 (as the Vendor)

                                       and

                 VANDA SYSTEMS & COMMUNICATIONS HOLDINGS LIMITED
                               (as the Purchaser)

                                       and

                         HUTCHISON INTERNATIONAL LIMITED
                               (as the Guarantor)

--------------------------------------------------------------------------------
                                    AGREEMENT
                             for the acquisition of
                       the entire issued share capital of
               HUTCHISON GLOBAL COMMUNICATIONS INVESTMENTS LIMITED
--------------------------------------------------------------------------------

                               WOO, KWAN, LEE & LO
                              Solicitors & Notaries
                           27th Floor Jardine House
                                1 Connaught Place
                                     Central
                                    Hong Kong

                                 Ref.: AL/FY/KT

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                                TABLE OF CONTENTS

1.    INTERPRETATION.......................................................    1

2.    SALE AND PURCHASE OF THE SALE SHARES.................................   10

3.    CONSIDERATION........................................................   10

4.    CONDITIONS PRECEDENT.................................................   10

5.    VENDOR'S REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS................   14

6.    PURCHASER'S REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS.............   18

7.    COMPLETION...........................................................   24

8.    DISCLOSURE...........................................................   28

9.    GUARANTEE............................................................   28

10.   CONFIDENTIALITY......................................................   30

11.   FULL EFFECT..........................................................   30

12.   SEVERABILITY.........................................................   30

13.   NOTICE...............................................................   30

14.   COUNTERPARTS.........................................................   31

15.   TIME OF ESSENCE......................................................   31

16.   COSTS................................................................   31

17.   FURTHER ASSURANCE....................................................   31

18.   ENTIRE AGREEMENT.....................................................   31

19.   NO WAIVER............................................................   32

20.   ASSIGNMENT...........................................................   32

21.   JURISDICTION.........................................................   32

SCHEDULE 1 - PARTICULARS OF THE GROUP
SCHEDULE 2 - CORPORATE STRUCTURE OF THE GROUP
SCHEDULE 3 - CORPORATE STRUCTURE OF THE PURCHASER GROUP
SCHEDULE 4 - VENDOR'S WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS
SCHEDULE 5 - PURCHASER'S WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS
SCHEDULE 6 - FORM OF FACILITY AGREEMENT
SCHEDULE 7 - FORM OF THE CERTIFICATE

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THIS AGREEMENT is made on the 28th day of January, 2004

BETWEEN:

(1) HUTCHISON GLOBAL COMMUNICATIONS HOLDINGS LIMITED, a company incorporated in the British Virgin Islands and having its registered office at Trident Chambers, PO Box 146, Wickhams Cay, Road Town, Tortola, the British Virgin Islands (the "Vendor");

(2) VANDA SYSTEMS & COMMUNICATIONS HOLDINGS LIMITED, a company incorporated in Bermuda and having its registered office at Clarendon House, Church Street, Hamilton HM 11, Bermuda and its principal place of business at Lincoln House 408, Taikoo Place, 979 King's Road, Quarry Bay, Hong Kong (the "Purchaser"); and

(3) HUTCHISON INTERNATIONAL LIMITED, a company incorporated in Hong Kong and having its registered office at 22/F, Hutchison House, 10 Harcourt Road, Central, Hong Kong (the "Guarantor").

WHEREAS:

(A) The Company was incorporated in the British Virgin Islands and has an authorised share capital of US$50,000 divided into 50,000 shares of US$1.00 each, of which 10,000 shares have been issued to and are legally and beneficially owned by the Vendor.

(B) The Purchaser is a company incorporated in Bermuda, the issued share capital of which is listed on the Stock Exchange. As at the date of this Agreement, the Purchaser has an authorised share capital of HK$400,000,000 divided into 4,000,000,000 Shares of which 1,537,871,325 Shares are in issue and are fully paid or credited as fully paid. There are also outstanding Purchaser Share Options upon the full exercise of which the Purchaser would have to issue not more than 48,990,000 new Shares.

(C) The Vendor wishes to sell and the Purchaser wishes to buy the Sale Shares on the terms and subject to the conditions set out below.

(D) The Vendor is an indirect wholly-owned subsidiary of the Guarantor and the Guarantor has agreed to guarantee the due and punctual performance by the Vendor of its obligations hereunder.

IT IS AGREED as follows:

1.   INTERPRETATION

     In this Agreement, including the Recitals and Schedules hereto, unless the context otherwise requires:

                                        1

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(a)  the following expressions have the following meanings:

     "Affiliate"                      in respect of a company, means any
                                      subsidiaries or holding companies of such company or any subsidiaries of any of the holding companies of such company;

     "associate"                      has the meaning ascribed to that term
                                      under the Listing Rules;

     "Business Day"                   a day on which banks in Hong Kong are
                                      generally open for business (excluding
                                      Saturday);

     "CCASS" the Central Clearing and Settlement System operated by HKSCC;

     "Certificate"                    the certificate to be issued in respect of
                                      the Consideration Convertible Note
                                      substantially in the form set out in
                                      Schedule 7;

     "CKE" Cheung Kong Enterprises Limited, a subsidiary of Cheung Kong (Holdings) Limited;

     "CLPT"                           CLP Telecommunications Limited;

     "Companies Ordinance"            Companies Ordinance (Cap. 32 of the Laws
                                      of Hong Kong);

     "Company"                        Hutchison Global Communications
                                      Investments Limited, further details of
                                      which are contained in Schedule 1;

     "Company Accounts Date"          31 December 2003;

     "Company Audited Accounts"       the audited consolidated balance sheet of
                                      the Group as at 31 December 2003 and its audited consolidated profit and loss account for the year ended 31 December
                                      2003, a copy of which has been initialled on behalf of the Parties for the purpose of identification;

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     "Company Leased Properties"      the properties occupied or leased by the
                                      Group, the particulars of which are set
                                      out in Part B of Exhibit C, a copy of
                                      which has been initialled on behalf of the Parties for the purpose of identification;

     "Company Owned Properties"       the properties owned by the Group, the
                                      particulars of which are set out in Part A of Exhibit C, a copy of which has been initialled on behalf of the Parties for the purpose of identification;

     "Company Properties"             the Company Owned Properties and the
                                      Company Leased Properties;

     "Completion"                     the completion of the sale and purchase of
                                      the Sale Shares in accordance with the
                                      provisions of Clause 7;

     "Conditions"                     the terms and conditions to be attached to
                                      the Certificate substantially in the form set out in Schedule 7 (with such amendments thereto as the Purchaser and the Vendor may agree), and "Condition" refers to the relative numbered paragraph of the Conditions;

     "Consent"                        includes any licence, consent, approval,
                                      authorisation, permission, waiver, order or exemption;

     "Consideration"                  the consideration for the transfer of the
                                      Sale Shares pursuant to Clause 2 in the
                                      aggregate amount of HK$7,100,000,000,
                                      which shall be satisfied in accordance
                                      with Clause 3;

     "Consideration Convertible       the convertible note in the principal sum
     Note"                            of HK$3,200,000,000 to be issued by the
                                      Purchaser to the Vendor (or other
                                      subsidiary of HWL as the Vendor may
                                      direct) in accordance with the terms and conditions of this Agreement with the benefit of and subject to the provisions of the Conditions;

                                        3

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     "Consideration Shares"           the 4,875,000,000 new Shares to be
                                      allotted and issued to the Vendor (or as it may direct) to satisfy part of the Consideration payable by the Purchaser to the Vendor pursuant to Clause 3;

     "Conversion Date"                any date on which the Conversion Rights
                                      (or any of them) are exercised in
                                      accordance with the Conditions;

     "Conversion Price"               HK$0.96 per Share (subject to adjustments
                                      pursuant to the Conditions);

     "Conversion Rights"              the rights attached to the Consideration
                                      Convertible Note to convert the principal amount (or any part thereof) thereof into new Shares;

     "Conversion Shares"              the new Shares to be issued by the
                                      Purchaser upon exercise by the Noteholder of the Conversion Rights, and a "Conversion Share" shall be construed accordingly;

     "Convertible Notes"              the Consideration Convertible Note and the
                                      Facility Convertible Notes;

     "Equity Share Capital"           the issued share capital of the Purchaser
                                      excluding any part thereof which does not either as respects dividends or as respects capital carry any right to participate beyond a specified amount or beyond an amount calculated by reference to a specified rate in a distribution;

                                        4

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     "Event"                          includes (without limitation) any act,
                                      transaction or omission (whether or not
                                      any of the Purchaser Group Companies or
                                      any of the Group Companies, as the case
                                      may be, is a party thereto) and, but
                                      without limitation, any distribution,
                                      failure to distribute, acquisition,
                                      disposal, transfer, payment, loan or
                                      advance and reference to any event on or before a date shall be deemed to include any combination of two or more events the first of which shall have taken place on or before the date;

     "Executive"                      the Executive Director of the Corporate
                                      Finance Division of the Securities and
                                      Futures Commission or any delegate for the time being of the Executive Director;

     "Facility Agreement"             a loan facility agreement to be entered
                                      into on Completion between the Guarantor
                                      (as the lender) and the Purchaser (as the borrower), substantially in form and substance set out in Schedule 6;

     "Facility Convertible Notes"     the convertible notes to be issued by the
                                      Purchaser to the Guarantor (or other
                                      subsidiary of HWL as the Guarantor may
                                      direct) in accordance with the terms and conditions of the Facility Agreement and substantially in the form set out in
                                      Schedule 7 (except as specifically
                                      provided in that Schedule), and "Facility
                                      Convertible Note" shall be construed
                                      accordingly;

     "Group" the Company and its subsidiaries (the corporate structure of which is set out in
                                      Schedule 2) and "members of the Group" and "Group Companies" shall be construed accordingly;

     "HKSCC"                          Hong Kong Securities Clearing Company
                                      Limited;

     "HK$" or "Hong Kong Dollars"     Hong Kong dollars, the lawful currency of
                                      Hong Kong;

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     "Hong Kong"                      the Hong Kong Special Administrative
                                      Region of the People's Republic of China;

     "HWL" Hutchison Whampoa Limited, a company incorporated in Hong Kong the shares of which are listed on the Stock Exchange and an Affiliate of the Vendor prior to Completion;

     "Intellectual Property Rights"   all industrial and intellectual property,
                                      including without limitation, patents,
                                      trade marks, service marks, trade names, designs and copyrights (including in each case applications therefor) in any part of the world and whether or not registered or registrable and all know-how, software programs, inventions, formulae, trade secrets, data, confidential or secret processes and information, business names and domain names and any similar rights situated in any country; and the benefit of all licences in connection with any of the foregoing;

     "Leased Properties"              the properties occupied or leased by the
                                      Purchaser Group, the particulars of which are set out in Part B of Exhibit A, a copy of which has been initialled on behalf of the Parties for the purpose of identification;

     "Listing Rules"                  the Rules Governing the Listing of
                                      Securities on the Stock Exchange;

     "Noteholder"                     the person who is for the time being the
                                      registered holder of the Consideration
                                      Convertible Note;

     "Owned Properties"               the properties owned by the Purchaser
                                      Group, the particulars of which are set
                                      out in Part A of Exhibit A, a copy of
                                      which has been initialled on behalf of the Parties for the purpose of identification;

     "Parties"                        the parties to this Agreement, and "Party"
                                      means any of them;

     "PowerCom"                       PowerCom Network Hong Kong Limited;

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     "PowerCom Acquisition            the agreement dated the same date as this
     Agreement"                       Agreement and entered into between CKE,
                                      CLPT, the Purchaser and Cheung Kong
                                      (Holdings) Limited relating to the sale
                                      and purchase of the entire issued share
                                      capital of PowerCom;

     "PRC" the People's Republic of China (excluding Taiwan, Hong Kong and the Macau Special Administrative Region for the purpose of this definition);

     "Properties"                     the Owned Properties and the Leased
                                      Properties;

     "Purchaser Accounts Date"        31 March 2003;

     "Purchaser Audited Accounts"     the audited consolidated balance sheet of
                                      the Purchaser Group as at 31 March 2003
                                      and its audited consolidated profit and
                                      loss account for the year ended 31 March
                                      2003;

     "Purchaser Group"                the Purchaser and its subsidiaries and
                                      associated companies (the corporate
                                      structure of which is set out in Part A of
                                      Schedule 3 and particulars of the
                                      principal members of which are set out in Part B of Schedule 3) and "members of the
                                      Purchaser Group" and "Purchaser Group
                                      Company" shall be construed accordingly;

     "Purchaser Management            the audited consolidated balance sheet of
     Accounts"                        the Purchaser Group as at 30 September
                                      2003 and its audited consolidated profit and loss account for the period from 1
                                      April 2003 to 30 September 2003, a copy of which has been initialled on behalf of the Parties for the purpose of identification;

     "Purchaser Management Accounts   30 September 2003;
     Date"

                                        7

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     "Purchaser Share Options"        outstanding and unexercised options
                                      granted under the share option schemes of the Purchaser carrying subscription rights upon the exercise of which the Purchaser is required to issue new Shares at predetermined prices;

     "Purchaser's Warranties"         the representations, warranties and
                                      undertakings provided by the Purchaser as contained in Schedule 5;

     "Relief" means, for Taxation purposes, any loss, relief, allowance, exemption, set-off, deduction, right to repayment or credit or other relief of similar nature granted by or available in relation to Tax pursuant to any legislation or otherwise;

     "Sale Shares"                    10,000 shares of US$1.00 each representing
                                      the entire issued share capital of the
                                      Company, which are registered in the name of and beneficially owned by the Vendor;

     "Share(s)"                       share(s) of HK$0.10 each in the share
                                      capital of the Purchaser existing on the date of this Agreement and all other (if any) stock or shares from time to time and for the time being ranking pari passu therewith and all other (if any) stock or shares in the Equity Share Capital resulting from any sub-division, consolidation or re-classification thereof;

     "Stock Exchange"                 The Stock Exchange of Hong Kong Limited;

     "Takeovers Code"                 The Hong Kong Code on Takeovers and
                                      Mergers;

     "Tax"                            (a)  any form of tax whenever created or
                                           imposed and whether of Hong Kong or
                                           elsewhere, payable to or imposed by
                                           any Taxation Authority and includes,
                                           without limitation, profits tax,
                                           provisional profits tax, interest
                                           tax, salaries tax, property tax,
                                           taxes on income, estate duty, capital
                                           duty,

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                                           stamp duty, payroll tax and other
                                           similar liabilities or contributions
                                           and any other taxes, levies, duties,
                                           charges, imposts or withholdings
                                           similar to, corresponding with, or
                                           replacing or replaced by any of the
                                           foregoing; and

                                      (b)  all charges, interest, penalties and
                                           fines, incidental or relating to any
                                           taxation falling within (a) above,

                                      and "Taxation" shall have the
                                      corresponding meaning;

     "Taxation Authority"             the Inland Revenue Department of Hong Kong
                                      or any other revenue, customs, fiscal
                                      governmental, statutory, central,
                                      regional, state, provincial, local
                                      governmental or municipal authority, body or person, whether of Hong Kong or elsewhere;

     "US$" United States dollars, the lawful currency of the United States;

     "Vendor's Warranties"            the representations, warranties and
                                      undertakings provided by the Vendor as
                                      contained in Schedule 4.

(b) the terms "subsidiary" and "subsidiaries" shall have the meaning ascribed thereto under the Companies Ordinance;

(c) the singular includes the plural and vice versa, words importing one gender include both genders and the neuter and references to persons include bodies corporate or unincorporate;

(d) references to statutory provisions are references to those provisions as respectively amended or re-enacted from time to time and shall include any provision of which they are re-enactments and any subordinate legislation made under such provisions;

(e) a reference to a "Clause" or a "Schedule" is a reference to a Clause of or a Schedule to this Agreement and a reference to this Agreement includes a reference to each Schedule; and

(f) the headings are for convenience only and shall not affect its interpretation.

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2.   SALE AND PURCHASE OF THE SALE SHARES

     The Vendor shall, as beneficial owner, sell the Sale Shares and the Purchaser shall buy (or procure a wholly-owned subsidiary of the Purchaser to buy) all of the Sale Shares on the terms and subject to the conditions of this Agreement free from all rights of pre-emption, options, liens, claims, equities, charges, encumbrances or third party rights of any nature whatsoever and with all rights now or becoming attached or accruing thereto after Completion.

3.   CONSIDERATION

3.1 Subject to fulfilment of the conditions set out in Clause 4.1, the Consideration shall be satisfied at Completion:-

     (a) as to HK$3,900,000,000, by way of the issue and allotment of the Consideration Shares at an issue price of HK$0.80 per share by the Purchaser to the Vendor (or as it may direct); and

     (b) as to the remaining HK$3,200,000,000, by way of the issue of the Consideration Convertible Note by the Purchaser to the Vendor (or other subsidiary of HWL as the Vendor may direct) in its full face value equal to HK$3,200,000,000, upon and subject to the Conditions and the Certificate.

3.2 The Consideration Shares shall be allotted and issued in accordance with Clause 3.1 credited as fully paid at the issue price and shall rank pari passu among themselves and with all Shares in issue on or after the date of Completion.

3.3 The Consideration Convertible Note shall be issued in accordance with Clause 3.1 credited as fully paid at its full face value.

4.   CONDITIONS PRECEDENT

4.1  This Agreement is subject to the following conditions:

     (a) the passing of a resolution by the shareholders of the Purchaser at a general meeting of the Purchaser approving the increase in the authorised share capital of the Purchaser from HK$400,000,000 to HK$3,000,000,000 by the creation of an additional 26,000,000,000 Shares;

     (b) approval by the independent shareholders of the Purchaser of (a) the acquisition by the Purchaser of the Sale Shares; (b) issue and allotment of the Consideration Shares to the Vendor (or as it may direct); (c) issue of the Consideration Convertible Note to the Vendor (or to another subsidiary of HWL as the Vendor may direct); (d) the entering into of the Facility Agreement with the Guarantor (if such approval is required under the Listing Rules or otherwise required by the Stock Exchange); (e) the issue of the Facility Convertible Notes to the Guarantor (or to

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          another subsidiary of HWL as the Guarantor may direct) (if such approval is required under the Listing Rules or otherwise required by the Stock Exchange); (f) issue and allotment of the Shares to be issued from time to time upon exercise of the conversion rights under the Convertible Notes; and (g) all other transactions contemplated under this Agreement at a general meeting of the Purchaser;

     (c) (i) the passing of an ordinary resolution by an independent vote (within the meaning of Note 1 of the Notes on dispensations from Rule 26 of the Takeovers Code or as may be required by the Executive) of the shareholders of the Purchaser approving a waiver of the obligation of the Vendor and parties acting in concert with it (including CKE) to make a mandatory offer for all the shares of the Purchaser under Rule 26 of the Takeovers Code as a result of the issue of the Consideration Shares to the Vendor (or as it may direct), and/or the issue of consideration Shares to CKE and CLPT (or as they may direct respectively) under the PowerCom Acquisition Agreement; and

          (ii) such a waiver having been obtained from the Executive and not having been revoked or amended and, where such waiver is granted subject to conditions, such conditions being reasonably acceptable to the Vendor and, to the extent any such conditions are required to be fulfilled before the waiver becomes effective, they are so fulfilled; -

      (d) (i) the passing of an ordinary resolution by an independent vote (within the meaning of Note 1 of the Notes on dispensations from Rule 26 of the Takeovers Code or as may be required by the Executive) of the shareholders of the Purchaser approving a waiver of the obligation of the Vendor and parties acting in concert with it (including the Guarantor) to make a mandatory offer for all the Shares under Rule 26 of the Takeovers Code as a result of the issue of Shares pursuant to a partial or full exercise of the conversion rights under the Consideration Convertible Note and/or the Facility Convertible Notes or any of them to the Vendor or the Guarantor (or as they may direct respectively); and

          (ii) such a waiver having been obtained from the Executive and not having been revoked or amended and, where such waiver is granted subject to conditions, such conditions being reasonably acceptable to the Vendor and, to the extent any such conditions are required to be fulfilled before the waiver becomes effective, they are so fulfilled;

     (e) the Listing Committee of the Stock Exchange granting the listing of and permission to deal in the Consideration Shares, the Conversion Shares and the Shares to be issued upon exercise of the conversion rights under the Facility Convertible Notes (in each case, either unconditionally or

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

          subject only to conditions to which the Vendor and the Purchaser have no reasonable objection);

     (f) (i) the compliance of announcement and shareholders' approval requirements under the Listing Rules or otherwise of the Stock Exchange in relation to present and future transactions contemplated as at the date of this Agreement with HWL and/or any of its subsidiaries and/or their respective associates (both as at the date of this Agreement and immediately after Completion) which will constitute connected transactions of the Purchaser following Completion, including, if required, the approval by independent shareholders of the Purchaser in respect of those connected transactions and in respect of any waivers relating thereto as referred to in paragraph (f)(ii) below; and

          (ii) the granting by the Stock Exchange of such waivers relating to those connected transactions on such terms as may be reasonably acceptable to both the Vendor and the Purchaser;

     (g) the compliance of any other requirements under the Listing Rules or otherwise of the Stock Exchange in relation to the sale and purchase of the Sale Shares, the issue of the Consideration Shares, the issue of the Convertible Notes, the issue of the Conversion Shares upon exercise of the Conversion Rights, the issue of the Shares to be issued upon exercise of the conversion rights under the Facility Convertible Notes and the other transactions contemplated under this Agreement, to the reasonable satisfaction of the Vendor and the Purchaser (in relation to matters regarding the compliance of requirements applicable solely to HWL and its subsidiaries, to the reasonable satisfaction of the Vendor only);

     (h) (where required) the Bermuda Monetary Authority granting its permission to the issue of the Consideration Convertible Note, the issue of the Facility Convertible Notes, and the issue and allotment of the Consideration Shares, the issue and allotment of the Conversion Shares and the issue and allotment of the Shares to be issued upon exercise of any of the conversion rights under the Facility Convertible Notes;

     (i) the obtaining of all Consents from government or regulatory authorities or other third parties which are necessary or desirable in connection with the execution and performance of this Agreement and any of the transactions contemplated under this Agreement;

     (j) the Vendor having obtained a legal opinion of a firm of Bermuda lawyers acceptable to the Vendor covering such issues and matters of laws and requirements in Bermuda in respect of the Purchaser, this Agreement, the issue of the Consideration Shares, the issue of the Consideration Convertible Note, the issue of the Facility Convertible Notes, the issue of the Conversion Shares, and the issue of the Shares upon any exercise of the conversion rights under the Facility Conversion

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

          Notes, in such form and substance reasonably satisfactory to the Vendor;

     (k) all the Vendor's Warranties being true and correct in all material respects as at the date of Completion by reference to the facts and circumstances subsisting as at that date; and

     (l) all the Purchaser's Warranties being true and correct in all material respects as at the date of Completion by reference to the facts and circumstances subsisting as at that date.

4.2 The Vendor shall use all reasonable endeavours to procure the fulfilment of the conditions set out in Clauses 4.1(c)(ii), d(ii), (i) (in the case of Clause 4.1(i), as far as Consents relating to the Vendor are concerned),
     (j) and (k) and the Purchaser shall use all reasonable endeavours to procure the fulfilment of the conditions set out in Clauses 4.1(a), (b),
     (c)(i), (d)(i), (e), (f), (g), (h), (i) (in the case of Clause 4.1(i), as far as Consents relating to the Purchaser are concerned) and (1) as soon as reasonably practicable and in any event before 13 March 2004 (or such later date as the Vendor and the Purchaser may agree).

4.3 Subject to compliance with relevant laws, rules and regulations, approval from shareholders or independent shareholders of the Purchaser in respect of the matters required to be so approved as referred to in Clauses 4.1(a),
     (b), (c)(i), (d)(i) and (f) above shall be sought in such number and combination of resolutions as the Vendor and the Purchaser may require, so that some or all of those matters shall be contained in the same resolution in the notice of the relevant special general meeting or meetings of the Purchaser.

4.4 The Purchaser may at any time waive in writing the condition set out in Clause 4.1(k) and such waiver may be made subject to such terms and conditions as are determined by the Purchaser.

4.5 The Vendor may at any time waive in writing any of the condition set out in Clause 4.1(1) and such waiver may be made subject to such terms and conditions as are determined by the Vendor.

4.6 The Vendor and the Purchaser may at any time jointly waive in writing the condition set out in Clause 4.l(i) if it is agreed that the Consents which have not been obtained are not material to the business of the Purchaser Group and the Group taken as a whole, and such waiver may be made subject to such terms and conditions determined by the Vendor and the Purchaser jointly. The conditions set out in Clauses 4.1(a), (b), (e), (f), (g), (h) and (j) shall not be waived unless all Parties so agree in writing, and the conditions set out in Clauses 4.l(c) and (d) shall not be waived in any event.

4.7 Each of the Vendor and the Purchaser shall provide such reasonable assistance as requested by the other to assist the other to procure the fulfilment of those conditions set out in Clauses 4.1(a) to (j) which the other is to procure to fulfill.

4.8 If any of the conditions set out in Clause 4.1 has not been fulfilled (or waived by the relevant Party) by 13 March 2004 (or such other date as the Parties may agree in writing) (except the conditions set out in Clauses 4.1(k) and (1) which shall be fulfilled simultaneously upon Completion), this Agreement shall lapse and be terminated and thereafter all rights, obligations and liabilities of all Parties hereunder shall cease and determine and no Party shall have any claim against the other under this Agreement except for antecedent breach.

4.9 The Purchaser shall, as soon as practicable after the fulfillment of any of the conditions set out in Clauses 4.1(a), (b), (c)(i), (d)(i), (e), (f),
     (g), (h) and (i), provide to the Vendor certified copies of the documents (or such other evidence as is satisfactory to the Vendor) which evidence such fulfillment.

4.10 The Vendor shall, as soon as practicable after the fulfillment of any of the conditions set out in Clauses 4.1(c)(ii), (d)(ii) and (i), provide to the Purchaser certified copies of the documents (or such other evidence as is reasonably satisfactory to the Purchaser) which evidence such fulfillment. The Vendor shall, as soon as practicable after the fulfillment of the condition set out in Clause 4.1(j), inform the Purchaser of such fulfillment.

5.   VENDOR'S REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1 The Vendor hereby represents and warrants to the Purchaser that the Vendor's Warranties are true and accurate in all material respects and not misleading in any material respect as at the date of this Agreement and will remain true and accurate in all material respects and not misleading in any material respect at all times up to and as at Completion by reference to the facts and circumstances then subsisting.

5.2 The Vendor accepts that the Purchaser is entering into this Agreement in reliance upon the Vendor's Warranties notwithstanding any information regarding the Group which may otherwise have or will come into the Purchaser's possession.

5.3 The Vendor shall indemnify and hold harmless the Purchaser against any costs (including all court and legal costs), expenses or other liabilities which it may incur arising out of or in connection with any breach of the Vendor's Warranties.

5.4 Each of the Vendor's Warranties shall be construed as a separate representation and warranty and (save as expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Vendor's Warranties or any other terms of this Agreement.

5.5 The rights of the Purchaser in respect of the Vendor's Warranties (as far as they relate to the Purchaser's acquisition of the Sale Shares under this Agreement) shall be restricted in the following manner:

     (a) no claim shall be made against the Vendor in respect of any breach of Vendor's Warranties unless: (i) in respect of any Vendor's Warranties in respect of Taxation, written notice thereof shall have been given by the Purchaser to the Vendor within three years from the date of Completion; or (ii) in respect of any other Vendor's Warranties, written notice thereof shall have been given by the Purchaser to the Vendor within one year from the date of Completion;

     (b) no claim shall be made in respect of any breach of Vendor's Warranties unless the amount of the claim or the aggregate amount of the claims is over HK$100,000,000, and for this purpose no claim shall be aggregated unless its amount is over HK$10,000,000;

     (c) the maximum liability of the Vendor for the breach of Vendor's Warranties or otherwise shall not exceed the amount which is equal to the Consideration together with any reasonable costs and expenses properly incurred by the Purchaser in seeking compensation and damages from the Vendor pursuant to this Agreement.

5.6 The Vendor shall procure that, save with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed) or as otherwise contemplated in this Agreement:

     (a) the business of the Group will continue to be operated on a normal and prudent basis and in the ordinary course of day-to-day operations consistent with past practice; and

     (b) the Group will not do or omit to do (or allow to be done) any act or thing:

          (i) which would or would likely to constitute a breach of the Vendor's Warranties or any of the Vendor's undertakings set out in this Agreement; or

          (ii) which has or is likely to have a material adverse effect on the Group taken as a whole,

          from the date of this Agreement until the date of Completion.

5.7 The Vendor undertakes to the Purchaser to procure that from the date of this Agreement until the date of Completion, save with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed) or as otherwise expressly contemplated in this Agreement, none of the Group Companies will:

     (a) issue or agree to issue any of its share or loan capital or grant or agree to grant, redeem or amend the terms of any option over or right to acquire any of its share or loan capital;

     (b) purchase or redeem any shares or make any repurchases or reduction of its share capital or provide financial assistance for any such purchase;

     (c) borrow or otherwise raise money or incur or discharge any indebtedness or create any security (except (i) in the ordinary course of business which do not exceed HK$20,000,000 from external lenders in aggregate for all Group Companies, and (ii) borrowings from the Guarantor or its Affiliates, of an amount not exceeding HK$4,000 million);

     (d) resolve to alter the provisions of its memorandum or bye-laws or constitutive documents or adopt or pass any regulations or resolutions inconsistent therewith;

     (e) enter into any material contract or any material capital commitment or undertake or incur any material contingent liability (otherwise than in the ordinary course of business);

     (f) make any substantial change (including, but not limited to, any change by way of incorporation, acquisition or disposal of a subsidiary or a business) in the nature, extent or terms of organisation of its business, or carry on any business other than its existing business;

     (g) in any respect depart from the ordinary course of its day to day business;

     (h) create or permit to be arisen any lien, charge, pledge, mortgage, encumbrance or other security interest on or in respect of any of its undertaking, property or assets (except in the ordinary course of business);

     (i)  declare, pay or make any dividends or other capital distributions;

     (j)  appoint any directors, secretary or auditors;

     (k) sell, transfer, lease, sub-lease, license, sub-license, assign, grant any option over or otherwise dispose of, or purchase, take on lease or licence or assume possession of, any interests in land, or agree to do any of the foregoing, except in the ordinary course of business;

     (l) increase (save for normal annual salary review, and except for any increase pursuant to any agreement or arrangement in existence before the date of this Agreement) or agree to increase the remuneration (including, without limitation, bonuses, commissions and benefits in kind) of its directors, employees or consultants or provide or agree to provide any gratuitous payment or benefit to any such person or any of their dependents or have their terms of employment materially altered;

     (m) hire or engage the service of any new employee or consultant whose monthly remuneration (including benefits) is or would be in excess of HK$200,000 per month;

     (n) establish any pension, retirement scheme, share option scheme, profit sharing or bonus scheme or any other benefit scheme;

     (o) acquire or agree to acquire or dispose or agree to dispose of any material asset or stock other than in the normal course of business;

     (p) make any payments out of any bank or deposit account exceeding HK$500,000 in aggregate for all Group Companies except for payments in the ordinary course of business;

     (q) enter into, alter or agree to alter the terms of, any borrowing, factoring or other financing or lending arrangement, facility letter, undertaking, guarantee, indemnity, comfort letter or commitment of any kind whatsoever (except (i) borrowings from the Guarantor or its Affiliates, of an amount not exceeding HK$4,000 million and (ii) for any renewal or amendment of any such arrangement, letter, undertaking, guarantee, indemnity or commitment from any other external lender upon the expiry of previous ones in the ordinary course of business which
          (A) do not involve any increase in the principal amount of the relevant facility; (B) are at normal market rates and on normal commercial terms; and (C) do not exceed HK$20,000,000, in aggregate for all Group Companies);

     (r) make any advances or other credits to any person or give any guarantee or indemnity or act as surety, or otherwise accept any direct or indirect liability, for the liabilities or obligations of any person other than a Group Company, in each case other than in the ordinary course of business;

     (s) alter or agree to alter, terminate or agree to terminate or waive any right under, any agreement to which it is party and which has or is likely to have a material adverse effect on the Group taken as a whole, or enter into any unusual or abnormal material commitment except in the ordinary course of business;

     (t) commence, compromise, settle, release, discharge or compound any civil, criminal, arbitration or other proceedings or any liability, claim, action, demand or dispute or waive any right in relation to any of the foregoing, which in each case would or would likely to have a material adverse effect on the Group taken as a whole;

     (u) release, compromise or write off any amount recorded in its books of account as owing by any debtors which would or would likely to have a material adverse effect on the Group taken as a whole;

     (v) terminate or allow to lapse any insurance policy except in the ordinary course of business or in connection with the transactions contemplated under this Agreement, or (other than the transactions contemplated under this Agreement) do anything to render any insurance policy void or voidable;

     (w) dispose of the ownership, possession, custody or control of any corporate or other books or records which are required under any law, regulation, rule or code to be kept or which should be kept on a prudent basis;

     (x) propose or pass any shareholders' resolution other than a resolution at any annual general meeting which is not special business;

     (y) grant any power of attorney or otherwise authorise any other person to do any of the above;

     (z) enter into any transaction with or for the benefit of or which confers a personal benefit to any person who is connected (within the meaning of the Listing Rules) with the Vendor or with the Purchaser after Completion (save for (i) any transactions to be disclosed in the circular to shareholders of the Purchaser to be issued in connection with the transactions contemplated under this Agreement; and (ii) any transactions to be exempted from disclosure or independent shareholders' approval requirements either under the Listing Rules or pursuant to waivers by the Stock Exchange);

     (aa) enter into any partnership or joint venture arrangement; or

     (bb) establish or open or close any branch or office which is material to the business of the Group taken as a whole,

     and the Vendor shall procure that the Purchaser be kept informed of the affairs of the Group which are of material importance to the Group taken as a whole until the date of Completion.

5.8 If, prior to Completion, any of the Vendor's Warranties are found to be untrue, misleading or incorrect in any material respect or any of the undertaking set out in Clauses 5.6 and 5.7 has not been fully complied with in any material respect the Purchaser shall not be bound to complete the purchase of the Sale Shares and the Purchaser may by notice to the Vendor rescind this Agreement without liability on its part. The right conferred upon the Purchaser by this Clause 5.8 is in addition to and without prejudice to any other rights and remedies of the Purchaser in respect of any antecedent breach.

6.   PURCHASER'S REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

6.1 The Purchaser hereby represents and warrants to each of the Vendor and the Guarantor that the Purchaser's Warranties are true and accurate in all material respects and not misleading in any material respect as at the date of this Agreement and will remain true and accurate in all material respects and not misleading in any material respect at all times up to and as at Completion by reference to the facts and circumstances then subsisting.

6.2 The Purchaser accepts that each of the Vendor and the Guarantor is entering into this Agreement in reliance upon the Purchaser's Warranties notwithstanding any information regarding the Purchaser Group which may otherwise have or will come into the Vendor's possession and/or the Guarantor's possession.

6.3  The Purchaser acknowledges and agrees that:

     (a) each of the Vendor and the Guarantor currently intends that steps will be taken with a view to achieving the required public float of Shares after Completion, such steps to include effecting possible placing of Shares; and

     (b) in connection with the appointment and engagement of placing agent and underwriter for the possible placing of shares, the Vendor and/or the Guarantor may have to provide representations, warranties and undertakings to the proposed placing agents and underwriters, and in so doing the Vendor and the Guarantor will be relying upon the Purchaser's Warranties under this Agreement.

6.4 The Purchaser shall indemnify and hold harmless each of the Vendor and the Guarantor against any costs (including all court and legal costs), expenses, losses or other liabilities which they may incur arising out of or in connection with any breach of the Purchaser's Warranties.

6.5 Each of the Purchaser's Warranties shall be construed as a separate representation and warranty and (save as expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Purchaser's Warranties or any other terms of this Agreement.

6.6 The rights of the Vendor and the Guarantor in respect of the Purchaser's Warranties (as far as they relate to the Vendor's acquisition of the Consideration Shares and the Consideration Convertible Note and the Guarantor's entering into of the Facility Agreement, in each case under this Agreement) shall be restricted in the following manner:

     (a) no claim shall be made against the Purchaser in respect of any breach of Purchaser's Warranties unless: (i) in respect of any Purchaser's Warranties in respect of Taxation, written notice thereof shall have been given by the Vendor or by the Guarantor to the Purchaser within three years from the date of Completion; or (ii) in respect of any other Purchaser's Warranties, written notice thereof shall have been given by the Vendor or the Guarantor to the Purchaser within one year from the date of Completion;

     (b) no claim shall be made in respect of any breach of Purchaser's Warranties unless the amount of the claim or the aggregate amount of the claims is over HK$10,000,000, and for this purpose no claim shall be aggregated unless its amount is over HK$1,000,000; and

     (c) the maximum aggregate liability of the Purchaser to the Vendor and the Guarantor for the breach of Purchaser's Warranties or otherwise shall not exceed the amount which is equal to the Consideration together with any reasonable costs and expenses properly incurred by the Vendor and/or the Guarantor in seeking compensation and damages from the Purchaser pursuant to this Agreement.

6.7 The Purchaser shall procure that, save with the prior written consent of the Vendor (which consent shall not be unreasonably withheld or delayed) or as otherwise contemplated in this Agreement:

     (a) the business of the Purchaser Group will continue to be operated on a normal and prudent basis and in the ordinary course of day-to-day operations consistent with past practice; and

     (b) the Purchaser Group will not do or omit to do (or allow to be done) any act or thing:

          (i) which would or would likely to constitute a breach of the Purchaser's Warranties or any of the Purchaser's undertakings set out in this Agreement; or

          (ii) which has or is likely to have a material adverse effect on the Purchaser Group taken as a whole,

          from the date of this Agreement until the date of Completion.

6.8 The Purchaser undertakes to the Vendor and the Guarantor to procure that from the date of this Agreement until the date of Completion, save with the prior written consent of the Vendor and the Guarantor (which consent shall not be unreasonably withheld or delayed, and consent in respect of a particular transaction shall be deemed to be given if written resolutions approving the relevant transaction is signed by directors of the Purchaser including at least a director nominated by the Guarantor) or as otherwise expressly contemplated in this Agreement, none of the Purchaser Group Companies will:

     (a) issue or agree to issue any of its share or loan capital or grant or agree to grant, redeem or amend the terms of any option over or right to acquire any of its share or loan capital except for (i) the issue of any Shares pursuant to the exercise of any Purchaser Share Options granted and outstanding as at the date of this Agreement and (ii) the issue of the Consideration Shares;

     (b) purchase or redeem any shares or make any repurchases or reduction of its share capital or provide financial assistance for any such purchase;

     (c) borrow or otherwise raise money or incur or discharge any indebtedness or create any security (except in the ordinary course of business which do not exceed HK$70,000,000 in aggregate for all Purchaser Group

          Companies);

     (d) resolve to alter the provisions of its memorandum or bye-laws or constitutive documents or adopt or pass any regulations or resolutions inconsistent therewith;

     (e) enter into any material contract or any material capital commitment or undertake or incur any material contingent liability (otherwise than in the ordinary course of business);

     (f) make any substantial change (including, but not limited to, any change by way of incorporation, acquisition or disposal of a subsidiary or a business) in the nature, extent or terms of organisation of its business, or carry on any business other than its existing business;

     (g) in any respect depart from the ordinary course of its day to day business;

     (h) create or permit to be arisen any lien, charge, pledge, mortgage, encumbrance or other security interest on or in respect of any of its undertaking, property or assets (except in the ordinary course of business);

     (i)  declare, pay or make any dividends or other capital distributions;

     (j) appoint any directors (except any appointment that any director of the Purchaser nominated by HWL is aware as at the date hereof and has approved in writing), secretaries and auditors;

     (k) sell, transfer, lease, sub-lease, license, sub-license, assign, grant any option over or otherwise dispose of, or purchase, take on lease or licence or assume possession of, any interests in land, or agree to do any of the foregoing, except in the ordinary course of business;

     (l) increase (save for normal annual salary review, and except for any increase pursuant to any agreement or arrangement in existence before the date of this Agreement) or agree to increase the remuneration (including, without limitation, bonuses, commissions and benefits in kind) of its directors, employees or consultants or provide or agree to provide any gratuitous payment or benefit to any such person or any of their dependents or have their terms of employment materially altered;

     (m) hire or engage the service of any new employee or consultant whose monthly remuneration (including benefits) is or would be in excess of HK$100,000 per month;

     (n) establish any pension, retirement scheme, share option scheme, profit sharing or bonus scheme or any other benefit scheme;

     (o) acquire or agree to acquire or dispose or agree to dispose of any material asset or stock other than in the normal course of business;

     (p) make any payments out of any bank or deposit account exceeding HK$500,000 in aggregate for all Purchaser Group Companies except for payments in the ordinary course of business;

     (q) enter into, alter or agree to alter the terms of, any borrowing, factoring or other financing or lending arrangement, facility letter, undertaking, guarantee, indemnity, comfort letter or commitment of any kind whatsoever except for any renewal or amendment of any such arrangement, letter, undertaking, guarantee, indemnity or commitment upon the expiry of previous ones in the ordinary course of business which (i) do not involve any increase in the principal amount of the relevant facility; (ii) are at normal market rates and on normal commercial terms; and (iii) do not exceed HK$70,000,000 in aggregate for all Purchaser Group Companies;

     (r) make any advances or other credits to any person or give any guarantee or indemnity or act as surety, or otherwise accept any direct or indirect liability, for the liabilities or obligations of any person other than a Purchaser Group Company, in each case other than in the ordinary course of business;

     (s) alter or agree to alter, terminate or agree to terminate or waive any right under, any agreement to which it is party and which has or is likely to have a material adverse effect on the Purchaser Group taken as a whole, or enter into any unusual or abnormal material commitment except in the ordinary course of business;

     (t) commence, compromise, settle, release, discharge or compound any civil, criminal, arbitration or other proceedings or any liability, claim, action, demand or dispute or waive any right in relation to any of the foregoing, which in each case would or would likely to have a material adverse effect on the Purchaser Group taken as a whole;

     (u) release, compromise or write off any amount recorded in its books of account as owing by any debtors which would or would likely to have a material adverse effect on the Purchaser Group taken as a whole;

     (v) terminate or allow to lapse any insurance policy except in the ordinary course of business or in connection with the transactions contemplated under this Agreement, or (other than the transactions contemplated under this Agreement) do anything to render any insurance policy void or voidable;

     (w) dispose of the ownership, possession, custody or control of any corporate or other books or records which are required under any law, regulation, rule or code to be kept or which should be kept on a prudent basis;

     (x) propose or pass any shareholders' resolution other than a resolution at any annual general meeting which is not special business;

     (y) grant any power of attorney or otherwise authorise any other person to do any of the above;

     (z) enter into any transaction with or for the benefit of or which confers a personal benefit to any person (other than the Vendor or its Affiliates) who is connected (within the meaning of the Listing Rules) with the Purchaser;

     (aa) enter into any partnership or joint venture arrangement; or

     (bb) establish or open or close any branch or office which is material to the business of the Purchaser Group taken as a whole,

     and the Purchaser (i) shall procure that no Purchaser Share Options will be granted during the period from the date of this Agreement pending Completion; and (ii) shall procure that the Vendor be kept informed of the affairs of the Purchaser Group which are of material importance to the Purchaser Group taken as a whole until the date of Completion.

6.9 If, prior to Completion, any of the Purchaser's Warranties are found to be untrue, misleading or incorrect in any material respect or any of the undertakings set out in Clauses 6.7 and 6.8 has not been fully complied with in any material respect the Vendor shall not be bound to complete the sale of the Sale Shares and the Vendor may by notice to the Purchaser rescind this Agreement without liability on its part. The right conferred upon the Vendor by this Clause 6.9 is in addition to and without prejudice to any other rights and remedies of the Vendor in respect of any antecedent breach.

6.10 For a period of three months starting from the day falling two Business Days after the Completion Date, the Purchaser shall not, save pursuant to:
     (1) the terms of any employee share option scheme of the Purchaser; or (2) any outstanding subscription warrants; or (3) bonus or scrip dividend or similar arrangements which provide for the allotment of Shares in lieu of the whole or part of a dividend on Shares of the Purchaser in accordance with its bye-laws; or (4) conversion of outstanding convertible bonds or loan notes; or (5) the issue of new Shares as consideration and of convertible notes by the Purchaser under this Agreement or the PowerCom Acquisition Agreement; or (6) any requirements under the Listing Rules in order to ensure that sufficient Shares are "held by the public" (within the meaning under the Listing Rules) following Completion:

     (a) allot or issue or offer to allot or issue or grant any option, right or warrant to subscribe (either conditionally or unconditionally, or directly or indirectly, or otherwise) any Shares or any interests in Shares or any securities convertible into or exercisable or exchangeable for or substantially similar to any Shares or interest in Shares; or

     (b) agree (conditionally or unconditionally) to enter into or effect any such transaction with the same economic effect as any of the transactions described in Clause 6.10(a); or

     (c) announce any intention to enter into or effect any such transaction described in Clause 6.10(a) or 6.10(b),

     without first having obtained the written consent of the Vendor.

6.11 The representations and warranties in Schedule 5 in respect of the Purchaser Group Companies or the Purchaser Group shall, in the case of Purchaser Group Companies that are associated companies of the Purchaser, be given to the extent as far as the Purchaser and its subsidiaries are aware.

7.   COMPLETION

7.1 The sale and purchase of the Sale Shares shall be completed at the registered office of the Vendor (or such other venue as the parties may otherwise agree) at 11:00 a.m. (Hong Kong time) on the fourth Business Day after all the conditions set out in Clause 4.1 have either been fulfilled or waived in accordance with Clause 4 (or such other date and time as may be agreed by the Parties) (except the conditions set out in Clauses 4.1(k) and (1) which shall be fulfilled simultaneously upon Completion) when all (but not part only) of the following business will be, or will have been, transacted:

     (a)  the Vendor shall deliver to the Purchaser:

          (i) instrument of transfer in respect of the Sale Shares duly executed by or on behalf of the Vendor in favour of the Purchaser or a wholly-owned subsidiary of the Purchaser (as the Purchaser may direct);

          (ii) the original share certificates for all the Sale Shares for cancellation;

          (iii) a certified true copy or certified extracts of the resolutions of the board of directors of the Vendor (and, if required under the laws of the British Virgin Islands, resolutions of sole shareholder or shareholders of the Vendor) approving this Agreement and the transactions contemplated herein;

          (iv) a certified true copy or certified extracts of the resolutions of the board of directors of the Company approving the transfer of the Sale Shares mentioned in Clause 7.1(a)(i) (subject to execution of the instrument of transfer by the transferee) and the issue of new certificates for the Sale Shares in the name of the transferee;

          (v) application by the Vendor (or such person as it may direct) to subscribe for the Consideration Shares;

          (vi) a counterpart of the Facility Agreement duly executed by the Guarantor;

          (vii) a certified true copy or certified extracts of the resolutions of the board of directors of the Guarantor approving this Agreement and the transactions contemplated herein;

          (viii) all such other documents as may reasonably be required to enable the Purchaser and/or its nominee to be registered as holder(s) of the Sale Shares;

     (b)  the Purchaser shall:

          (i) execute (or procure a wholly-owned subsidiary of the Purchaser to execute) the instrument of transfer in respect of the Sale Shares;

          (ii) at or before 12:00 noon on the Business Day before the expected date of Completion, allot and issue (credited as fully paid) the Consideration Shares to such person or persons as the Vendor may direct (by way of a written notice issued by the Vendor and delivered to the Purchaser not later than 11:00 a.m. on the date which is one Business Day before the expected date of Completion), and procure that the name(s) of the person or persons (including, where appropriate, HKSCC Nominees Limited) so notified by the Vendor shall be entered in the register of members of the Purchaser accordingly (without payment of any registration fee);

          (iii) allot and issue (credited as fully paid) the Consideration Convertible Note to the Vendor (or another subsidiary of HWL as the Vendor may direct (by way of a written notice issued by the Vendor and delivered to the Purchaser at least one Business Day before the expected date of Completion));

          (iv) deliver to the Vendor:

               (A) a certified true copy of the approval from the Stock Exchange granting listing of and permission to deal in the Consideration Shares (if not already delivered before Completion);

               (B) at or before 2:00 p.m. on the Business Day before the expected date of Completion, a certified true copy of the resolutions of the board of directors of the Purchaser approving this Agreement and the issue and allotment of the Consideration Shares to the Vendor (or as it may direct);

               (C) in accordance with the written directions of the Vendor (issued by the Vendor and to the Purchaser not later than 11.00 a.m. on the date which is one Business Day before the expected date of Completion), (1) share certificates for such number of the Consideration Shares as so directed in the name of the Vendor (or as it may direct) and (2) share certificates for such number of the Consideration Shares as so directed in the name of HKSCC Nominees Limited to be delivered through the facilities of HKSCC for credit to such CCASS stock accounts pursuant to (v) below;

               (D) at or before 2:00 p.m. on the Business Day before the expected date of Completion, a copy of the Purchaser's written instruction to its branch share registrars in Hong Kong to update the register of members to reflect the issue of the Consideration Shares, and evidence that each of the Vendor (or the person(s) nominated by it) and/or HKSCC Nominees Limited (if so directed by the Vendor pursuant to (C) above) has been registered as a shareholder of the Purchaser as to such number of the Consideration Shares as directed by the Vendor under (C) above;

               (E) certified true copies of resolutions of the board of directors of the Purchaser Group Companies appointing Mr. Frank John Sixt, Mr. Wong King Fai, Peter and Mr. Kan Ka Wing, Frankie to be directors of the Purchaser;

               (F) the Certificate in respect of the Consideration Convertible Note duly issued and credited as fully paid by the Purchaser in accordance with this Agreement;

               (G) a certified true copy of the resolutions of the board of directors of the Purchaser approving this Agreement, the issue of the Consideration Convertible Note to the Vendor (or as it may direct), the Facility Agreement and the issue of the Facility Convertible Notes pursuant thereto, the issue of the Conversion Shares upon exercise of the Conversion Rights and the issue of new Shares upon exercise of the conversion rights under the Facility Convertible Notes;

               (H) a counterpart of the Facility Agreement duly executed by the Purchaser (the delivery of which to be accepted by the Vendor on behalf of the Guarantor); and

               (I) at or before 2:00 p.m. on the Business Day before the expected date of Completion, copies of instruction letters, placing forms and other documents issued by the Purchaser to its branch share registrars in Hong Kong required for the deposit by the Vendor (or any others as the Vendor may direct) of the Consideration Shares or any part thereof in CCASS;

          (v) (where the directions from the Vendor relating to the issue and delivery of the Consideration Shares are such that any part of those shares are to be delivered through the facilities of HKSCC) procure that the relevant Consideration Shares shall be delivered through the facilities of HKSCC for credit to the relevant CCASS stock accounts not later than 12:00 noon on the date of Completion as shall be notified by the Vendor to the Purchaser for such purpose; and

          (vi) promptly execute and deliver to the Vendor (or as it may direct) such other forms, instruments or documents, and do such acts as the Vendor and/or the Guarantor may require from time to time to facilitate the settlement of any placing of the Consideration Shares which the Vendor (or any other persons to whom the Consideration Shares or any part thereof are to be allotted and issued at the direction of the Vendor) may have undertaken.

7.2 The transactions described in Clause 7.1 shall take place at the same time (unless expressly provided or otherwise required to take place earlier for the purpose of giving full effect to the provisions in Clause 7.1), so that in default of the performance of any such transactions by a Party, the other Party shall not be obliged to complete the sale and purchase of the Sale Shares and the issue of the Consideration Shares and the Consideration Convertible Note contemplated in this Agreement (without prejudice to any further legal remedies).

7.3 Without prejudice to any other remedies available to any Party, if, after all the conditions set out in Clause 4.1 have either been fulfilled or waived in accordance with Clause 4, the other Party fails to complete this Agreement in accordance with Clause 7.1, such Party shall have the right to seek specific performance of this Agreement.

7.4 The Purchaser shall make the necessary arrangements for a special general meeting to be convened to seek its shareholders' approval to the change of its name in such manner as the Vendor may request the Purchaser in writing (subject to all applicable laws, rules and regulations and the approvals and consents of the relevant authorities). Such meeting shall be convened irrespective of whether all the conditions in Clause 4.1 have been fulfilled or waived so long as such change of name will only take effect from Completion. Subject to all applicable laws, rules and regulations and the approvals and consents of the relevant authorities, and subject to the approval of the change of name by the shareholders of the Purchaser, the Purchaser shall (before and after the special general meeting, as may be appropriate) take such actions and make such arrangements as may be necessary or desirable to procure the change of name to be effected, including but not limited to application for reservation of the proposed new name, registration and filings at relevant authorities in Bermuda and in Hong Kong, and all necessary procedures in connection with the change of name.

8.   DISCLOSURE

8.1 The Vendor shall forthwith disclose in writing to the Purchaser any event or circumstance which may arise or become known to it after the date hereof and prior to Completion which is materially inconsistent with any of the Vendor's Warranties.

8.2 The Purchaser shall forthwith disclose in writing to the Vendor any event or circumstance which may arise or become known to it after the date hereof and prior to Completion which is materially inconsistent with any of the Purchaser's Warranties.

8.3 Subject to any confidentiality obligations and other legal or contractual restrictions, the Vendor shall use its reasonable endeavours to provide promptly to the Purchaser such documents and information relating to the Group and its assets and businesses as may be reasonably required by the Purchaser during the period up to Completion.

8.4 Subject to any confidentiality obligations and other legal or contractual restrictions, the Purchaser shall use its reasonable endeavours to provide promptly to the Vendor such documents and information relating to the Purchaser Group and its assets and businesses as may be reasonably required by the Vendor during the period up to Completion.

8.5 (a) The Vendor shall provide such reasonable assistance as may be requested by the Purchaser in relation to the obtaining of a certificate of incumbency in respect of companies incorporated in the British Virgin Islands in the Group.

     (b) The Purchaser shall provide such reasonable assistance as may be requested by the Vendor in relation to the obtaining of a certificate of incumbency in respect of companies incorporated in the British Virgin Islands in the Purchaser Group.

9.   GUARANTEE

9.1 In consideration of the Purchaser agreeing at the request of the Vendor (as evidenced by its execution hereof) to enter into this Agreement, the Guarantor hereby unconditionally and irrevocably guarantees to the Purchaser the due and punctual performance and discharge by the Vendor of all obligations (whether present or future, actual or contingent) due, owing or incurred to the Purchaser by the Vendor under or pursuant to this Agreement including, without limiting the generality of the foregoing, the payment of all moneys that may at any time be or become due and payable to the Purchaser by the Vendor, whether by way of costs, expenses, losses, damages or as a consequence of any breach or non-fulfilment of any representation, warranty or undertaking or otherwise (all of which obligations are hereinafter called "Vendor's Obligations") to the intent that should the Vendor fail duly and punctually to perform or discharge any of Vendor's Obligations, the Guarantor shall forthwith upon demand perform and discharge or procure the performance and discharge of Vendor's Obligations.

9.2 In addition and without prejudice to the guarantee contained above, the Guarantor hereby unconditionally and irrevocably agrees, as a primary obligation, to indemnify the Purchaser against all costs, expenses, losses or damages incurred by the Purchaser as a result of the failure by the Vendor to make any payment under this Agreement when due or as a result of any of Vendor's Obligations being or becoming void, voidable or unenforceable for any reason whatsoever (whether or not known to the Purchaser), the amount of such costs, expenses, losses or damages being the amount which the Purchaser would have otherwise been entitled to recover from the Vendor together with all expenses which the Purchaser may reasonably and properly incur in proceeding against the Vendor or the Guarantor.

9.3 This guarantee shall be a continuing guarantee and shall remain in full force and effect until all of Vendor's Obligations have been duly performed and discharged notwithstanding the insolvency or liquidation or any incapacity or change in the constitution or status of the Vendor or other matter whatsoever. This guarantee is in addition to and independent of, and shall not be affected by any dealing with, any other guarantee or other security now or at any time hereafter held by the Purchaser.

9.4 So long as any of Vendor's Obligations remain outstanding the Guarantor shall not exercise any right of subrogation or any other right of a surety or enforce any security or other right or claim against the Vendor or any other person whether in respect of its liability under this guarantee or otherwise or claim in the insolvency, liquidation or bankruptcy of the Vendor in competition with the Purchaser.

9.5 All payments under this guarantee shall be made in full without set-off or counterclaim or any restriction or condition and free and clear of any present or future taxes, duties, charges or other deductions or withholdings of any nature. If any deduction or withholding is required to be made from any such payment, the Guarantor shall, together with such payment, pay to the Purchaser such additional amount as is necessary to ensure that the Purchaser receive the full amount due hereunder.

10.  CONFIDENTIALITY

     Other than such disclosure as may be required by law, under the Listing Rules, or otherwise by the Stock Exchange, the Securities and Futures Commission or other competent authorities, none of the Parties shall make any announcement or release or disclose any information concerning this Agreement or the transactions referred to herein (save for disclosure to its holding companies or professional advisers under a duty of confidentiality) without the prior written consent of the other Parties. Any announcement by any of the Parties (or its holding company) required to be made pursuant to the requirements of the Stock Exchange, the Securities and Futures Commission or other competent authorities shall be issued or released only after such prior consultation with the other Party as is reasonably practicable in the circumstances.

11.  FULL EFFECT

     All provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

12.  SEVERABILITY

     If at any time one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.

13.  NOTICE

13.1 Any notice required to be given under this Agreement shall be deemed duly served if left at or sent by registered or recorded delivery post or by facsimile to the addresses or at the facsimile numbers provided in Clause
     13.2 or to such other address or at such other facsimile number as may have been last notified in writing by or on behalf of the relevant Party to the other Party. Any such notice shall be deemed to be served at the time when the same is left at the address of the Party to be served and if served by post on the second Business Day next following the day of posting and if sent by facsimile at the time of dispatch.

13.2 The address and facsimile number of each of the Parties for the purposes of giving notice pursuant to Clause 13.1 are as follows:

     Name of Party             Address                       Facsimile No.
     -------------             -------                       -------------
     The Vendor and the        22/F, Hutchison House,        (852) 2128 1778
     Guarantor                 10 Harcourt Road,
                               Central,
                               Hong Kong

                               Attn: The Company Secretary

     The Purchaser             Lincoln House 408             (852) 2197 2333
                               Taikoo Place
                               979 King's Road
                               Quarry Bay
                               Hong Kong

                               Attn: The Company Secretary

14.  COUNTERPARTS

     This Agreement may be executed in any number of copies or counterparts and by the different Parties on separate copies or counterparts and which together shall constitute one agreement.

15.  TIME OF ESSENCE

     Time shall be of the essence of this Agreement.

16.  COSTS

     Each Party shall bear its own legal and professional fees, costs and expenses incurred in connection with the negotiations, drafting, execution and performance of this Agreement. The stamp duty (if any) payable on the sale and purchase of the Sale Shares shall be borne by the Vendor as to one half and by the Purchaser as to the other half.

17.  FURTHER ASSURANCE

     Each Party shall at the request of the other do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement.

18.  ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement between the Parties and supersedes the terms of any agreement, arrangement or understanding, whether oral or otherwise, made prior to the entering into of this Agreement. No purported variations of this Agreement shall be effective unless made in writing and signed by the Parties.

19.  NO WAIVER

     No failure to exercise nor any delay in exercising any right, power or remedy by a Party shall operate as a waiver. A single or partial exercise of any right, power or remedy shall not preclude any other or further exercise of that or any other right, power or remedy. A waiver shall not be valid or binding on the Party granting that waiver unless made in writing.

20.  ASSIGNMENT

     This Agreement shall be binding on and shall enure for the benefit of the successors and assigns of the Parties but shall not be assigned by any Party without the written consent of the other Party.

21.  JURISDICTION

21.1 This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong.

21.2 The Parties hereby submit to the non-exclusive jurisdiction of the courts of Hong Kong in connection herewith but this Agreement may be enforced in any court of competent jurisdiction.

                                   SCHEDULE 1

                            PARTICULARS OF THE GROUP

1.   Hutchison Global Communications Investments Limited

Company No.                   :   442335

Place of incorporation        :   the British Virgin Islands

Date of incorporation         :   26 April 2001

Registered office             :   P.O. Box 957, Offshore Incorporations Centre,
                                  Road Town, Tortola, British Virgin Islands

Principal Place of Business   :   N/A

Authorised share capital      :   50,000 shares of US$1.00 each

Issued and paid up
share capital                 :   10,000 shares of US$1.00 each, fully paid-up

Directors                     :   (1) Susan Chow
                                  (2) Peter Wong
                                  (3) Edmond Ho
                                  (4) Neil McGee
                                  (5) Robin Sng
                                  (6) Richard Chan

Registered Shareholder        :   Hutchison Global Communications Holdings
                                  Limited

Business carried on           :   Investment holding

2.   Hutchison Global Communications Limited

Company No.                   :   385946

Place of incorporation        :   Hong Kong

Date of incorporation         :   22 October 1992

Registered office             :   22nd Floor, Hutchison House, 10 Harcourt Road,
                                  Hong Kong

Principal Place of Business   :   Hong Kong

Authorised share capital      :   1,000 shares of HK$10.00 each

Issued and paid up
share capital                 :   2 shares of HK$10.00 each, fully paid-up

Directors                     :   (1) Canning Fok
                                  (2) Susan Chow
                                  (3) Frank Sixt
                                  (4) Peter Wong
                                  (5) Frankie Kan

Registered Shareholders       :   Hutchison Global Communications Investments
                                  Limited (1 share)
                                  Colonial Nominees Limited (1 share)

Business carried on           :   Telecommunications business

3.   Robust Connection Limited

Company No.                   :   122437B

Place of incorporation        :   Bahamas

Date of incorporation         :   19 December 2001

Registered office             :   Offshore Group Chambers, P.O. Box CB-12751,
                                  Nassau, New Providence, Bahamas

Principal Place of Business   :   N/A

Authorised share capital      :   50,000 shares of US$1.00 each

Issued and paid up
share capital                 :   2 shares of US$1.00 each, fully paid-up

Directors                     :   (1) Edith Shih
                                  (2) Neil McGee
                                  (3) Graham Torode

Registered Shareholder        :   Hutchison Global Communications Investments
                                  Limited

Business carried on           :   Telecommunications business

4.   International Mega Flow Limited

Company No.                   :   120724B

Place of incorporation        :   Bahamas

Date of incorporation         :   25 July 2001

Registered office             :   Offshore Group Chambers, P.O. Box CB-12751,
                                  Nassau, New Providence, Bahamas

Principal Place of Business   :   N/A

Authorised share capital      :   50,000 shares of US$1.00 each

Issued and paid up
share capital                 :   2 shares of US$1.00 each, fully paid-up

Directors                     :   (1) Edith Shih
                                  (2) Robin Sng
                                  (3) Graham Torode

Registered Shareholder        :   Hutchison Global Communications Investments
                                  Limited

Business carried on           :   Telecommunications business

5.   Eagle Reach Limited

Company No.                   :   122439B

Place of incorporation        :   Bahamas

Date of incorporation         :   19 December 2001

Registered office             :   Offshore Group Chambers, P.O. Box CB-12751,
                                  Nassau, New Providence, Bahamas

Principal Place of Business   :   N/A

Authorised share capital      :   50,000 shares of US$l.00 each

Issued and paid up
share capital                 :   2 shares of US$l.00 each, fully paid-up

Directors                     :   (1) Frank Sixt
                                  (2) Neil McGee
                                  (3) Graham Torode

Registered Shareholder        :   Hutchison Global Communications Investments
                                  Limited

Business carried on           :   Telecommunications business

6.   World Diversity Limited

Company No.                   :   122438B

Place of incorporation        :   Bahamas

Date of incorporation         :   19 December 2001

Registered office             :   Offshore Group Chambers, P.O. Box CB-12751,
                                  Nassau, New Providence, Bahamas

Principal Place of Business   :   N/A

Authorised share capital      :   50,000 shares of US$l.00 each

Issued and paid up
share capital                 :   2 shares of US$l.00 each, fully paid-up

Directors                     :   (1) Susan Chow
                                  (2) Edmond Ho
                                  (3) Christopher Baker

Registered Shareholder        :   Hutchison Global Communications Investments
                                  Limited

Business carried on           :   Investment holding

7.   Debt Management Limited

Company No.                   :   358392

Place of incorporation        :   The British Virgin Islands

Date of incorporation         :   22 December 1999

Registered office             :   P.O. Box 957, Offshore Incorporations Centre,
                                  Road Town, Tortola, British Virgin Islands

Principal Place of Business   :   N/A

Authorised share capital      :   50,000 shares of US$1.00 each

Issued and paid up
share capital                 :   1 share of US$1.00 each, fully paid-up

Directors                     :   Fairwind Nominees Limited

Registered Shareholder        :   Fairweather (Nominees) Limited

Business carried on           :   Collection agency

8.   Oppenheim Limited

Company No.                   :   179999

Place of incorporation        :   The British Virgin Islands

Date of incorporation         :   25 March 1996

Registered office             :   P.O. Box 957, Offshore Incorporations Centre,
                                  Road Town, Tortola, British Virgin Islands

Principal Place of Business   :   N/A

Authorised share capital      :   50,000 shares of US$1.00 each

Issued and paid up
share capital                 :   1 share of US$1.00 each, fully paid-up

Directors                     :   (1) Susan Chow
                                  (2) Dominic Lai

Registered Shareholder        :   Hutchison Global Communications Investments
                                  Limited

Business carried on           :   Investment holding

9.   Hutchison MultiMedia Services Limited

Company No.                   :   539375

Place of incorporation        :   Hong Kong

Date of incorporation         :   15 February 1996

Registered office             :   22nd Floor, Hutchison House, 10 Harcourt Road,
                                  Hong Kong

Principal Place of Business   :   Hong Kong

Authorised share capital      :   1,000 shares of HK$10.00 each

Issued and paid up
share capital                 :   2 shares of HK$10.00 each, fully paid-up

Directors                     :   (1) Susan Chow
                                  (2) Dominic Lai

Registered Shareholders       :   Oppenheim Limited (1 share)
                                  Colonial Nominees Limited (1 share)

Business carried on           :   Provision of internet services

10.  HCL Partnership Holdings Limited

Company No.                   :   590569

Place of incorporation        :   Hong Kong

Date of incorporation         :   15 January 1997

Registered office             :   22nd Floor, Hutchison House, 10 Harcourt Road,
                                  Hong Kong

Principal Place of Business   :   Hong Kong

Authorised share capital      :   10,000 shares of HK$1.00 each

Issued and paid up
share capital                 :   2 shares of HK$1.00 each, fully paid-up

Directors                     :   (1) Susan Chow
                                  (2) Dominic Lai

Registered Shareholders       :   Hutchison Global Communications Limited
                                  ("HGCL") (1 share)
                                  Colonial Nominees Limited (1 share)

Business carried on           :   Investment holding

11.  Hutchison Global Communications Pte Limited

Company No.                   :   200207511R

Place of incorporation        :   Singapore

Date of incorporation         :   29 August 2002

Registered office             :   1 Temasek Avenue #27-01, Millenia Tower,
                                  Singapore 039192

Authorised share capital      :   100,000 shares of S$1.00 each

Issued and paid up
share capital                 :   2 shares of S$1.00 each, fully paid-up

Directors                     :   (1) Susan Chow
                                  (2) Peter Wong
                                  (3) Edmond Ho
                                  (4) Robin Sng
                                  (5) Richard Chan

Registered Shareholder        :   World Diversity Limited

Business carried on           :   Telecommunications business

12.  Hutchison Global Communications (US) Limited

Company No.                   :   -

Place of incorporation        :   Delaware, U.S.A.

Date of incorporation         :   9 September 2002

Registered office             :   2711 Centerville Road, Suite 400, Wilmington,
                                  Delaware 19805, United States

Authorised share capital      :   10,000 shares of US$0.01 each

Issued and paid up
share capital                 :   3,000 shares of US$0.01 each, fully paid-up

Directors                     :   (1) Susan Chow
                                  (2) Peter Wong
                                  (3) Edmond Ho
                                  (4) Neil McGee
                                  (5) Robin Sng
                                  (6) Richard Chan

Registered Shareholder        :   World Diversity Limited

Business carried on           :   Telecommunications business

13.  [Company Name In Chinese]

Company No.                   :   80165405

Place of incorporation        :   Taiwan

Date of incorporation         :   3 March 2003

Registered office             :   9F1-7, No. 495, Kuang-Fu South Road,
                                  Hsin Yih District, Taipei 110, Taiwan, R.O.C.

Authorised share capital      :   100,000 shares of NT10.00 each

Issued and paid up
share capital                 :   100,000 shares of NT10.00 each, fully paid-up

Directors                     :   (1) Susan Chow
                                  (2) Peter Wong
                                  (3) Edmond Ho
                                  (4) Robin Sng
                                  (5) Richard Chan

Registered Shareholders       :   World Diversity Limited

Business carried on           :   Telecommunications business

14.  Hutchison Global Communications (Malaysia) Sdn. Bhd.

Company No.                   :   615923-P

Place of incorporation        :   Malaysia

Date of incorporation         :   22 May 2003

Registered office             :   Level 41 - Suite B, Menara Maxis, Kuala Lumpur
                                  City Centre, 50088 Kuala Lumpur, Malaysia

Authorised share capital      :   100,000 shares of RM1.00 each

Issued and paid up
share capital                 :   2 shares of RM1.00 each, fully paid-up

Directors                     :   (1) Susan Chow
                                  (2) Peter Wong
                                  (3) Robin Sng
                                  (4) Yiap Tiew Kuang
                                  (5) Tan Poh Oon

Registered Shareholders       :   World Diversity Limited

Business carried on           :   Telecommunications business

15.  Hazelwood Green Limited

Company No.                   :   447848

Place of incorporation        :   British Virgin Islands

Date of incorporation         :   6 June 2001

Registered office             :   P.O. Box 957, Offshore Incorporations Centre,
                                  Road Town, Tortola, British Virgin Islands

Principal Place of Business   :   N/A

Authorised share capital      :   50,000 shares of US$1.00 each

Issued and paid up
share capital                 :   10,000 shares of US$1.00 each, fully paid-up

Directors                     :   (1) Dominic Lai
                                  (2) Edith Shih
                                  (3) Peter Wong

Registered Shareholders       :   Hutchison Global Communications Investments
                                  Limited

Business carried on           :   Investment holding

16.  Hutchison GlobalCenter Limited

Company No.                   :   745269

Place of incorporation        :   Hong Kong

Date of incorporation         :   29 January 2001

Registered office             :   22nd Floor, Hutchison House, 10 Harcourt Road,
                                  Hong Kong

Principal Place of Business   :   Hong Kong

Authorised share capital      :   10,000 shares of HK$1.00 each

Issued and paid up
share capital                 :   2 shares of HK$1.00 each, fully paid-up

Directors                     :   (1) Dominic Lai
                                  (2) Edith Shih
                                  (3) Peter Wong

Registered Shareholders       :   Hazelwood Green Limited (1 share)
                                  Colonial Nominees Limited (1 share)

Business carried on           :   Data centre facility services

17.  HCL Network Partnership

Company No.                   :   N/A

Place of incorporation        :   Hong Kong

Date of Commencement          :   30th June, 1994

Registered office             :   N/A

Principal Place of Business   :   19/F., Two Harbourfront, 22 Tak Fung Street,
                                  Hung Hom, Kowloon

Capital                       :   HK$10,000

Directors                     :   N/A

Partners                      :   Hutchison Global Communications Limited
                                  (99.99%)
                                  HCL Partnership Holdings Limited
                                  (0.01%)

Business carried on           :   Telephone network equipment leasing and
                                  provision of ancillary services

                                   SCHEDULE 2
                        CORPORATE STRUCTURE OF THE GROUP

                                  [FLOW CHART]

              _____________________________________________________

SCHEDULE 3
PART A
CORPORATE STRUCTURE OF THE PURCHASER GROUP

                                  [FLOW CHART]


Beijing Vanda Yunda IT Services Co., Ltd. is regarded as a subsidiary of the Company because the Group has control over its financial and operating policies even though legally the percentage of holding is zero.

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                                   SCHEDULE 3

                                      Part B

            PARTICULARS OF THE PRINCIPAL MEMBERS OF PURCHASER GROUP

1.   Vanda Systems & Communications Holdings Limited

Place of incorporation        :   Bermuda

Date of incorporation         :   29 November 1993

Registered office             :   Clarendon House, Church Street, Hamilton
                                  HM11, Bermuda

Principal Place of Business   :   Lincoln House 408, Taikoo Place, 979 King's
                                  Road, Quarry Bay, Hong Kong

Authorised share capital      :   HK$400,000,000

Issued and paid up
share capital                 :    1,537,871,325 shares of HK$0.10 each

Directors                     :   (1) Fok Kin-ning, Canning
                                  (2) Lai Kai Ming, Dominic
                                  (3) Chow Woo Mo Fong, Susan
                                  (4) Loh Tiak Koon
                                  (5) Chan Wen Mee, May
                                  (6) Lam Hon Nam
                                  (7) Tuan Lam
                                  (8) Stephen Ingram
                                  (9) Cheong Ying Chew, Henry
                                  (10) Lam Lee G.
                                  (11) Yang Paul Chunyao (alternate to Stephen
                                       Ingram and Tuan Lam)

Business carried on           :   Investment holding; systems integration of
                                  mid-range computers; software development and provision of related services

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2.   Vanda Computer & Equipment Company Limited

Company No.                   :   156492

Place of incorporation        :   Hong Kong

Date of incorporation         :   23 August 1985

Registered office             :   Lincoln House 408, Taikoo Place, 979 King's
                                  Road, Quarry Bay, Hong Kong

Authorised share capital      :   HK$2,000,000 non-voting deferred shares
                                  HK$1,000 ordinary shares

Issued and paid up
share capital                 :   2,000,000 non-voting deferred shares of HK$1
                                  each, fully paid up

                                  2 ordinary shares of HK$1 each, fully paid up

Directors                     :   (1) Lam Hon Nam
                                  (2) Loh Tiak Koon
                                  (3) Ching Win Kwan

Registered Shareholders       :   (1) Lam Hon Nam (918,800 non-voting deferred
                                      shares)
                                  (2) Ma Chung Kwong (909,200 non-voting
                                      deferred shares)
                                  (3) Wai Yee Jan (172,000 non-voting deferred
                                      shares)
                                  (4) Vanda (B.V.I.) Limited (1 ordinary share)
                                  (5) Lam Hon Nam (1 ordinary share)

Business carried on           :   System integration and trading of computer
                                  products

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3.   Vanda Computer Service (Hong Kong) Company Limited
     [Chinese name of Vanda Computer Service (Hong Kong) Company Limited]

Company No.                   :   521857

Place of incorporation        :   Hong Kong

Date of incorporation         :   1 August 1995

Registered office             :   Lincoln House 408, Taikoo Place,
                                  979 King's Road, Quarry Bay, Hong Kong

Authorised share capital      :   HK$10,000

Issued and paid up
share capital                 :   10,000 shares of HK$1 each

Directors                     :   Lam Hon Nam
                                  Choy Ming Yan
                                  Loh Tiak Koon

Registered Shareholders       :   Interactive Technology Limited (9,999 shares)
                                  Wai Yee Jan (1 share)

Business carried on           :   System integration and trading of computers

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4.   Vanda Computer Service (Macau) Company Limited
     Vanda (Macau) - Computadores & Servicos, Limitada
     [Chinese name of Vanda Computer Service (Macau) Company Limited]

Company No.                   :   Ap.28/02061999

Place of incorporation        :   Macau

Date of incorporation         :   14 June 1999

Registered office             :   Rua Dr. Pedro Jose Lobo, No. 1-3, 14 Andar,
                                  A-C, Edif. Banco Luso Internacional, Macau

Authorised share capital      :   MOP$500,000

Issued and paid up
share capital                 :   MOP$500,000

Directors                     :   Lam Hon Nam
                                  Choy Ming Yan
                                  Ng Ming Man, Clovis

Registered Shareholders       :   Interactive Technology Limited (499,0000
                                  shares)
                                  Lam Hon Nam (1,000 shares)

Business carried on           :   System integration and trading of computers

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5.   Janeper Development Limited
     [Chinese name of Janeper Development Limited]

Company No.                   :   149973

Place of incorporation        :   Hong Kong

Date of incorporation         :   19 April 1985

Registered office             :   Lincoln House 408, Taikoo Place,
                                  979 King's Road, Quarry Bay, Hong Kong

Authorised share capital      :   HK$400,000

Issued and paid up
share capital                 :   300,000 non-voting deferred shares of
                                  HK$1 each 2 ordinary shares of HK$1 each

Directors                     :   Lam Hon Nam
                                  Loh Tiak Koon

Registered Shareholders       :   Lam Hon Nam (150,000 non-voting deferred
                                  shares)
                                  Ma Chun Kwong (150,000 non-voting deferred shares)
                                  Vanda (B.V.I.) Limited (1 ordinary share)
                                  Lam Hon Nam (1 ordinary share)

Business carried on           :   Property investment

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6.   Vanda Systems (Singapore) Pte Ltd.

Company Registration No.      :   199501472G

Place of incorporation        :   Singapore

Date of incorporation         :   2 March 1995

Registered office             :   50 Kallang Avenue
                                  #09-02 Noel Corporate Building
                                  Singapore 339505

Authorised share capital      :   S$10,000,000

Issued and paid up
share capital                 :   7,200,000 shares of S$1 each

Directors                     :   Lam Hon Nam
                                  Kwok Siu Kai Dennis
                                  Lim Choi Hwee

Registered Shareholders       :   Vanda (B.V.I.) Limited (6,602,368 shares)
                                  iWave Holdings Pte Ltd (597,632 shares)

Business carried on           :   Investment holding

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7.   Vanda Solutions (Singapore) Pte Ltd.

Company Registration No.      :   199604327R

Place of incorporation        :   Singapore

Date of incorporation         :   14 June 1996

Registered office             :   50 Kallang Avenue
                                  #09-02 Noel Corporate Building
                                  Singapore 339505

Authorised share capital      :   S$1,000,000

Issued and paid up
share capital                 :   652,896 shares of S$1 each

Directors                     :   Kwok Siu Kai Dennis
                                  Lim Choi Hwee

Registered Shareholders       :   Vanda Systems (Singapore) Pte Ltd
                                  (652,896 shares)

Business carried on           :   Provision of information technology
                                  consultancy services and trading of computer products

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8.   Azure Technologies Pte Ltd

Company Registration No.      :   199700062G

Place of incorporation        :   Singapore

Date of incorporation         :   6 January 1997

Registered office             :   50 Kallang Avenue
                                  #09-02 Noel Corporate Building
                                  Singapore 339505

Authorised share capital      :   S$3,000,000

Issued and paid up
share capital                 :   2,500,000 shares of S$l each

Directors                     :   Kwok Siu Kai Dennis
                                  Lim Choi Hwee

Registered Shareholders       :   Vanda Systems (Singapore) Pte Ltd (2,500,000
                                  shares)

Business carried on           :   Distribution of computer products and
                                  provision of computer support services

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9.   Azure Technologies (Malaysia) Sdn. Bhd.

Company No.                   :   423146-T

Place of incorporation        :   Malaysia

Date of incorporation         :   14 March 1997

Registered office             :   53A, Jalan SS21/1A, Damansara Utama,
                                  47400 Petaling Jaya, Selangor Darul Ehsan,
                                  Malaysia

Authorised share capital      :   RM10,000,000

Issued and paid up
share capital                 :   7,700,000 shares of RM1 each

Directors                     :   Choy Ming Yan
                                  J. Mohana Krishnan Naidu A/L V. Jayaram
                                  Chiew Yue Lam
                                  Loh Tiak Koon

Registered Shareholders       :   Azure Technologies Pte Ltd (7,700,000 shares)

Business carried on           :   Distribution of computer products and
                                  provision of computer support services

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10.  Vandacom (Malaysia) Sdn. Bhd.

Company No.                   :   395581-U

Place of incorporation        :   Malaysia

Date of incorporation         :   25 July 1996

Registered office             :   53A, Jalan SS21/1A, Damansara Utama,
                                  47400 Petaling Jaya, Selangor Darul Ehsan,
                                  Malaysia

Authorised share capital      :   RM1,000,000

Issued and paid up
share capital                 :   500,000 shares of RM1 each

Directors                     :   Loh Tiak Koon
                                  Choy Ming Yan
                                  Chiew Yue Lam
                                  J. Mohana Krishnan Naidu A/L Jayaram

Registered Shareholders       :   Vanda Systems (Singapore) Pte Ltd

Business carried on           :   Provision of technical services and trading of
                                  computer products

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11.  Azure Technologies Philippines. Inc.

Company No.                   :   A1997-00737

Place of incorporation        :   Philippines

Date of incorporation         :   17 January 1997

Registered office             :   12th Floor, Liberty Center
                                  104 H.V. De La Costa corner San Agustin Street
                                  Makati City
                                  Philippines

Authorised share capital      :   Peso 80,000,000

Issued and paid up
share capital                 :   Peso 27,000,000

Directors                     :   Leonardo H. Santo
                                  Iralyn R. De Jesus
                                  Querubin Relova
                                  Loh Tiak Koon
                                  Choy Ming Yan

Registered Shareholders       :   Vanda Systems (Singapore) Pte Ltd (269,995
                                  shares)
                                  Ernest Choy (1 share)
                                  Leonardo H. Santos (1 share)
                                  Iralyn R. De Jesus (1 share)
                                  Querubin Relova (1 share)
                                  Loh Tiak Koon (1 share)

Business carried on           :   Distribution of computer products and
                                  provision of computer support services

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12.  [Profile for Beijing Vanda Suntech Software Engineering Co., Ltd. in
     Chinese]


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13.  [Profile for Dalian Vanda Computer Engineering Co., Ltd. in Chinese]


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14.  [Profile for Changchun Changlian Software Engineering Co., Ltd. in Chinese]

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15.  [Profile for Changchun Vanda Software Engineering Company Limited in
     Chinese]

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16.  [Profile for Vanda Computer System Intergration (Shenzhen) Co. Ltd. in
     Chinese]

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17.  [Profile for Vanda Computer System Intergration (Shanghai) Company Limited
     in Chinese]

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18.  [Profile for Beijing Datang - Vanda Systems & Communications Co., Ltd.
     in Chinese]


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19.  Vanda Systems & Communication (UK) Limited

Company No.                   :   4815418

Place of incorporation        :   London

Date of incorporation         :   30.06.2003

Registered office             :   3 Adelaide Tavern, Adelaide Road, Chalk Farm,
                                  London, NW3 3QE

Authorised share capital      :   1,000 shares of GBP1.00 each

Issued and paid up
share capital                 :   100 shares of GBP1.00 each

Directors                     :   Chua Lai Chwang

Registered Shareholders       :   Vanda Systems & Communications Holdings Ltd.
                                  (100 shares)

Business carried on           :   Provision of information technology
                                  consultancy services and trading of computer products

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20.  [Chinese name of Vanda Software Engineering Company Limited]

Company No.                   :   480561

Place of incorporation        :   Hong Kong

Date of incorporation         :   31.05.1994

Registered office             :   Lincoln Houe 408, Taikoo Place, 979 King's
                                  Road, Quarry Bay, Hong Kong

Authorised share capital      :   HK$1,000,000 of HK$1.00 each

Issued and paid up share
capital                       :   HK$1,000,000 of HK$1.00 each

Directors                     :   Lam Hon Nam
                                  Loh Tiak Koon

Registered Shareholders       :   Lam Hon Nam (hold in trust for Vandasoft
                                  Technology Holdings Ltd.) (1 share)
                                  Vandasoft Technology Holdings Ltd. (999,999 shares)

Business carried on           :   Development of software

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21.  Vanda Instrument & Equipment Company Limited
     [Chinese name of Vanda Instrument & Equipment Company Limited]

Company No.                   :   160482

Place of incorporation        :   Hong Kong

Date of incorporation         :   18.10.1985

Registered office             :   Lincoln House 408, Taikoo Place, 979 King's
                                  Road, Quarry Bay, Hong Kong

Authorised share capital      :   HK$1,000,000 of HK$1.00 each
                                  (HK$500,000 Ordinary Shares; HK$500,000
                                  Non-Voting Deferred Shares)

Issued and paid up
share capital                 :   HK$500,002 (2 Ordinary Shares at HK$1.00 each
                                  and 500,000 Non-Voting Deferred Shares at
                                  HK$1.00 each)

Directors                     :   Lam Hon Nam
                                  Loh Tiak Koon

Registered Shareholders       :   Lam Hon Nam (229,700 Non-Voting Deferred
                                  Shares)
                                  Ma Chun Kwong, Edmund (227,300 Non-Voting
                                  Deferred Shares)
                                  Wai Yee Jan (43,000 Non-Voting Deferred
                                  Shares)
                                  Vanda (B.V.I.) Limited (1 Ordinary Share)
                                  Lam Hon Nam (hold in trust for Vanda (B.V.I.)
                                  Limited)(1 Ordinary Share)

Business carried on           :   Investment holding

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22.  Wiseasia.com Limited

Company No.                   :   708289

Place of incorporation        :   Hong Kong

Date of incorporation         :   15.03.2000

Registered office             :   Lincoln House 408, Taikoo Place, 979 King's
                                  Road, Quarry Bay, Hong Kong

Authorised share capital      :   100,000 shares of HK$1.00 each

Issued and paid up
share capital                 :   100,000 shares of HK$1.00 each

Directors                     :   Lam Hon Nam
                                  Loh Tiak Koon

Registered Shareholders       :   Interactive Technology Limited (99,999 shares)
                                  Lam Hon Nam (hold in trust for Interactive
                                  Technology Limited) (1 share)

Business carried on           :   System integration and provision of related
                                  technical services and trading of computer products

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23.  Wiseasia Computer Service (Macau) Company Limited
     [Chinese name of Wiseasia Computer Service (Macau) Company Limited]

Company No.                   :   Ap. 15/01032002

Place of incorporation        :   Macau

Date of incorporation         :   27.02.2002

Registered office             :   Rua Dr. Pedro Jose Lobo, No. 1-3, 14 Andar,
                                  A-C, Edif. Banco Luso Internacional, Macau

Authorised share capital      :   MOP$25,000

Issued and paid up
share capital                 :   MOP25,000

Directors                     :   Lam Hon Nam
                                  Choy Ming Yan
                                  Ng Ming Man, Clovis

Registered Shareholders       :   Interactive Technology Limited (24,000 shares)
                                  Lam Hon Nam (hold in trust for Interactive
                                  Technology Limited) (1,000 shares)

Business carried on           :   System integration and distribution of
                                  computers

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24.  WiseAsia (Singapore) Pte Ltd

Company No.                   :   199609202D

Place of incorporation        :   Singapore

Date of incorporation         :   24.12.1996

Registered office             :   50 Kallang Avenue, #09-02 Noel Corporate
                                  Building, Singapore 339505

Authorised share capital      :   S$100,000

Issued and paid up
share capital                 :   S$100,000

Directors                     :   Lam Hon Nam
                                  Kwok Siu Kai Dennis
                                  Lim Choi Hwee (Nominee Director)

Registered Shareholders       :   Vanda Systems (Singapore) Pte Ltd (100,000
                                  ordinary shares of S$1.00 each)

Business carried on           :   Provision of technical services and trading of
                                  computer products

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25.  Vanda Innovasia Pte Ltd

Company No.                   :   199609203N

Place of incorporation        :   Singapore

Date of incorporation         :   24.12.1996

Registered office             :   50 Kallang Avenue, #09-02 Noel Corporate
                                  Building, Singapore 339505

Authorised share capital      :   S$100,000

Issued and paid up
share capital                 :   S$100,000

Directors                     :   Kwok Siu Kai Dennis
                                  Lim Choi Hwee (Nominee Director)

Registered Shareholders       :   Vanda Systems (Singapore) Pte Ltd (100,000
                                  ordinary shares of S$1.00 each

Business carried on           :   Provision of information technology
                                  consultancy services and trading of computer products

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                                   SCHEDULE 4

              VENDOR'S WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS

Save as specifically disclosed in (i) the Company Audited Accounts or (ii) this
Agreement:

1.   The Sale Shares and loan

(A) There is no mortgage, lien, pledge, charge, encumbrance or other security whatsoever on, over or affecting the Sale Shares or any shares in any of the Group Companies and no person has claimed to be entitled to, or has the right to require the creation of, any of the foregoing. The Share Vendor is entitled to sell and transfer the full legal and beneficial ownership of the Sale Shares to the Purchaser or a Purchaser Group Company (as the Purchaser may direct). Subject to the satisfaction of the conditions set out in Clause 4.1(a) to (i), no consent of any third party is required for the transfer of the Sale Shares.

(B)  The Sale Shares represent the entire issued share capital of the Company.

(C) There is no loan or any other account outstanding from any member of the Group to the Vendor or its Affiliates (excluding the Group for this purpose) other than that under a loan facility agreement between Hutchison Global Communications Limited and the Guarantor dated as of 16 July 2003 and of which approximately HK$3,400,000,000 in principal amount had been drawn down as at 31 December 2003. It being acknowledged by the Purchaser that the loan amount may increase after the date hereof and the Purchaser shall utilize the loan facility under the Facility Agreement at, or as soon as reasonably practicable after, Completion for on-lending the same to Hutchison Global Communications Limited for partial repayment of such loan so as to reduce the principal amount thereof to HK$3,400,000,000.

2.   Accuracy of information

(A) All the information relating to the Group Companies set out in Schedules 1 and 2 and Recital (A) of this Agreement is true, complete and accurate. All information, responses, replies (in either written or electronic form) and all documents given by or on behalf of the Vendor or any of its officers, directors, employees or advisers to Linklaters (in the course of the due diligence conducted by Linklaters), the Purchaser or its advisers relating to the Group Companies and all publicly available information and records of the Group Companies (including information contained in statutory filings and registrations) are, and were, when supplied true, complete and accurate and not misleading and there is no fact or matter which has not been disclosed and which may render such information, responses, replies or documents untrue, inaccurate or misleading or which if disclosed might reasonably be expected to influence adversely the Purchaser's decision to acquire the Sale Shares on the terms of this Agreement. No information or document which is material to the

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     Group and which would reasonably be expected to be of interest to any purchaser for shares in the Company has been withheld from the Purchaser.

(B) All statements in relation to Hutchison Whampoa Limited and its subsidiaries in the announcement to be published by the Purchaser, Hutchison Whampoa Limited and Cheung Kong (Holdings) Limited in respect of, amongst other things, the transactions contemplated by this Agreement are and will be true and accurate in all material respects and not misleading.

3.   Capacity and validity

(A) Each of the Vendor and the Guarantor has full power, authority and capacity to enter into and perform this Agreement without any further sanction or consent by the holders of any class of shares of the Vendor or the Guarantor and has taken all necessary actions to authorise the execution and completion of this Agreement by it and the performance of its obligations hereunder.

(B) This Agreement will, when executed, constitute legal, valid and binding obligations of each of the Vendor and the Guarantor, in accordance with its terms.

(C)  Subject to the satisfaction of the conditions set out in Clauses 4.1(a) to
     (i), the execution, delivery and the performance of this Agreement by each of the Vendor and the Guarantor will not:

     (i) result in a breach of any provision of the memorandum or articles of association or other constitutional documents of each of the Vendor and the Guarantor, any third party consent being required under, or a breach, rescission or termination of any agreement, arrangement or instrument to which any Group Company is a party or which is binding upon any Group Company or any of its property or assets, and will not result in the creation or imposition of any encumbrance or any rights of third party on any of its assets pursuant to the provisions of any such agreement, arrangement or instrument; or

     (ii) result in a breach of any law or regulation or any order, judgment or decree of any court, governmental agency or regulatory body to which any Group Company is a party or by which any Group Company or its property or assets is bound.

(D)  Subject to the satisfaction of the conditions set out in Clause 4.1(a) to
     (i), no consent, licence, approval or authorisation of or filing or registration with or other requirement of the Stock Exchange or any governmental department, authority or agency in Hong Kong or other jurisdiction in which the Group has business as at the date of this Agreement, or courts or any third party pursuant to any contractual or other arrangement to which the Company or any other Group Company or the Vendor is a party, is required of the Vendor or the Guarantor in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

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(E)  No Group Company is a party to any material contract that may be rescinded or terminated or otherwise affected to its detriment by reason of the execution, delivery or performance of this Agreement or Completion.

4.   Corporate status

(A) Each Group Company has been duly incorporated and constituted and validly existing under the laws of its place of incorporation, and there has been no resolution, petition or order for its winding-up nor is any such resolution, petition or order imminent or likely. Each Group Company has the corporate power and authority to own or hold under lease the properties and assets it purports to own or hold under lease and to transact and to carry on the business it transacts and proposes to transact.

(B) No events or omissions have occurred whereby the constitution, subsistence or corporate status of any Group Company has been or is likely to be adversely affected.

5.   Corporate filings and statutory books

(A) All corporate or other documents required to be filed or registered in respect of each Group Company by the laws of its jurisdiction of incorporation have been duly filed or are in the process of being filed as appropriate.

(B) The statutory books and minute books of each Group Company have been properly written up and no Group Company has received any application or request for rectification of the register of members and compliance has been made with all other legal requirements concerning all issues of shares, debentures or other securities of the Group.

(C) All charges in favour of or created by any Group Company have (where appropriate) been registered in accordance with the provisions of the applicable legislation and regulations and at the relevant registries and authorities.

6.   Ownership of shares and options, rights of pre-emption etc.

     There is no option, right of pre-emption, right to acquire, on, over or affecting any shares in any Group Company or any securities convertible into shares in any Group Company nor is there any commitment to give or create any of the foregoing, and no person has claimed to be entitled to any of the foregoing.

7.   Litigation

(A) No Group Company is engaged in (nor is any director of any Group Company in connection with the affairs of the Group Company engaged in) any claim, litigation, arbitration, prosecution or other legal proceedings or any investigation, enquiry or in any proceedings or hearings before any statutory or governmental body, department, board or agency, which individually or in the

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     aggregate may have a material adverse effect on the Group taken as a whole, and the Vendor, having made all reasonable enquiries, is not aware that any such claim, litigation, arbitration, prosecution, investigation, enquiry or other legal proceedings are pending or threatened or of any facts or circumstances likely to give rise to such claim, litigation, arbitration, prosecution, investigation, enquiry or proceedings.

(B) There is no order, decree or judgement of any court or governmental agency or regulatory body outstanding or anticipated against any Group Company which may individually or in the aggregate have or has had a material adverse effect upon the condition, financial or otherwise or the earnings, business affairs or business prospects (whether or not arising in the ordinary course of business) of the Group (taken as a whole).

8.   Insolvency

(A) No liquidator, provisional liquidator, receiver or other person carrying out any similar function has been appointed anywhere in the world in respect of the whole or any part of the assets or undertaking of the Group.

(B) No Group Company has ceased or suspended payment of its debts, become unable to pay its debts when they fall due or otherwise become insolvent.

(C) No unsatisfied judgment, order or award is outstanding against any Group Company.

9.   Compliance with laws

     Each Group Company has at all times carried on business and conducted its affairs in all respects in accordance with its constitutional documents, business licence and any law, regulation, legislation, decree or order applicable to it for the time being in force and any other documents to which it is or has been a party in all respects and obtained and complied with all necessary Consents required to carry on its business in Hong Kong, Singapore, Taiwan and the United States of America and all relevant jurisdictions in which the Group has business, including (but without limitation) legislation relating to companies and securities, real property, Taxation and prevention of corruption and have complied with all legal requirements in relation to any transactions to which it is or has been a party prior to Completion.

10.  Company Audited Accounts

(A)  The Company Audited Accounts:

     (i) were prepared in accordance with applicable laws (including the Companies Ordinance) and with generally accepted accounting principles, standards and practices in Hong Kong (including all applicable Statements of Standard Accounting Practice) at the time they were prepared and, save as disclosed therein, on a consistent basis with the audited consolidated financial statements of the Group for each of

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          the two financial years ended 31 December, 2001 and 2002 (the
          "Previous Company Accounts");

     (ii) are true and accurate, correctly make or include adequate provision for any bad and doubtful debts and all established liabilities (including dividends or other distributions), make proper and adequate provision for (or contain a note in accordance with good accounting practice in respect thereof) all deferred, disputed or contingent liabilities (whether liquidated or unliquidated) and all capital commitments of the Group as at the Company Accounts Date and the reserves and provisions (if any) made therein for all Taxation relating to any period on or before the Company Accounts Date are proper and adequate;

     (iii) give a true and fair view of the state of affairs and financial and trading positions of the Group at the Company Accounts Date and of the Group's results for the financial period ended on that date;

     (iv) correctly include all the assets of the Group as at the Company Accounts Date and the rate of depreciation adopted therein is appropriate for each of the fixed assets of the Group to be written down to nil by the end of their estimated lives;

     (v) other than the Company Properties, slow-moving stock has been written down appropriately and unrecoverable work in progress and redundant and obsolete stock have been wholly written off and the value attributed to the remaining stock did not exceed the lower of cost and net realisable book value as at the Company Accounts Date;

     (vi) save as disclosed therein, the method of valuing stock and work in progress adopted in the Company Audited Accounts and the basis of depreciation adopted in respect of fixed assets are the same as those adopted in the Previous Company Accounts;

     (vii) are not affected by any unusual, exceptional, extraordinary or nonrecurring items which are not disclosed therein; and

     (viii) contain adequate provision for the diminution in value of the Group's properties.

(B) Since the Company Accounts Date:

     (i) none of the Group Companies has entered into any unusual or abnormal contracts or long term or onerous or other commitments binding on it (other than contracts entered into in the ordinary course of its business) and there has not been any acquisition or disposal by any Group Company of any fixed or capital assets or any agreement to effect the same;

     (ii) save and except (A) borrowings from or lending to the Guarantor or its Affiliates, and (B) in the ordinary course of its business, none of the Group Companies has borrowed or lent any money in excess of HK$20,000,000 in aggregate which has not been repaid or increased any

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          liability (whether or not secured) in excess of HK$20,000,000 in aggregate or incurred or entered into any other liability, transaction or contract in excess of HK$20,000,000 in aggregate;

     (iii) no event has occurred as regards any Group Company which would entitle any third party to terminate any contract or any benefit enjoyed by such Group Company or call in any amount of money before the normal due date therefor;

     (iv) none of the Group Companies has created any mortgages or charges or granted any security or other indebtedness, financial faculties, finance leases or hire purchase commitments or any guarantees or contingent liabilities on the whole or any part of its assets putting it under a prospective or contingent liability that may remain after the date hereof;

     (v) other than from bankers in the ordinary course of its day to day trading operation, none of the Group Companies has borrowed or increased any secured liability;

     (vi) the business of each Group Company has been carried on in the ordinary and usual course and in the same manner as in the past, both as regard the nature and scope and manner of conducting the business so as to maintain the business as a going concern, and no part of the business of the Group has been affected by any abnormal factor in any respect;

     (vii) no fixed asset or stock has been written up nor any debt written off, and no unusual or abnormal contract has been entered into by any Group Company and so far as the Vendor is aware, none of the assets of any Group Company has been depleted by any unlawful act of any person;

     (viii) the trading prospects, financial position or businesses of the Group Companies have not been materially adversely affected as a result of any event or circumstances arising since the Company Accounts Date and no such material adverse effect is expected by the Vendor within the immediate future; and

     (ix) no Group Company has issued or repaid or agreed to issue or repay any share or loan capital.

(C) Since the Company Accounts Date, no dividend has been declared or paid or other distributions out of profits, reserves or capital made in respect of any share capital of each Group Company save for distribution to wholly-owned subsidiaries of the Company or to the Company.

(D) There has been no material adverse change in the condition, financial or otherwise, or the earnings, net assets, business affairs or business prospects (whether or not arising in the ordinary course of business) of the Group Companies as a whole since the Company Accounts Date.

11.  Conduct of business

(A) Each Group Company carries on its business intra vires, solely under its corporate name, without any known infringement of any proprietary right or

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     proprietary interest of any other person, without any known liability to pay any royalty or similar sum and such business is not in breach of any legislation, regulation or third party rights in Hong Kong, Singapore, Taiwan and the United States of America and all relevant jurisdictions in which the Group has business.

(B) All dividends or distributions (if any) declared, made or paid by any of the Group Companies have been declared, made or paid in accordance with its articles of association or other similar constitutional documents and the applicable provisions of the Companies Ordinance or other relevant legislation in Hong Kong, Singapore, Taiwan and the United States of America and all relevant jurisdictions in which the Group has business.

(C)  In respect of the business of the Group:

     (i) there are requisite corporate powers in respect thereof, and all applicable legislation, rules and regulations in Hong Kong, Singapore, Taiwan and the United States of America and all relevant jurisdictions in which the Group has business as at the date of this Agreement have been complied with and observed, and there have been no breach or contravention of the same which has an adverse impact on the business of the Group taken as a whole;

     (ii) all Consents necessary for the proper conduct of business in Hong Kong, Singapore, Taiwan and the United States of America and all relevant jurisdictions in which the Group has business as at the date of this Agreement (including but not limited to the Fixed Telecommunication Network Services Licence and the Public Non-Exclusive Telecommunications Services (PNETS) Licence for the Group's business in Hong Kong, the Type II Licence for the Group's business in Taiwan and the Service-based Operator (Individual) Licence for the Group's business in Singapore (collectively the "Operating Licences")) have been obtained and maintained and are valid and subsisting in full force and effect, no Group Company is in breach of any of the terms or conditions of any such Consents and no event or omission has occurred whereby any of such Consents or the renewal thereof which has an adverse impact on the business of the Group taken as a whole is or is likely to be thereby adversely affected, suspended or revoked;

     (iii) the businesses and all such Consents may continue to be carried on and held by the Group Companies after and notwithstanding Completion;

     (iv) the carrying on of such business in no way contravenes or infringes any third party Intellectual Property Rights.

(D) Each of the Consents referred to in paragraph (C) is valid and in force, and no Group Company is in breach of any terms of any such Consent (including breach of any requirement relating to such Consent to make returns or reports or supply information) and there are no circumstances which might invalidate any such Consent or render it liable to forfeiture or modification (to the detriment of the relevant Group Company) or (in the case of a renewable Consent) affect its renewal.

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(E)  No Group Company has given any representation, warranty or other term
     (whether express or implied) in respect of any of its services or end-products (save as required under laws or given in its ordinary course of business); and it has no outstanding liability (including a contingent liability by virtue of the terms on which the end-products or services were sold) in respect of any such end-products or services or their maintenance or replacement.

(F) No Group Company has (except (i) for the purpose of carrying on its business in the ordinary course and subject to an obligation of confidentiality, and (ii) for the purpose of negotiating, preparing or performing this Agreement) disclosed, or agreed to disclose, or authorised the disclosure of, any of its lists of suppliers or customers, trade secrets or confidential information concerning its business, all of which are fully and properly recorded in writing or other appropriate form and are not incorrect in any way.

(G) The business of each Group Company is managed exclusively by its officers and employees, and no person has authority to bind a Group Company other than its officers and employees and its authorised agents acting in the ordinary and ostensible course of their duties.

(H) No Group Company is or has agreed to become a member of any partnership, joint venture or consortium (whether incorporated or not incorporated) outside its ordinary course of business.

(I) The Vendor is not aware of any reason why any of the Operating Licences of the Group are likely to be revoked.

12.  Assets

(A) All the plant, equipment and assets (except the Company Properties) included in the Company Audited Accounts or acquired since the Company Accounts Date and all assets, network (owned and operated by the Group as a whole), computer hardware, software and database of the Group are in reasonably good and safe condition and in working order (fair wear and tear excepted) in all respects and have been regularly and properly maintained and are not dangerous, inefficient, obsolete or in need of renewal or replacement and without prejudice to the generality of the foregoing no Group Company has manufactured, sold or supplied any product or has provided any service which is material in the context of the business of the Group as a whole, which does not comply with all applicable laws and regulations in all respects or which is sub-standard, defective or dangerous or not in accordance with any representations, warranty or other term (express or implied) given in respect of such products.

(B) All plant, equipment and assets (except the Company Properties) included in the Company Audited Accounts or acquired since the Company Accounts Date and all assets, computer hardware, software and database of each Group
     Company:

     (i) are legally and beneficially owned by that Group Company free from any mortgage, charge, lien or similar encumbrance, security interest or assignment, equity, option, right of pre-emption, royalty, factoring agreement, any hire-purchase agreement or agreement for payment on

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          deferred terms or bills of sale or lien, charge or other encumbrance including a conditional obligation to create or enter into any of the foregoing;

     (ii) are in the possession or under the control of that Group Company; and

     (iii) comprise all the assets, property and rights which that Group Company owns or which it uses or requires for the purpose of carrying on its business.

(C) Where any assets are used but not owned by the Group Company or any facilities or services are provided to the Group Company by any third party, there has not occurred any event of default or any other event or circumstance which may entitle any third party to terminate any agreement or licence in respect of the provision of such facilities or services.

(D) All stock of each Group Company (except for the Company Properties, and except where provisions have been included in the Company Audited Accounts) is in good condition (fair wear and tear excepted) and capable of being used or sold by it in the ordinary course of trading.

(E) The amount of all debts owing to each Group Company (less the amount of any provision or reserve for bad and doubtful debts included in the Company Audited Accounts) will be substantially recoverable in the ordinary course and no debt is owing to a Group Company by the Company.

(F) No Group Company owns, or has agreed to acquire, any shares or debentures in any other undertaking (other than shares in another Group Company) or any other securities.

(G) Each Group Company has done everything prudent (whether by way of giving notice, registration, filing or otherwise), required or permitted to be done by it for the protection of its title to, or for the enforcement or the preservation of any order of priority of its title to, any property or rights (including the benefit of any debt, mortgage or charge) owned by it.

(H) All records or other documents recording or evidencing any contract, licence, consent or other right of each Group Company or required for the exercise of any such right are in the possession or under the control of that Group Company.

13.  Insurance

(A) Each Group Company has or has procured the effect of all insurances required by the applicable law to be effected by it in the jurisdiction in which it has business (including public liability insurance) or which ought reasonably to have been effected over its business in Hong Kong or elsewhere (including the undertakings and assets and in particular all the Company Properties) for a substantial part of its value and covering third party liability of each Group Company having taken into account the nature of the business of the relevant Group Company, the place in which it carries on business and those risks normally insured by persons carrying on similar businesses.

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(B)  All premiums due on the said policies have been paid, all the conditions of the said policies have been performed and observed in all respects in each place in which the Group carries on business, and (other than the transactions contemplated under this Agreement) nothing has been done or has been omitted to be done whereby any of the said policies has or may become void or voidable.

(C) No material claim is outstanding either by the insurer or the insured under any of the said policies and no material claim against any Group Company by any third party is outstanding in respect of any risk covered by any of the policies or by any policy previously held by any Group Company.

(D) Save and except for transactions contemplated under this Agreement, none of the Group Companies is aware of any circumstances which would or are likely to entitle any Group Company to make a claim under any of the said policies or which would or are likely to be required under any of the said policies to be notified to the insurers.

14.  Taxation

(A) Each Group Company has complied with all relevant legal requirements relating to registration or notification for Taxation purposes in all respects.

(B)  Each Group Company has:

     (i) paid all Taxation (if any) due to be paid as at the date of Completion; and

     (ii) taken all necessary steps to obtain any repayment of or relief from Taxation available to it.

(C) All returns, notifications, documents, computations and payments for Taxation purposes which ought to have been made by or in respect of each of the Group Companies to the Taxation Authorities whether in Hong Kong or in any other part of the world have been duly made and all such returns, notifications, documents, computations are up to date, correct and on a proper basis and are not the subject of any material dispute with the relevant Taxation, revenue or other appropriate authorities.

(D) The provisions (if any) included in the Company Audited Accounts are adequate to cover all Taxation in respect of all periods ending on or before the Company Accounts Date for which any Group Company was then or might at any time thereafter become or have become liable.

(E) None of the Group Companies is in material dispute with any Taxation Authority or revenue authority in the jurisdiction of its incorporation or in the jurisdiction where it conducts its business, and to the knowledge of the Group Companies after due and careful enquiries, no such dispute is pending or threatened.

(F) (i) There is no liability for Tax in relation to any member of the Group which arises in consequence of an Event occurring on or before the date of Completion whether or not the Tax is chargeable against or attributable to any other person.

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     (ii) There is no liability for Tax in relation to any member of the Group which arises in consequence of a series of related Events only the first or some of which have taken place on or before the date of Completion whether or not Tax is chargeable against or attributable to any other person but only to the extent that the liability for Tax is attributable to such Event or Events occurring on or before the date of Completion.

     (iii) There is no liability for Tax in relation to any member of the Group which would have been saved but for the loss, reduction, modification or cancellation of some Relief in consequence of an Event occurring on or before the date of Completion where the availability of Relief has been shown as an asset in, or referred to in the notes to, the Company Audited Accounts or has been taken into account in computing (and so reducing) any provision (whether for deferred Tax or otherwise) which appears in the Company Audited Accounts or has resulted in no provision for deferred Tax being shown in the Company Audited Accounts, provided that any Tax which would have been repaid but for the loss, reduction, set-off or cancellation of any right to repayment of the Tax in consequence of an Event occurring on or before the date of Completion is for the purposes of this paragraph (F)(iii) deemed to be Tax for which the relevant member of the Group is liable and which arises in consequence of the Event.

     (iv) There is no liability for Tax in relation to any member of the Group which would have arisen in consequence of an Event occurring on or before the date of Completion Date which is not and will not be payable in consequence of the utilisation or set-off of some Relief, where the Relief arises in respect of an Event occurring after the date of Completion.

     (v) There is no liability to pay any amount in respect of Tax in relation to any member of the Group under an indemnity, guarantee, mortgage or charge created on or before the date of Completion.

(G)  Paragraph (F) does not apply to any liability to the extent that:

     (i) a specific provision has been made for such Tax in the Company Audited Accounts, or to the extent that such liability for Tax has been discharged by the relevant member of the Group;

     (ii) the liability arises as a result only of a provision or reserve in respect of the liability made in the Company Audited Accounts being insufficient by reason of any increase in rates of Tax announced after the date of Completion with retrospective effect; or

     (iii) the liability arises as a result of legislation which comes into force after the date of Completion and which is retrospective in effect.

(H)  None of the following shall be regarded for the purposes of paragraph
     (F)(iii) above as an Event which has occurred in the ordinary course of the business of the relevant member of the Group:

     (i) an Event to which any of Sections 20 (liability of certain non-resident persons), 20A (persons chargeable on behalf of a non-resident), 20B (persons chargeable in respect of certain profits of a non-resident), 39 (replacement of plant or machinery), 61 (certain transactions and

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          dispositions to be disregarded), 61A (transactions designed to avoid tax) or 61B (utilisation of losses to avoid tax) of the Inland Revenue Ordinance (Chapter 112) may apply;

     (ii) an acquisition, disposal or supply or deemed acquisition, disposal or supply of assets, goods, services or business facilities of any kind (including a loan of money or a letting, hiring or licensing of tangible or intangible property) for a consideration which is treated for Tax purposes as different from the actual consideration;

     (iii) an Event which results in the relevant member of the Group being liable for Tax for which it is not primarily liable;

     (iv) an Event in respect of which Tax arises as a result of a failure by the relevant member of the Group to deduct or account for Tax; and

     (v)  a disposal of capital assets.

(I) As at 31 December 2002, the following members of the Group have claimed for the following losses to be carried forward from previous years for setting off against profits of the relevant member in subsequent years for the purpose of profits tax or income tax in the jurisdictions set out below:

--------------------------------------------------------------------------------
                                           Tax loss claimed to be
 Name of member of the Group                   carried forward      Jurisdiction
--------------------------------------------------------------------------------
Hutchison Global                              HK$4,119,817,950        Hong Kong
Communications Limited
--------------------------------------------------------------------------------
Hutchison MultiMedia                          HK$253,172,070          Hong Kong
Services Ltd
--------------------------------------------------------------------------------
HCL Partnership                               HK$25,564               Hong Kong
Holdings Limited
--------------------------------------------------------------------------------
Hutchison GlobalCenter                        HK$100,426,131          Hong Kong
Limited
--------------------------------------------------------------------------------

15.  Employment arrangements

(A) Except for those (if any) notified to the Purchaser in writing prior to the entering into of this Agreement, all contracts of service to which any Group Company is a party can be terminated by it by not more than three months' notice or less without compensation (other than compensation required to be paid in accordance with the Employment Ordinance, Chapter 57 of the Laws of Hong

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     Kong or the relevant legislation).

(B) No loan has been granted by any Group Company to any director or employee of any Group Company.

(C) None of the Group Companies is under any obligation (whether actual or contingent and whether or not disputed by the relevant Group Company) to any former employee whether for breach of any contract of service, for compensation for wrongful dismissal or for unfair dismissal or for payment of any salaries, wages, pensions, gratuities, severance pay, long service payment, bonuses or otherwise howsoever or whatsoever and no tax, levy, contribution or payment in respect of any former employee whether to any governmental authority, pension fund, scheme or trust or otherwise howsoever or whatsoever is outstanding or disputed.

(D) All salaries and wages due to the officers and employees of each Group Company for any period before the date of this Agreement have been paid in full.

(E) The Group is not involved in any industrial or trade dispute with any of its employees or any trade union or association.

(F) The Group is not bound or accustomed to pay any moneys other than in respect of normal salary, remuneration or emoluments of employment to or for the benefit of its employees.

(G) The Group has in relation to each of its employees complied with all obligations imposed on it by all laws relevant to the relations between it and its employees.

(H) All retirement scheme, pensions or other retirement or death, disability benefits that are required by laws in Hong Kong or elsewhere to be kept for any present or past employees have been performed and complied with by each Group Company in all respects.

16.  Properties

(A) With respect to each of the Company Owned Properties and the Company Leased Properties in Hong Kong (as the case may be):

     (i) the relevant Group Company has good and marketable title in or to the Company Owned Properties and is the legal and beneficial owner thereof and there is no claim or dispute in respect of its ownership of the Company Owned Properties;

     (ii) all the title deeds (including valid and subsisting tenancy agreements in respect of the Company Owned Properties in Hong Kong but excluding all tenancy agreements which have lapsed for more than 6 years) and documents necessary to prove the relevant Group Company has good and marketable title to the property and in particular all the original of such title deeds and documents which relate exclusively to the property are in the possession and under the control of the relevant Group Company (save for documents of title in respect of properties which are

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          the subject of charges, mortgages, liens or encumbrances and are in the possession of chargees, mortgagees or their agents);

     (iii) the government grant is good, valid and subsisting and all land premium management fee, registration fees, taxes, all moneys due and payable, outstanding or reserved thereunder and all covenants, terms and conditions contained therein have been duly paid, observed and performed to-date;

     (iv) all covenants, obligations, stipulations, restrictions, terms and conditions affecting the Company Owned Properties or the Company Leased Properties (as the case may be) have been duly observed, performed and complied with in all respects and all outgoings of whatever nature in respect thereof have been duly paid to-date;

     (v) there is no dispute with any governmental or local authority or with the owner or occupier of any adjoining or neighbouring property or howsoever otherwise;

     (vi) there is no notice or order in relation to resumption or compulsory acquisition of the Company Owned Properties or the Company Leased Properties (as the case may be) under any legislation the implementation of which would or could affect the occupation or enjoyment of the Company Owned Properties or the Company Leased Properties (as the case may be) nor are there any monetary or other claims or liabilities, whether actual or contingent affecting such Company Owned Properties or the Company Leased Properties (as the case may be);

     (vii) all legislation, statutory requirements, governmental or other orders, rules, directives or instruments affecting or pertaining to the use, occupation or enjoyment of the Company Owned Properties or the Company Leased Properties (as the case may be) have been duly complied with to-date;

     (viii) the Company Owned Properties or the Company Leased Properties (as the case may be) is free from any charge, mortgage, lien, encumbrance, and there are no third party rights, conditions, defects, adverse interest, equities, orders, regulations or other restrictions which could or might have adverse effect on the title or value of the Company Owned Properties or the Company Leased Properties (as the case may be) or limit, restrict or otherwise adversely affect the ability of any member of the Group to occupy and utilise the Company Owned Properties or the Company Leased Properties (as the case may be), and the relevant Group Company has not entered into any agreement in relation to any of the foregoing;

     (ix) there is no agreement to sell or part with possession of or let or license or grant any option over or otherwise dispose of any interest in the property or any part thereof;

     (x) the relevant Group Company has not received and is not aware of there being any notice from the government or any other competent authority

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          or the management body of the property requiring that Group Company to demolish or reinstate any part of the Company Owned Properties or the Company Leased Properties (as the case may be);

     (xi) the Group has not made erected or constructed, and is not aware of, any unauthorised or illegal structure or alteration (which have not been duly rectified) at, on or within the Company Owned Properties or the Company Leased Properties (as the case may be) or any part thereof;

     (xii) no competent authority has issued any order or notice which may adversely affect the Company Owned Properties or the Company Leased Properties (as the case may be) and none of the Group Companies has received nor is aware of any complaints, proposals, schemes, resolutions, notices, orders, requirements or recommendations of any authority affecting the Company Owned Properties or the Company Leased Properties (as the case may be) or the use thereof or the interest therein or the owner or occupier thereof;

     (xiii) no default or event which with notice or lapse of time or both will constitute a default by the relevant Group Company has occurred or is continuing under the government grant or other documents applicable to the Company Owned Properties or the Company Leased Properties (as the case may be) and none of the Group Companies is in breach of any laws, rules, regulations, guidelines, notices, circulars, orders, judgments, decrees or rulings of any court, government, governmental or regulatory authorities in respect of the use, occupation and enjoyment of the Company Owned Properties or the Company Leased Properties (as the case may be);

     (xiv) all requisite licenses, certificates and authorities necessary for the existing use of the Company Owned Properties or the Company Leased Properties (as the case may be) by the relevant Group Company have been duly obtained and are valid, in full force and effect;

     (xv) the Company Owned Properties or the Company Leased Properties (as the case may be) is in good state of repair and good physical conditions (fair wear and tear excepted) and none of the Group Companies is aware of any matters or things which materially and adversely affect the Company Owned Properties or the Company Leased Properties (as the case may be) or which may subject the owner or occupier thereof to any charge or liability or which should be revealed to a purchaser for value;

     (xvi) the particulars of tenancies set out in Part B of Exhibit C are true and accurate particulars of all tenancies in respect of the Company Leased Properties in Hong Kong;

     (xvii) the Company Leased Properties are not subject to the payment of any outgoings other than rent, service charges and rates and other normal outgoings;

     (xviii) each of the Group Companies has complied in all material respects with all legislation, statutory requirements, governmental or other orders,

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          rules, directives, instruments affecting or pertaining to the use, occupation or enjoyment of the Company Leased Properties;

     (xx) all the terms of the leases, tenancies, licences, concessions or other agreements have not been varied, modified, amended or supplemented verbally or by means of supplemental agreement or correspondence between the landlord and any of the Group Companies or otherwise; and

     (xxi) the terms of any material lease, tenancy, licence, concession or agreement will not be breached in consequence of the entering into or implementation of this Agreement.

(B)  With respect to each of the Company Leased Properties in the PRC:

     (i) the relevant Group Company has validly acquired the relevant certificates or licence in respect of the Company Leased Properties and such certificates or licence are valid, subsisting and in full force and effect;

     (ii) the Company Leased Properties are not used for any unlawful purposes and have not violated any relevant land or construction regulations;

     (iii) the Company Leased Properties are free from any mortgage, charge, lien, lease, encumbrance or any other third party rights and the relevant Group Company has not entered into any agreement to do any of the foregoing;

     (iv) the relevant Group Company has not received from the PRC government nor any competent authority any notice or order which may adversely affect its right to use the Company Leased Properties for the purpose for which it is presently being used;

     (v) all requisite Consents necessary for the use of the Company Leased Properties as it is presently being used by the relevant Group Company have been duly obtained and are valid and in full force and effect;

     (vi) all the land user's covenants contained in the documents applicable to the Company Leased Properties have been duly performed and observed to the extent that such obligations have fallen due;

     (vii) no default or event which with notice or lapse of time or both will constitute a default by the relevant Group Company has occurred or is continuing under the documents applicable to the Company Leased Properties and none of the Group Companies is in breach of any PRC laws, rules, regulations, guidelines, notices, circulars, orders, judgments, decrees or rulings of any court, government, governmental or regulatory authorities in respect of the use occupation and enjoyment of the Company Leased Properties;

     (viii) all requisite licences, certificates and authorities necessary for the existing use of the Company Leased Properties by the relevant Group Company have been duly obtained and are valid and in full force and

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          effect;

     (ix) all the terms of the leases, tenancies, licences, concessions or other agreements of the Company Leased Properties have not been varied, modified, amended or supplemented verbally or by means of supplemental agreement or correspondence between the landlord and any of the Group Companies or otherwise; and

     (x) the terms of any such lease, tenancy, licence, concession or agreement of the Company Leased Properties will not be breached in consequence of the entering into or implementation of this Agreement.

17.  Loans

(A) In relation to all debentures, acceptance credits, overdrafts, loans or other financial facilities outstanding or available to the Group (referred to in this paragraph as "facilities"):

     (i) the aggregate amount of all facilities drawn down at the relevant accounts date has been disclosed in the Company Audited Accounts;

     (ii) there has been no contravention of, or non-compliance with any provision of any of the facilities nor are there any circumstances whereby the confirmation of any of the facilities might be prejudiced;

     (iii) no steps for the early repayment of any indebtedness thereunder have been taken or threatened;

     (iv) there have not been, nor are there, any circumstances whereby the continuation of any of the facilities might be prejudiced, or which may give rise to any alteration in terms and conditions of any of the facilities;

     (v) none of the facilities is dependent on the guarantee or indemnity of, or any security provided by, a third party other than its Affiliates:

     (vi) none of the facilities will or might be terminated or mature prior to its stated maturity as a result of the execution of this Agreement or any transactions contemplated herein; and

     (vii) the entering into and consummation of this Agreement will not result in a breach of any terms of any of the facilities, nor will the same result in any payment or repayment under any of the facilities being accelerated.

(B) No Group Company is a party to nor has it any liability (present or future) nor has it created or agreed or permitted any loans, mortgages, charges, debentures or other loan capital or bank overdrafts, or other similar indebtedness, financial facilities, credit sale or conditional sale agreement, financial leases or hire purchase, letter of credit or leasing, commitments or any guarantees, indemnities or other contingent liabilities or rights of security or third party rights of any kind whatsoever to be made to or by any Group Company which are outstanding except as shown in the Company Audited Accounts.

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(C)  None of the Group Companies has factored any of its debts or engaged in any financing of a type which would not be required to be shown or reflected in the Company Audited Accounts.

(D) The total amount borrowed by each Group Company (as determined in accordance with the provisions of the relevant instrument or document) does not exceed any limitation on its borrowing powers contained in its articles of association or equivalent constitutional document, or in any debenture or other deed or document binding upon it.

(E) No outstanding indebtedness of any Group Company has become payable by reason of default by the Group Company and no event of default has occurred or is pending which with the lapse of time or the fulfillment of any condition or the giving of notice may result in any such indebtedness becoming so payable prior to maturity.

18.  Contracts and commitments

(A) Since the Company Accounts Date each Group Company has carried on its business in the ordinary and normal course and, save as mentioned in or as contemplated by this Agreement, no Group Company has entered into any transaction or incurred any liabilities except in the ordinary course of its day-to-day business on normal commercial terms and on an arm's length basis for full value.

(B) No Group Company has received any formal or informal notice to repay under any agreement relating to any borrowing (or indebtedness in the nature of borrowing) which is repayable on demand and which exceeds an aggregate amount of HK$500,000.

(C) No party to any agreement or arrangement with or under an obligation to any Group Company is in default under it, being a default which would be material in the context of such Group Company's financial or trading position and as far as the Group Companies are aware there are no circumstances likely to give rise to such a default.

(D)  No Group Company is:

     (i) in default under or in breach of any agreement or obligation to which it is party or in respect of any other obligations or restrictions binding upon it nor is it aware of any invalidity or of any grounds for determination, recession, avoidance or repudiation of any agreement to which any Group Company is a party; or

     (ii) liable in respect of any representation or warranty (whether express or implied) which has a material adverse effect on the Group as a whole.

(E) In respect of each Group Company, there are no outstanding contracts, engagements or liabilities, whether quantified or disputed, except (i) as shown in the Company Audited Accounts or (ii) entered into in the ordinary course of the Group Company's day to day business operations on normal commercial terms.

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(F)  With respect to each of the Group Companies, subject to the fulfilment of the conditions in Clause 4.1(a) to (i) of this Agreement, there are no:

     (i) contractual arrangements between the Group Company and any party which will or may be legally terminated as a result of the execution or completion of this Agreement or which requires any Consent from any party to be obtained in connection with the execution or completion of this Agreement;

     (ii) other than contained in the banking facilities documents, powers of attorney which are still outstanding or effective to or in favour of any person to enter into any contract or commitment or to do anything on its behalf other than in the ordinary course of business;

     (iii) agreements or arrangements entered into by it otherwise than by way of bargain at arm's length;

     (iv) contracts or any obligations binding upon it (other than that entered into in the ordinary course of business) which are unusual or of a long-term nature or involving or which may involve obligations on it of a nature or magnitude calling for special mention or which cannot be fulfilled or performed on time or without undue or unusual expenditure of money or effort; or

     (v) contracts or arrangements between itself and the parties to this Agreement or their associates other than contracts in the ordinary course of their day to day trading or operations on normal commercial terms.

(G) No agreement or arrangement to which any Group Company is a party is, is required or, following the execution and completion of this Agreement, will be required to be registered with any authority or governmental agency (save for the purpose of implementing this Agreement).

19.  Intellectual property

(A) Save and except those listed in Exhibit D and those licensed to any Group Company for use by the Group in administration or office support or those for the equipments, systems, networks or infrastructure in connection with the operations and business of the Group, none of the Group Companies uses in the conduct of its business any Intellectual Property Rights registered or owned by any other person which are material in the context of the Group's business.

(B) The Intellectual Property Rights listed in Exhibit D and those referred to in paragraph 19(A) above comprise all the Intellectual Property Rights used or required for the purposes of the business of the Group which are material in the context of the Group's business and the Intellectual Property Rights listed in Exhibit D are valid, in full force and effect, registered (where applicable) in the name of the relevant licensor.

(C) No Group Company has granted or is obliged to grant any licences or assignments under or in respect of any Intellectual Property Rights listed in Exhibit D (except in the ordinary course of business) or to disclose or provide know-how, trade secrets, technical assistance, confidential information or lists

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     of customers or suppliers to any person (except in the ordinary course of business to the extent that is necessary or for the purpose of this Agreement) and no such disclosure has been made.

(D) The conduct of the business of the Group in the ordinary and usual course as at present will not (i) infringe, and has not at any time in the past infringed, any Intellectual Property Rights of any third party or (ii) except in the ordinary and usual course of business, give rise to any commission, royalty or like fee of any amount or require any Consent to be obtained in the context of the Group's business.

(E) All fees for the owning, registration, grant or renewal of the Intellectual Property Rights of or used in the Group's business have been paid when due or will be paid in due course and so far as the Company is aware, no circumstances exist which might lead to the termination of or any claim for damages under any licence of Intellectual Property Rights to the relevant Group Company.

(F) There is no fact, matter or circumstances which would or would be likely to:

     (i) render void or voidable any right to own or use the Intellectual Property Rights listed in Exhibit D; or

     (ii) lead to any revocation of the grant of licence in respect of the Intellectual Property Rights used by the Group.

(G) No Group Company has entered into any agreement or arrangement involving the sale, mortgage, pledge, granting of options or any other rights over the Group Companies' interest in any of their Intellectual Property Rights.

(H) The Group Companies have taken all steps and actions (as owner, or as the case may be, as licensees if so required under the relevant licences) necessary or desirable in order to protect, defend, enforce or maintain their respective rights in or to the Intellectual Property Rights listed in Exhibit D.

(I)  There has not at any time been a claim made that:

     (i) the conduct of the businesses and operations of the Group Companies using any of the Intellectual Property listed in Exhibit D infringes the Intellectual Property Rights of any third parties or involves the unauthorised use of confidential information; or

     (ii) any of the Intellectual Property Rights licensed for the use by the relevant Group Companies are invalid, liable to cancellation or removal, or unlikely to be granted in their current form, whether in whole or in part.

(J) There exists no actual or threatened infringement by any third party of any Intellectual Property Rights listed in Exhibit D (including misuse of confidential information) or any event likely to constitute such an infringement nor has the Group acquiesced in the unauthorised use by any third party of any such Intellectual Property Rights.

(K) Each Group Company is licensed to use all software necessary to enable it to continue to use its computerised records for the foreseeable future in the same manner in which they have been used prior to the date of this Agreement.

20.  Trading

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(A)  Since the Company Accounts Date:

     (i) full and proper records and books of account of the transactions, dealings and affairs of the Group Companies have been and will be kept, and full and proper entries have been and will be made;

     (ii) there has been no material deterioration in the turnover or the financial or trading position or prospects of the Group taken as a whole;

     (iii) no Group Company has, by doing or omitting to do anything, prejudiced its goodwill and no goodwill of any Group Company will be prejudiced in any way as a result of the transactions contemplated by this Agreement;

     (iv) no part of the businesses of the Group Companies has been affected by any abnormal factor not affecting similar businesses to a like extent and the Vendor, having made due and careful enquiries, are not aware of any facts which may reasonably be considered as likely to give rise to any such effect;

     (v) no resolutions have been passed by any Group Company in general meeting or by its directors in directors' meetings and nothing has been or will be done prior to Completion in the conduct or management of the affairs of the Group which may reasonably be considered as likely to prejudice the interests of the other parties to this Agreement;

     (vi) save as contemplated by this Agreement, the Group has not undergone and will not prior to the Completion undergo any capital reorganization or change in its capital structure.

(B) The Vendor has no knowledge, information or belief that the entering into of this Agreement (whether by reason of an existing agreement or arrangement or otherwise) or as a result of any other matter contemplated in this Agreement:

     (i) any supplier of the Group will cease or be entitled to cease supplies or may substantially reduce its supplies to it;

     (ii) any customer and client of the Group will cease or be entitled to cease to deal with it or may substantially reduce its existing level of business with it;

     (iii) the Group will lose the benefit of any right or privilege which it enjoys (in particular, preferential tax treatment relating to (i) profit tax, and (ii) import tax (if any) on purchase of materials or machinery from outside the jurisdiction of its incorporation, currently enjoyed by the Group); or

     (iv) any officer or senior employee of any Group Company having salary of more than HK$200,000 per month will leave.

(C) None of the activities or contracts or rights of each of the Group Companies is ultra vires, unauthorised, invalid, void or voidable. All documents to which each Group Company is a party and in the enforcement of which the relevant Group Company may be interested have been duly stamped, if required, and are in the possession of the relevant Group Company.

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(D)  Save for the purpose of implementing the transactions contemplated under this Agreement, there are no arrangements or understandings (whether legally enforceable or not) between any Group Company and any person who is a shareholder or the beneficial owner of any interest in such Group Company in which such shareholder or beneficial owner is (directly or indirectly) interested, relating to the management of any Group Company's business, or the appointment or removal of directors of any Group Company, or the ownership or transfer of ownership or the letting of any of the assets of any Group Company, or the provision, supply or purchase of finance, goods, services or other facilities to, by or from any Group Company, or in any other respect relating to the affairs of any Group Company, and there are no amounts owing (other than as a result of transactions entered into in the ordinary course of business of the relevant Group Company and negotiation on an arm's length basis and on normal commercial terms) between any Group Company and any person who is a shareholder or the beneficial owner of any interest in such Group Company in which such shareholder or beneficial owner is (directly or indirectly) interested.

(E) Save for those entered into in the ordinary course of business, no Group Company is a party to any agency, distributorship, marketing, purchasing, manufacturing, licensing or service agreement or arrangement, or any restrictive trading or other agreement or arrangement which in any way restricts its freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit.

(F) No Group Company is a party to any undertaking or assurances given to any court or governmental agency (other than that entered into in its ordinary course of business) which is still in force.

(G)  There are not outstanding with respect to any Group Company:

     (i) any agreements or arrangements not entered into in the ordinary course of business to which any Group Company is a party for profit sharing, share incentives or share options;

     (ii) any agreement (whether by way of guarantee, indemnity, warranty, representation or otherwise) under which any Group Company is under any actual or contingent liability in respect of:

          (a) any disposal of its assets or business or any part thereof except such as are usual in the ordinary and proper course of its normal day-to-day trading as carried on at the date hereof; or

          (b)  the obligations of any other person.

21.  Capital Commitment

     No member of the Group has any material capital commitment or is engaged in any scheme or project requiring the expenditure of capital of a significant amount save in the ordinary course of business.

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                                   SCHEDULE 5

            PURCHASER'S WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS

Save as specifically disclosed in (i) the Purchaser Audited Accounts, (ii) the Purchaser Management Accounts, (iii) this Agreement or (iv) Exhibit E, a copy of which has been initialled on behalf of the Parties for the purpose of identification:

1.   Accuracy of information

(A)  All the information relating to the Purchaser Group Companies set out in
     Schedule 3 and Recital (B) of this Agreement is true, complete and accurate. All information (in either written or electronic form) given by or on behalf of the Purchaser or any of its officers, directors, employees or advisors to the Vendor relating to the Purchaser Group Companies and all publicly available information and records of the Purchaser Group Companies (including information contained in annual reports, statutory filings and registrations) is, and was, when supplied or published, true, complete and accurate and not misleading and there is no fact or matter which has not been disclosed and which may render such information untrue, inaccurate or misleading or which if disclosed might reasonably be expected to influence adversely the Vendor's decision to subscribe for the Consideration Shares, the Vendor's decision to acquire the Consideration Convertible Note, or the Guarantor's agreement to enter into the Facility Agreement, in each case on the terms of this Agreement. No information which is material to the Purchaser Group and which would reasonably be expected to be of interest to any subscriber for Shares has been withheld from the Vendor.

(B) All principal members of the Purchaser Group Companies (being all members of the Purchaser Group except (i) companies which only perform the function of intermediate holding companies in the Purchaser Group, and (ii) dormant companies) are included in Part B of Schedule 3.

(C) All statements in relation to the Purchaser Group Companies in the announcement to be published by the Purchaser, Hutchison Whampoa Limited and Cheung Kong (Holdings) Limited (the "Announcement") (and any subsequent circular to be issued by the Purchaser, whether on its own or together with other parties ("Circular")) in respect of, amongst other things, the transactions contemplated by this Agreement are and will be true and accurate in all material respects and not misleading.

(D) All statements of opinion, intention or expectation in relation to the Purchaser Group Companies contained in the Announcement (if any) are truly and honestly held and have been made on reasonable grounds after due and careful consideration, and there is no other fact or matter omitted therefrom the omission of which would make any statement therein misleading in any material respect or which is otherwise material.

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(E)  All statements of opinion, intention or expectation in relation to
     Purchaser Group Companies to be contained in the Circular to the Purchaser's shareholders and other announcements in connection with the transactions contemplated by this Agreement will be truly and honestly held and will be made on reasonable grounds after due and careful consideration, and there will be no other fact or matter omitted therefrom the omission of which would make any statement therein misleading in any material respect or which would otherwise be material.

(F) All financial information in relation to the Purchaser Group Companies contained in the Announcement has been prepared in accordance with generally accepted accounting principles, standards and practice in Hong Kong.

(G) There is no non-public information relating to the Purchaser Group Companies or their respective businesses which has not been disclosed to the Vendor the release of which could adversely affect the trading price of the Shares in a material respect and there is not in existence any material or information relating to the Purchaser which will be required to be disclosed by the Purchaser under the Listing Rules and/or the listing agreement it made with the Stock Exchange.

2.   Capacity and validity

(A)  Subject to the satisfaction of the conditions set out in Clause 4.1(a) to
     (i), the Purchaser has full power, authority and capacity to perform this Agreement without any further sanction or consent by the holders of any class of shares of the Purchaser and has taken all necessary actions to authorise the execution and completion of this Agreement by it and the performance of its obligations hereunder.

(B) This Agreement will, when executed, constitute legal, valid and binding obligations of the Purchaser, in accordance with its terms.

(C) The execution, delivery and the performance of this Agreement by the Purchaser will not:

     (i) result in a breach of any provision of the memorandum or bye-laws of the Purchaser, any third party consent being required under, or a breach, rescission or termination of any agreement, arrangement or instrument to which any Purchaser Group Company is a party or which is binding upon any Purchaser Group Company or any of its property or assets, and will not result in the creation or imposition of any encumbrance or any rights of third party on any of its assets pursuant to the provisions of any such agreement, arrangement or instrument; or

     (ii) result in a breach of any law or regulation or any order, judgment or decree of any court, governmental agency or regulatory body to which any Purchaser Group Company is a party or by which any Purchaser

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          Group Company or its property or assets is bound.

(D)  Subject to the satisfaction of the conditions set out in Clause 4.1(a) to
     (i), no consent, licence, approval or authorisation of or filing or registration with or other requirement of the Stock Exchange or any governmental department, authority or agency in Hong Kong or Bermuda or other jurisdictions in which the Purchaser Group has business as at the date of this Agreement, or courts or any third party pursuant to any contractual or other arrangement to which the Purchaser or any other Purchaser Group Company is a party, is required of the Purchaser in connection with (i) the execution, delivery, performance, validity or enforceability of this Agreement or (ii) the issue of the Consideration Shares as contemplated hereunder.

(E) No Purchaser Group Company is a party to any material contract that may be rescinded or terminated or otherwise affected to its detriment by reason of the execution, delivery or performance of this Agreement or Completion.

3.   Corporate status

(A) Each Purchaser Group Company has been duly incorporated and constituted and validly existing under the laws of its place of incorporation, and there has been no resolution, petition or order for its winding-up nor is any such resolution, petition or order imminent or likely. Each Purchaser Group Company has the corporate power and authority to own or hold under lease the properties and assets it purports to own or hold under lease and to transact and to carry on the business it transacts and proposes to transact.

(B) No events or omissions have occurred whereby the constitution, subsistence or corporate status of any Purchaser Group Company has been or is likely to be adversely affected.

4.   Corporate filings and statutory books

(A) All corporate or other documents required to be filed or registered in respect of each Purchaser Group Company by the laws of its jurisdiction of incorporation have been duly filed or are in the process of being filed as appropriate.

(B) The statutory books and minute books of each Purchaser Group Company have been properly written up and no Purchaser Group Company has received any application or request for rectification of the register of members and compliance has been made with all other legal requirements concerning all issues of shares, debentures or other securities of the Purchaser Group.

(C) All charges in favour of or created by any Purchaser Group Company have (where appropriate) been registered in accordance with the provisions of the applicable legislation and regulations and at the relevant registries and authorities.

5.   Ownership of shares and options, rights of pre-emption etc.

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     Save for the Purchaser Share Options disclosed in the interim report for the six months ended 30 September 2003 of the Purchaser, there is no option, warrant, right of pre-emption, right to acquire, on, over or affecting any shares in any Purchaser Group Company or any securities convertible into shares in any Purchaser Group Company nor is there any commitment to give or create any of the foregoing, and no person has claimed to be entitled to any of the foregoing.

6.   Litigation

(A) No Purchaser Group Company is engaged in (nor is any director of any Purchaser Group Company in connection with the affairs of the Purchaser Group Company engaged in) any claim, litigation, arbitration, prosecution or other legal proceedings or any investigation, enquiry or in any proceedings or hearings before any statutory or governmental body, department, board or agency, which individually or in the aggregate may have a material adverse effect on the Purchaser Group taken as a whole, and the Purchaser, having made all reasonable enquiries, are not aware that any such claim, litigation, arbitration, prosecution, investigation, enquiry or other legal proceedings are pending or threatened or of any facts or circumstances likely to give rise to such claim, litigation, arbitration, prosecution, investigation, enquiry or proceedings.

(B) There is no order, decree or judgement of any court or governmental agency or regulatory body outstanding or anticipated against any Purchaser Group Company which may individually or in the aggregate have or has had a material adverse effect upon the condition, financial or otherwise or the earnings, business affairs or business prospects (whether or not arising in the ordinary course of business) of the Purchaser Group (taken as a whole).

7.   Insolvency

(A) No liquidator, provisional liquidator, receiver or other person carrying out any similar function has been appointed anywhere in the world in respect of the whole or any part of the assets or undertaking of the Purchaser Group.

(B) No Purchaser Group Company has ceased or suspended payment of its debts, become unable to pay its debts when they fall due or otherwise become insolvent.

(C) No unsatisfied judgment, order or award is outstanding against any Purchaser Group Company.

8.   Listing Status

(A) The listing of the shares of the Purchaser on the Stock Exchange is not terminated by the Stock Exchange and there is no such termination threatened against the Purchaser. The Purchaser is not aware of any circumstances or matters which are likely to give rise to the termination of its listing status or which are likely to jeopardise such listing or which may possibly result in

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     disciplinary proceedings being commenced by the Stock Exchange against the
     Purchaser or its past or current directors.

(B)  Subject to the satisfaction of the conditions set out in Clause 4.1(a) to
     (i) and save as disclosed in the Announcement, the Purchaser has obtained from the Stock Exchange and other authorities all necessary consents (if any) which are relevant to maintain the listing status of the Company on the Stock Exchange or to complete the transactions under this Agreement in the manner contemplated.

(C) The Purchaser is not in material breach of the terms of the listing agreement that it has entered into with the Stock Exchange and it is not in material breach of the rules, regulations and requirements of the Stock Exchange.

(D) None of the members of the Purchaser Group is, and (to the knowledge of the Purchaser) has been, the subject of any investigation carried out by the Stock Exchange or the Securities and Futures Commission of Hong Kong.

9.   Compliance with laws

     Each Purchaser Group Company has at all times carried on business and conducted its affairs in all respects in accordance with its constitutional documents, business licence and any law, regulation, legislation, decree or order applicable to it for the time being in force and any other documents to which it is or has been a party in all respects and obtained and complied with all necessary Consents required to carry on its business in Hong Kong and the PRC and all relevant jurisdictions in which the Purchaser Group has business, including (but without limitation) legislation relating to companies and securities, real property, Taxation and prevention of corruption and have complied with all legal requirements in relation to any transactions to which it is or has been a party prior to Completion.

10.  Accounts and Purchaser Management Accounts

(A)  The Purchaser Audited Accounts and the Purchaser Management Accounts:

     (i) were prepared in accordance with applicable laws (including the Companies Ordinance) and with generally accepted accounting principles, standards and practices in Hong Kong (including all applicable Statements of Standard Accounting Practice) at the time they were prepared and, save as disclosed therein, on a recognised and consistent basis with the audited consolidated financial statements of the Purchaser Group for each of the three financial years ended 31 March 2001, 2002 and 2003 and for the six months ended 30 September 2003 (the "Previous Purchaser Accounts");

     (ii) are true and accurate, correctly make or include adequate provision for any bad and doubtful debts and all established liabilities (including dividends or other distributions), make proper and adequate provision for (or contain a note in accordance with good accounting practice in respect thereof) all deferred, disputed or contingent liabilities (whether

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          liquidated or unliquidated) and all capital commitments of the
          Purchaser Group as at the Purchaser Accounts Date or the Purchaser Management Accounts Date (as the case may be) and the reserves and provisions (if any) made therein for all Taxation relating to any period on or before the Purchaser Accounts Date or the Purchaser Management Accounts Date (as the case may be) are proper and adequate;

     (iii) give a true and fair view of the state of affairs and financial and trading positions of the Purchaser Group at the Purchaser Accounts Date or the Purchaser Management Accounts Date (as the case may be) and of the Purchaser Group's results for the financial period ended on that date;

     (iv) correctly include all the assets of the Purchaser Group as at the Purchaser Accounts Date or the Purchaser Management Accounts Date (as the case may be) and the rate of depreciation adopted therein is appropriate for each of the fixed assets of the Purchaser Group to be written down to nil by the end of their estimated lives;

     (v) other than the Properties, slow-moving stock has been written down appropriately and unrecoverable work in progress and redundant and obsolete stock have been wholly written off and the value attributed to the remaining stock did not exceed the lower of cost and net realisable book value as at the Purchaser Accounts Date or the Purchaser Management Accounts Date (as the case may be);

     (vi) save as disclosed therein, the method of valuing stock and work in progress adopted in the Purchaser Audited Accounts and the Purchaser Management Accounts and the basis of depreciation adopted in respect of fixed assets are the same as those adopted in the Previous Purchaser Accounts;

     (vii) are not affected by any unusual, exceptional, extraordinary or non-recurring items and do not include transactions not normally undertaken by the relevant the Purchaser Group Company (in each case, which are not disclosed in the relevant accounts); and

     (viii) contain adequate provision for the diminution in value of the Purchaser Group's properties.

(B)  Since the Purchaser Management Accounts Date:

     (i) none of the Purchaser Group Companies has entered into any unusual or abnormal contracts or long term or onerous or other commitments binding on it (other than contracts entered into in the ordinary course of its business) and there has not been any acquisition or disposal by any Purchaser Group Company of any fixed or capital assets or any agreement to effect the same;

     (ii) other than in its ordinary course of its business, none of the Purchaser Group Companies has borrowed or lent any money in excess of HK$500,000 in aggregate which has not been repaid or increased any liability (whether or not secured) in excess of HK$500,000 in aggregate

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          or incurred or entered into any other liability, transaction or contract in excess of HK$500,000 in aggregate;

     (iii) no event has occurred as regards any Purchaser Group Company which would entitle any third party to terminate any contract or any benefit enjoyed by such Purchaser Group Company or call in any amount of money before the normal due date therefor;

     (iv) none of the Purchaser Group Companies has created any mortgages or charges or granted any security or other indebtedness, financial faculties, finance leases or hire purchase commitments or any guarantees or contingent liabilities on the whole or any part of its assets putting it under a prospective or contingent liability that may remain after the date hereof;

     (v) other than from bankers in the ordinary course of its day to day trading operation, none of the Purchaser Group Companies has borrowed or increased any secured liability;

     (vi) the business of each Purchaser Group Company has been carried on in the ordinary and usual course and in the same manner as in the past, both as regard the nature and scope and manner of conducting the business so as to maintain the business as a going concern, and no part of the business of the Purchaser Group has been affected by any abnormal factor in any respect;

     (vii) no fixed asset or stock has been written up nor any debt written off, and no unusual or abnormal contract has been entered into by any Purchaser Group Company and so far as the Purchaser is aware, none of the assets of any Purchaser Group Company has been depleted by any unlawful act of any person;

     (viii) the trading prospects, financial position or businesses of the Purchaser Group Companies have not been materially adversely affected as a result of any event or circumstances arising since the Purchaser Management Accounts Date and no such material adverse effect is expected by the Purchaser within the immediate future; and

     (ix) no Purchaser Group Company has issued or repaid or agreed to issue or repay any share or loan capital other than pursuant to the exercise of any Purchaser Share Options.

(C) There has been no material adverse change in the condition, financial or otherwise, or the earnings, net assets, business affairs or business prospects (whether or not arising in the ordinary course of business) of the Purchaser Group Companies as a whole since 30 September 2003.

(D) Since the Purchaser Management Accounts Date, no dividend has been declared or paid or other distributions out of profits, reserves or capital made in respect of any share capital of each Purchaser Group Company save for distribution to wholly-owned subsidiaries of the Purchaser or to the Purchaser.

11.  Conduct of business

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(A)  Each Purchaser Group Company carries on its business intra vires, solely under its corporate name, without any known infringement of any proprietary right or proprietary interest of any other person, without any known liability to pay any royalty or similar sum and such business is not in breach of any legislation, regulation or third party rights in Hong Kong and the PRC and all relevant jurisdictions in which the Purchaser Group has business.

(B) All dividends or distributions (if any) declared, made or paid by any of the Purchaser Group Companies have been declared, made or paid in accordance with its articles of association or other similar constitutional documents and the applicable provisions of the Companies Ordinance or other relevant legislation in Hong Kong and the PRC and all relevant jurisdictions in which the Purchaser Group has business.

(C)  In respect of the business of the Purchaser Group:

     (i) there are requisite corporate powers in respect thereof, and all applicable legislation, rules and regulations in Hong Kong and the PRC and all relevant jurisdictions in which the Purchaser Group has business as at the date of this Agreement have been complied with and observed, and there have been no breach or contravention of the same which has an adverse impact on the business of the Purchaser Group taken as a whole;

     (ii) all Consents necessary for the proper conduct of business in Hong Kong and the PRC and all relevant jurisdictions in which the Purchaser Group has business as at the date of this Agreement have been obtained and maintained and no event or omission has occurred whereby any of such Consents or the renewal thereof which has an adverse impact on the business of the Purchaser Group taken as a whole is or is likely to be thereby adversely affected, suspended or revoked;

     (iii) the businesses and all such Consents may continue to be carried on and held by the Purchaser Group Companies after and notwithstanding Completion; and

     (iv) the carrying on of such business in no way contravenes or infringes any third party Intellectual Property Rights.

(D) Each of the Consents referred to in paragraph (C) is valid and in force, and no Purchaser Group Company is in breach of any terms of any such Consent (including breach of any requirement relating to such Consent to make returns or reports or supply information) and there are no circumstances which might invalidate any such Consent or render it liable to forfeiture or modification (to the detriment of the relevant Purchaser Group Company) or (in the case of a renewable Consent) affect its renewal.

(E) No Purchaser Group Company has given any representation, warranty or other term (whether express or implied) in respect of any of its services or end-products (save as required under laws or given in its ordinary course of business); and it has no outstanding liability (including a contingent liability by virtue of the terms on which the end-products or services were sold) in respect

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     of any such end-products or services or their maintenance or replacement.

(F) No Purchaser Group Company has (except (i) for the purpose of carrying on its business in the ordinary course and subject to an obligation of confidentiality or (ii) for the purpose of negotiating, preparing or performing this Agreement) disclosed, or agreed to disclose, or authorised the disclosure of, any of its lists of suppliers or customers, trade secrets or confidential information concerning its business, all of which are fully and properly recorded in writing or other appropriate form and are not incorrect in any way.

(G) The business of each Purchaser Group Company is managed exclusively by its officers and employees, and no person has authority to bind a Purchaser Group Company other than its officers and employees and its authorized agents acting in the ordinary and ostensible course of their duties.

(H) No Purchaser Group Company is or has agreed to become, a member of any partnership, joint venture or consortium (whether incorporated or not incorporated outside its ordinary course of business).

12.  Assets

(A) All the plant, equipment and assets (except the Properties) included in the Purchaser Audited Accounts or acquired since the Purchaser Accounts Date and all assets, computer hardware, software and database of the Purchaser Group are in reasonably good and safe condition and in working order (fair wear and tear excepted) in all respects and have been regularly and properly maintained and are not dangerous, inefficient, obsolete or in need of renewal or replacement and without prejudice to the generality of the foregoing no Purchaser Group Company has manufactured, sold or supplied any product or has provided any service which is material in the context of the business of the Purchaser Group as a whole, which does not comply with all applicable laws and regulations in all respects or which is sub-standard, defective or dangerous or not in accordance with any representations, warranty or other term (express or implied) given in respect of such products.

(B) All plant, equipment and assets (except the Properties) included in the Purchaser Audited Accounts or acquired since the Purchaser Accounts Date and all assets, computer hardware, software and database of each Purchaser Group Company:

     (i) are legally and beneficially owned by that Purchaser Group Company free from any mortgage, charge, lien or similar encumbrance, security interest or assignment, equity, option, right of pre-emption, royalty, factoring agreement, any hire-purchase agreement or agreement for payment on deferred terms or bills of sale or lien, charge or other encumbrance including a conditional obligation to create or enter into any of the foregoing;

     (ii) are in the possession or under the control of that Purchaser Group Company; and

     (iii) comprise all the assets, property and rights which that Purchaser
          Group

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          Company owns or which it uses or requires for the purpose of carrying on its business.

(C) Where any assets are used but not owned by the Purchaser Group Company or any facilities or services are provided to the Purchaser Group Company by any third party, there has not occurred any event of default or any other event or circumstance which may entitle any third party to terminate any agreement or licence in respect of the provision of such facilities or services.

(D) All stock of each Purchaser Group Company (except for the Properties, and except where provisions have been included in the Purchaser Audited Accounts or the Purchaser Management Accounts) is in good condition (fair wear and tear excepted) and capable of being used or sold by it in the ordinary course of trading.

(E) The amount of all debts owing to each Purchaser Group Company (less the amount of any provision or reserve for bad and doubtful debts included in the Purchaser Audited Accounts or the Purchaser Management Accounts) will be substantially recoverable in the ordinary course.

(F) No Purchaser Group Company owns, or has agreed to acquire, any shares or debentures in any other undertaking (other than shares in another Purchaser Group Company) or any other securities.

(G) Each Purchaser Group Company has done everything prudent (whether by way of giving notice, registration, filing or otherwise), required or permitted to be done by it for the protection of its title to, or for the enforcement or the preservation of any order of priority of its title to, any property or rights (including the benefit of any debt, mortgage or charge) owned by it.

(H) All records or other documents recording or evidencing any contract, licence, consent or other right of each Purchaser Group Company or required for the exercise of any such right are in the possession or under the control of that Purchaser Group Company.

13.  Insurance

(A) Each Purchaser Group Company has or has procured the effect of all insurances required by the applicable law to be effected by it in the jurisdiction in which it has business (including public liability insurance) or which ought reasonably to have been effected over its business in Hong Kong or elsewhere (including the undertakings and assets and in particular all the Properties) for a substantial part of its value and covering third party liability of each Purchaser Group Company having taken into account the nature of the business of the relevant Purchaser Group Company, the place in which it carries on business and those risks normally insured by persons carrying on similar businesses.

(B) All premiums due on the said policies have been paid, all the conditions of the said policies have been performed and observed in all respects in each place in which the Purchaser Group carries on business, and (other than the transactions contemplated under this Agreement) nothing has been done or has been omitted to be done whereby any of the said policies has or may become void or

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     voidable.

(C) No material claim is outstanding either by the insurer or the insured under any of the said policies and no material claim against any Purchaser Group Company by any third party is outstanding in respect of any risk covered by any of the policies or by any policy previously held by any Purchaser Group Company.

(D) None of the Purchaser Group Companies is aware of any circumstances which would or are likely to entitle any Purchaser Group Company to make a claim under any of the said policies or which would or are likely to be required under any of the said policies to be notified to the insurers.

14.  Taxation

(A) Each Purchaser Group Company has complied with all relevant legal requirements relating to registration or notification for Taxation purposes in all respects.

(B)  Each Purchaser Group Company has:

     (i) paid all Taxation (if any) due to be paid as at the date of Completion; and

     (ii) taken all necessary steps to obtain any repayment of or relief from Taxation available to it.

(C) All returns, notifications, documents, computations and payments for Taxation purposes which ought to have been made by or in respect of each of the Purchaser Group Companies to the Taxation Authorities whether in Hong Kong or in any other part of the world have been duly made and all such returns, notifications, documents, computations are up to date, correct and on a proper basis and are not the subject of any material dispute with the relevant Taxation, revenue or other appropriate authorities.

(D) The provisions (if any) included in the Purchaser Audited Accounts are adequate to cover all Taxation in respect of all periods ending on or before the Purchaser Accounts Date for which any Purchaser Group Company was then or might at any time thereafter become or have become liable.

(E) None of the Purchaser Group Companies is in material dispute with any Taxation Authority or revenue authority in the jurisdiction of its incorporation or in the jurisdiction where it conducts its business, and to the knowledge of the Purchaser Group Companies after due and careful enquiries, no such dispute is pending or threatened.

(F) (i) There is no liability for Tax in relation to any member of the Purchaser Group which arises in consequence of an Event occurring on or before the date of Completion whether or not the Tax is chargeable against or attributable to any other person.

     (ii) There is no liability for Tax in relation to any member of the Purchaser Group which arises in consequence of a series of related Events only the first or some of which have taken place on or before the date of

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          Completion whether or not Tax is chargeable against or attributable to any other person but only to the extent that the liability for Tax is attributable to such Event or Events occurring on or before the date of Completion.

     (iii) There is no liability for Tax in relation to any member of the Purchaser Group which would have been saved but for the loss, reduction, modification or cancellation of some Relief in consequence of an Event occurring on or before the date of Completion where the availability of Relief has been shown as an asset in, or referred to in the notes to, the Purchaser Audited Accounts or has been taken into account in computing (and so reducing) any provision (whether for deferred Tax or otherwise) which appears in the Purchaser Audited Accounts or has resulted in no provision for deferred Tax being shown in the Purchaser Audited Accounts, provided that any Tax which would have been repaid but for the loss, reduction, set-off or cancellation of any right to repayment of the Tax in consequence of an Event occurring on or before the date of Completion is for the purposes of this paragraph (F)(iii) deemed to be Tax for which the relevant member of the Purchaser Group is liable and which arises in consequence of the Event.

     (iv) There is no liability for Tax in relation to any member of the Purchaser Group which would have arisen in consequence of an Event occurring on or before the date of Completion Date which is not and will not be payable in consequence of the utilisation or set-off of some Relief, where the Relief arises in respect of an Event occurring after the date of Completion.

     (v) There is no liability to pay any amount in respect of Tax in relation to any member of the Purchaser Group under an indemnity, guarantee, mortgage or charge created on or before the date of Completion.

(G)  Paragraph (F) does not apply to any liability to the extent that:

     (i) a specific provision has been made for such Tax in the Purchaser Audited Accounts or the Purchaser Management Accounts, or to the extent that such liability for Tax has been discharged by the relevant member of the Purchaser Group;

     (ii) the liability arises as a result only of a provision or reserve in respect of the liability made in the Purchaser Audited Accounts being insufficient by reason of any increase in rates of Tax announced after the date of Completion with retrospective effect; or

     (iii) the liability arises as a result of legislation which comes into force after the date of Completion and which is retrospective in effect.

(H)  None of the following shall be regarded for the purposes of paragraph
     (F)(iii) above as an Event which has occurred in the ordinary course of the business of the relevant member of the Purchaser Group:

     (i) an Event to which any of Sections 20 (liability of certain non-resident persons), 20A (persons chargeable on behalf of a non-resident), 20B (persons chargeable in respect of certain profits of a non-resident), 39 (replacement of plant or machinery), 61 (certain transactions and dispositions to be disregarded), 61A (transactions designed to avoid tax) or 61B (utilisation of losses to avoid tax) of the Inland Revenue

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          Ordinance (Chapter 112) may apply;

     (ii) an acquisition, disposal or supply or deemed acquisition, disposal or supply of assets, goods, services or business facilities of any kind (including a loan of money or a letting, hiring or licensing of tangible or intangible property) for a consideration which is treated for Tax purposes as different from the actual consideration;

     (iii) an Event which results in the relevant member of the Purchaser Group being liable for Tax for which it is not primarily liable;

     (iv) an Event in respect of which Tax arises as a result of a failure by the relevant member of the Purchaser Group to deduct or account for Tax; and

     (v)  a disposal of capital assets.

(I) As at the date of this Agreement, the following members of the Purchaser Group have been informed by the relevant Taxation Authority to have the following losses carried forward from previous years for setting off against profits of the relevant member in subsequent years for the purpose of profits tax or income tax in the jurisdictions set out below:

--------------------------------------------------------------------------------
Name of member of the Purchaser Group    Tax loss carried forward   Jurisdiction
--------------------------------------------------------------------------------
Vanda Systems & Communications                HK$46,756,308           Hong Kong
Holdings Limited
--------------------------------------------------------------------------------
Vanda Instrument & Equipment                  HK$3,921,657            Hong Kong
Company Limited
--------------------------------------------------------------------------------
Janeper Development Limited                   HK$3,200,839            Hong Kong
--------------------------------------------------------------------------------
Vanda Computer & Equipment Company            HK$107,861,871          Hong Kong
Limited
--------------------------------------------------------------------------------
Vanda Computer Service (Hong Kong)            HK$582,303              Hong Kong
Company Limited
--------------------------------------------------------------------------------
Vanda Systems (Singapore) Pte Ltd             S$382,074               Singapore
--------------------------------------------------------------------------------
Vanda InnovAsia Pte Ltd                       S$300,159               Singapore
--------------------------------------------------------------------------------
WiseAsia (Singapore) Pte Ltd                  S$519,310               Singapore
--------------------------------------------------------------------------------
Azure Technologies Pte Ltd                    S$l,336,036             Singapore
--------------------------------------------------------------------------------

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15.  Employment arrangements

(A) Except for those notified to the Vendor in writing prior to the entering into of this Agreement, all contracts of service to which any Purchaser Group Company is a party can be terminated by it by not more than three months' notice or less without compensation (other than compensation required to be paid in accordance with the Employment Ordinance, Chapter 57 of the Laws of Hong Kong or the relevant legislation).

(B) No loan has been granted by any Purchaser Group Company to any director or employee of any Purchaser Group Company.

(C) None of the Purchaser Group Companies is under any obligation (whether actual or contingent and whether or not disputed by the relevant Purchaser Group Company) to any former employee whether for breach of any contract of service, for compensation for wrongful dismissal or for unfair dismissal or for payment of any salaries, wages, pensions, gratuities, severance pay, long service payment, bonuses or otherwise howsoever or whatsoever and no tax, levy, contribution or payment in respect of any former employee whether to any governmental authority, pension fund, scheme or trust or otherwise howsoever or whatsoever is outstanding or disputed.

(D) All salaries and wages due to the officers and employees of each Purchaser Group Company for any period before the date of this Agreement have been paid in full.

(E) The Purchaser Group is not involved in any industrial or trade dispute with any of its employees or any trade union or association.

(F) The Purchaser Group is not bound or accustomed to pay any moneys other than in respect of normal salary, remuneration or emoluments of employment to or for the benefit of its employees.

(G) The Purchaser Group has in relation to each of its employees complied with all obligations imposed on it by all laws relevant to the relations between it and its employees.

(H) All retirement scheme, pensions or other retirement or death, disability benefits that are required by laws in Hong Kong or elsewhere to be kept for any present or past employees have been performed and complied with by each Purchaser Group Company in all respects.

16.  Properties

(A) With respect to each of the Owned Properties and the Leased Properties in Hong Kong (as the case may be):

     (i) the relevant Purchaser Group Company has good and marketable title in or to the Owned Properties and is the legal and beneficial owner thereof and there is no claim or dispute in respect of its ownership of the Owned Properties;

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     (ii) all the title deeds (including valid and subsisting tenancy agreements in respect of the Owned Properties in Hong Kong but excluding all tenancy agreements which have lapsed for more than 6 years) and documents necessary to prove the relevant Purchaser Group Company has good and marketable title to the property and in particular all the original of such title deeds and documents which relate exclusively to the property are in the possession and under the control of the relevant Purchaser Group Company (save for documents of title in respect of properties which are the subject of charges, mortgages, liens or encumbrances and are in the possession of chargees, mortgagees or their agents);

     (iii) the government grant is good, valid and subsisting and all land premium management fee, registration fees, taxes, all moneys due and payable, outstanding or reserved thereunder and all covenants, terms and conditions contained therein have been duly paid, observed and performed to-date;

     (iv) all covenants, obligations, stipulations, restrictions, terms and conditions affecting the Owned Properties or the Leased Properties (as the case may be) have been duly observed, performed and complied with in all respects and all outgoings of whatever nature in respect thereof have been duly paid to-date;

     (v) there is no dispute with any governmental or local authority or with the owner or occupier of any adjoining or neighbouring property or howsoever otherwise;

     (vi) there is no notice or order in relation to resumption or compulsory acquisition of the Owned Properties or the Leased Properties (as the case may be) under any legislation the implementation of which would or could affect the occupation or enjoyment of the Owned Properties or the Leased Properties (as the case may be) nor are there any monetary or other claims or liabilities, whether actual or contingent affecting such Owned Properties or the Leased Properties (as the case may be);

     (vii) all legislation, statutory requirements, governmental or other orders, rules, directives or instruments affecting or pertaining to the use, occupation or enjoyment of the Owned Properties or the Leased Properties (as the case may be) have been duly complied with to-date;

     (viii) the Owned Properties or the Leased Properties (as the case may be) is free from any charge, mortgage, lien, encumbrance, and there are no third party rights, conditions, defects, adverse interest, equities, orders, regulations or other restrictions which could or might have adverse effect on the title or value of the Owned Properties or the Leased Properties (as the case may be) or limit, restrict or otherwise adversely affect the ability of any member of the Purchaser Group to occupy and utilise the Owned Properties or the Leased Properties (as the case may be), and the relevant Purchaser Group Company has not entered into any agreement in relation to any of the foregoing;

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

     (ix) there is no agreement to sell or part with possession of or let or license or grant any option over or otherwise dispose of any interest in the property or any part thereof;

     (x) the relevant Purchaser Group Company has not received and is not aware of there being any notice from the government or any other competent authority or the management body of the property requiring that Purchaser Group Company to demolish or reinstate any part of the Owned Properties or the Leased Properties (as the case may be);

     (xi) the Purchaser Group has not made erected or constructed, and is not aware of, any unauthorised or illegal structure or alteration (which have not been duly rectified) at, on or within the Owned Properties or the Leased Properties (as the case may be) or any part thereof;

     (xii) no competent authority has issued any order or notice which may adversely affect the Owned Properties or the Leased Properties (as the case may be) and none of the Purchaser Group Companies has received nor is aware of any complaints, proposals, schemes, resolutions, notices, orders, requirements or recommendations of any authority affecting the Owned Properties or the Leased Properties (as the case may be) or the use thereof or the interest therein or the owner or occupier thereof,

     (xiii) no default or event which with notice or lapse of time or both will constitute a default by the relevant Purchaser Group Company has occurred or is continuing under the government grant or other documents applicable to the Owned Properties or the Leased Properties (as the case may be) and none of the Purchaser Group Companies is in breach of any laws, rules, regulations, guidelines, notices, circulars, orders, judgments, decrees or rulings of any court, government, governmental or regulatory authorities in respect of the use, occupation and enjoyment of the Owned Properties or the Leased Properties (as the case may be);

     (xiv) all requisite licenses, certificates and authorities necessary for the existing use of the Owned Properties or the Leased Properties (as the case may be) by the relevant Purchaser Group Company have been duly obtained and are valid, in full force and effect;

     (xv) the Owned Properties or the Leased Properties (as the case may be) is in good state of repair and good physical conditions (fair wear and tear excepted) and none of the Purchaser Group Companies is aware of any matters or things which materially and adversely affect the Owned Properties or the Leased Properties (as the case may be) or which may subject the owner or occupier thereof to any charge or liability or which should be revealed to a purchaser for value;

     (xvi) the particulars of tenancies set out in Part B of Exhibit A are true and accurate particulars of all tenancies in respect of the Leased Properties in Hong Kong;

     (xvii) the Leased Properties are not subject to the payment of any outgoings

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

          other than rent, service charges and rates and other normal outgoings;

     (xviii) each of the Purchaser Group Companies has complied in all material respects with all legislation, statutory requirements, governmental or other orders, rules, directives, instruments affecting or pertaining to the use, occupation or enjoyment of the Leased Properties;

     (xx) all the terms of the leases, tenancies, licences, concessions or other agreements have not been varied, modified, amended or supplemented verbally or by means of supplemental agreement or correspondence between the landlord and any of the Purchaser Group Companies or otherwise; and

     (xxi) the terms of any material lease, tenancy, licence, concession or agreement will not be breached in consequence of the entering into or implementation of this Agreement.

(B)  With respect to each of the Owned Properties in the PRC:

     (i) the ownership of the Owned Properties, in respect of which the relevant Group Company has the right to occupy, belongs to the Purchaser Group Company which has good title to such Owned Properties;

     (ii) the relevant Purchaser Group Company has validly acquired the relevant Real Estate and Land Ownership Certificate ("Ownership Certificate") or other certificates or licence in respect of the Owned Properties or the Leased Properties (as the case may be) and such Ownership Certificate or other certificates or licence are valid, subsisting and in full force and effect;

     (iii) all the sale and transfer procedures as regards the Owned Properties have been completed and (where applicable) the sale and transfer has been validly registered in the relevant department;

     (iv) the relevant Purchaser Group Company can legally transfer, mortgage, or sell the Owned Properties to local or foreign corporations or individuals;

     (v) all purchase consideration payable in respect of the Owned Properties have been paid in full and no further moneys are payable by the relevant Purchaser Group Company under the terms of the Ownership Certificate or otherwise under the laws of the PRC;

     (vi) the Owned Properties are not currently subject to any sale or transfer or mortgage procedures and it is not leased or transferred or given to others as a gift, and the relevant Purchaser Group Company has not entered into any agreement to do any of the foregoing; the Owned Properties are not involved in any litigation or subject to any court order for attachment or possession;

     (vii) the Owned Properties or the Leased Properties (as the case may be) are not used for any unlawful purposes and have not violated any relevant

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          land or construction regulations;

     (viii) the Owned Properties or the Leased Properties (as the case may be) are free from any mortgage, charge, lien, lease, encumbrance or any other third party rights and the relevant Purchaser Group Company has not entered into any agreement to do any of the foregoing;

     (ix) the relevant Purchaser Group Company has not received from the PRC government nor any competent authority any notice or order which may adversely affect its right to use the Owned Properties or the Leased Properties (as the case may be) for the purpose for which it is presently being used;

     (x) all requisite Consents necessary for the use of the Owned Properties or the Leased Properties (as the case may be) as they are presently being used by the relevant Purchaser Group Company have been duly obtained and are valid and in full force and effect;

     (xi) all the land user's covenants contained in the Ownership Certificate or other documents applicable to the Owned Properties or the Leased Properties (as the case may be) have been duly performed and observed to the extent that such obligations have fallen due;

     (xii) there has been no change in the terms and conditions of the Ownership Certificate or other documents applicable to the Owned Properties, which are all valid and in full force and effect in favour of the relevant Purchaser Group Company;

     (xiii) no default or event which with notice or lapse of time or both will constitute a default by the relevant Purchaser Group Company has occurred or is continuing under the Ownership Certificate or other documents applicable to the Owned Properties or the Leased Properties (as the case may be) and none of the Purchaser Group Companies is in breach of any PRC laws, rules, regulations, guidelines, notices, circulars, orders, judgments, decrees or rulings of any court, government, governmental or regulatory authorities in respect of the use occupation and enjoyment of the Owned Properties or the Leased Properties (as the case may be);

     (xiv) all requisite licences, certificates and authorities necessary for the existing use of the Owned Properties or the Leased Properties (as the case may be) by the relevant Purchaser Group Company have been duly obtained and are valid and in full force and effect.

     (xv) all the terms of the leases, tenancies, licences, concessions or other agreements of the Leased Properties have not been varied, modified, amended or supplemented verbally or by means of supplemental agreement or correspondence between the landlord and any of the Purchaser Group Companies or otherwise; and

     (xvi) the terms of any such lease, tenancy, licence, concession or agreement of the Leased Properties will not be breached in consequence of the

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          entering into or implementation of this Agreement.

17.  Loans

(A) In relation to all debentures, acceptance credits, overdrafts, loans or other financial facilities outstanding or available to the Purchaser Group (referred to in this paragraph as "facilities"):

     (i) the aggregate amount of all facilities drawn down at the relevant accounts date has been disclosed in the Purchaser Audited Accounts or the Purchaser Management Accounts;

     (ii) there has been no contravention of, or non-compliance with any provision of any of the facilities nor are there any circumstances whereby the confirmation of any of the facilities might be prejudiced;

     (iii) no steps for the early repayment of any indebtedness thereunder have been taken or threatened;

     (iv) there have not been, nor are there, any circumstances whereby the continuation of any of the facilities might be prejudiced, or which may give rise to any alteration in terms and conditions of any of the facilities;

     (v) none of the facilities is dependent on the guarantee or indemnity of, or any security provided by, a third party other than its Affiliates;

     (vi) none of the facilities will or might be terminated or mature prior to its stated maturity as a result of the execution of this Agreement or any transactions contemplated herein; and

     (vii) the entering into and consummation of this Agreement will not result in a breach of any terms of any of the facilities, nor will the same result in any payment or repayment under any of the facilities being accelerated.

(B) No Purchaser Group Company is a party to nor has it any liability (present or future) nor has it created or agreed or permitted any loans, mortgages, charges, debentures or other loan capital or bank overdrafts, or other similar indebtedness, financial facilities, credit sale or conditional sale agreement, financial leases or hire purchase, letter of credit or leasing, commitments or any guarantees, indemnities or other contingent liabilities or rights of security or third party rights of any kind whatsoever to be made to or by any Purchaser Group Company which are outstanding except as shown in the Purchaser Audited Accounts or the Purchaser Management Accounts.

(C) None of the Purchaser Group Companies has factored any of its debts or engaged in any financing of a type which would not be required to be shown or reflected in the Purchaser Audited Accounts or the Purchaser Management Accounts.

(D) The total amount borrowed by each Purchaser Group Company (as determined in accordance with the provisions of the relevant instrument or document) does not exceed any limitation on its borrowing powers contained in its articles of

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     association or equivalent constitutional document, or in any debenture or other deed or document binding upon it.

(E) No outstanding indebtedness of any Purchaser Group Company has become payable by reason of default by the Purchaser Group Company and no event of default has occurred or is pending which with the lapse of time or the fulfillment of any condition or the giving of notice or otherwise may result in any such indebtedness becoming so payable prior to maturity.

18.  Contracts and commitments

(A) Since the Purchaser Management Accounts Date each Purchaser Group Company has carried on its business in the ordinary and normal course and, save as mentioned in or as contemplated by this Agreement, no Purchaser Group Company has entered into any transaction or incurred any liabilities except in the ordinary course of its day-to-day business on normal commercial terms and on an arm's length basis for full value.

{B) No Purchaser Group Company has received any formal or informal notice to repay under any agreement relating to any borrowing (or indebtedness in the nature of borrowing) which is repayable on demand and which exceeds an aggregate amount of HK$500,000.

(C) No party to any agreement or arrangement with or under an obligation to any Purchaser Group Company is in default under it, being a default which would be material in the context of such Purchaser Group Company's financial or trading position and so far as the Purchaser Group Companies are aware there are no circumstances likely to give rise to such a default.

(D)  No Purchaser Group Company is:

     (i) in default under or in breach of any agreement or obligation to which it is party or in respect of any other obligations or restrictions binding upon it nor is it aware of any invalidity or of any grounds for determination, recession, avoidance or repudiation of any agreement to which any Purchaser Group Company is a party; or

     (ii) liable in respect of any representation or warranty (whether express or implied) which has a material adverse effect on the Purchaser Group as a whole.

(E) In respect of each Purchaser Group Company, there are no outstanding contracts, engagements or liabilities, whether quantified or disputed, except (i) as shown in the Purchaser Audited Accounts or the Purchaser Management Accounts or (ii) entered into in the ordinary course of the Purchaser Group Company's day to day business operations on normal commercial terms.

(F) With respect to each of the Purchaser Group Companies, subject to the fulfillment of the conditions in Clause 4.l(a) to (i) of this Agreement, there are no:

     (i)  contractual arrangements between the Purchaser Group Company and

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          any party which will or may be legally terminated as a result of the execution or completion of this Agreement or which require any Consent from any party to be obtained in connection with the execution or completion of this Agreement;

     (ii) other than contained in the banking facilities documents, powers of attorney which are still outstanding or effective to or in favour of any person to enter into any contract or commitment or to do anything on its behalf other than in the ordinary course of business;

     (iii) agreements or arrangements entered into by it otherwise than by way of bargain at arm's length;

     (iv) contracts or any obligations binding upon it (other than that entered into in the ordinary course of business) which are unusual or of a long-term nature or involving or which may involve obligations on it of a nature or magnitude calling for special mention or which cannot be fulfilled or performed on time or without undue or unusual expenditure of money or effort; or

     (v) contracts or arrangements between itself and the parties to this Agreement or their associates other than contracts in the ordinary course of their day to day trading operations on normal commercial terms.

(G) No agreement or arrangement to which any Purchaser Group Company is a party is, is required or, following the execution and completion of this Agreement, will be required to be registered with any authority or governmental agency (save for the purpose of implementing this Agreement).

19.  Intellectual property

(A) The Purchaser Group Companies are the legal and beneficial owners of the Intellectual Property Rights listed in Part A of Exhibit B.

(B) Save and except those listed in Part B of Exhibit B and those licensed to any Purchaser Group Company for use by the Purchaser Group in administration or office support or those for the equipments, systems, networks or infrastructure in connection with the operations and business of the Purchaser Group, none of the Purchaser Group Companies uses in the conduct of its business any Intellectual Property Rights registered or owned by any other person which are material in the context of the Group's business.

(C) The Intellectual Property Rights listed in Parts A and B of Exhibit B and those referred to in paragraph 19(B) above comprise all the Intellectual Property Rights used or required for the purposes of the business of the Purchaser Group which are material in the context of the Purchaser Group's business and all the same are valid, in full force and effect, registered (where applicable) in the name of the relevant Purchaser Group Company or the relevant licensor, and if any of the same are subject to renewal or re-registration within three months of the date hereof and is not so renewed or re-registered, there will be no material adverse effect on the business of the Purchaser Group taken as a whole.

(D) No Purchaser Group Company has granted or is obliged to grant any licences or assignments under or in respect of any Intellectual Property Rights listed in Part

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     A or B of Exhibit B (except in the ordinary course of business) or to disclose or provide know-how, trade secrets, technical assistance, confidential information or lists of customers or suppliers to any person (except in the ordinary course of business to the extent that is necessary or for the purpose of this Agreement) and no such disclosure has been made.

(E) The conduct of the business of the Purchaser Group in the ordinary and usual course as at present will not (i) infringe, and has not at any time in the past infringed, any Intellectual Property Rights of any third party or (ii) except in the ordinary and usual course of business, give rise to any commission, royalty or like fee of any amount or require any Consent to be obtained in the context of the Purchaser Group's business.

(F) All fees for the owning, registration, grant or renewal of the Intellectual Property Rights of or used in the Purchaser Group's business have been paid when due or will be paid in due course and so far as the Purchaser is aware, no circumstances exist which are likely to lead to the cancellation, revocation, forfeiture or modification, compulsory licence or may prevent the grant or registration of a valid Intellectual Property Right pursuant to a pending application (if any) of any such Intellectual Property or to the termination of or any claim for damages under any licence of Intellectual Property Rights to the relevant Purchaser Group Company.

(G) There is no fact, matter or circumstances which would or would be likely to:

     (i) render void or voidable any right to own or use the Intellectual Property Rights listed in Parts A and B of Exhibit B; or

     (ii) lead to any revocation of the registration or grant of licence in respect of the Intellectual Property Rights owned or used by the Purchaser Group.

(H) No Purchaser Group Company has entered into any agreement or arrangement involving the sale, mortgage, pledge, granting of options or any other rights over the Purchaser Group Companies' interest in any of their Intellectual Property Rights and no rights in or to any of the Intellectual Property Rights listed in Part A of Exhibit B are held by any other person.

(I) The Purchaser Group Companies have taken all steps and actions (as owner, or as the case may be, as licensees if so required under the relevant licences) necessary or desirable in order to protect, defend, enforce or maintain their respective rights in or to the Intellectual Property Rights listed in Part A or B of Exhibit B.

(J)  There has not at any time been a claim made that:

     (i) the conduct of the businesses and operations of the Purchaser Group Companies using any of the Intellectual Property listed in Parts A and B of Exhibit B infringes the Intellectual Property Rights of any third parties or involves the unauthorised use of confidential information; or

     (ii) the Purchaser Group Companies are not the sole beneficial and legal owner of the Intellectual Property Rights listed in Part A of Exhibit B; or

     (iii) any of the Intellectual Property Rights registered in the names of or licensed for the use by the relevant Purchaser Group Companies are invalid, liable to cancellation or removal, or unlikely to be granted in their current form, whether in whole or in part.

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(K)  There exists no actual or threatened infringement by any third party of any
     Intellectual Property Rights listed in Parts A and B of Exhibit B
     (including misuse of confidential information) or any event likely to constitute such an infringement nor has the Purchaser Group acquiesced in the unauthorised use by any third party of any such Intellectual Property Rights.

(L) Part C of Exhibit B contains a complete list of all information technology services provided by the Purchaser Group to its customers and clients.

(M) Part D of Exhibit B contains a complete list of all information technology services used by the Purchaser Group which is provided by a third party (not being a member of the Purchaser Group) to the Purchaser Group. The Purchaser Group has the right to use (and will continue to have the right to use) all such information technology services. Neither the signing of this Agreement nor any transaction under or contemplated by this Agreement will in any way adversely affect such right.

(N) To the best of the Purchaser's knowledge after due and careful enquiry, and after the relevant Purchaser Group Company having taken reasonably prudent anti virus and other protective measures of a nature and standard comparable to those commonly followed in the same or similar businesses, no portion of the information technology (including, without limitation, any computer hardware, software, networks, data storage devices, equipment, peripherals, data stored in electronic form and other information technology) owned by, used by or licensed to the Purchaser Group Companies contains any "backdoor", "time bomb", "Trojan Horse", "worm", "drop dead device", "virus" or any other computer software code which is intended or designed to:

     (i) permit unauthorised access to or use of the information technology or a Purchaser Group Company's computer systems by a person not authorised by the relevant Purchaser Group Company; or

     (ii) disable, damage or erase, or disrupt or impair the normal operation of, the information technology or any other software or data on a Purchaser Group Company's computer systems.

(O) All the accounting records and systems (including but not limited to computerised accounting systems) of the Purchaser Group are recorded, stored, maintained or operated or otherwise held by the Purchaser Group and are not wholly or partly dependent on any facilities or systems which are not under the exclusive ownership or control of the Purchaser Group. Each Purchaser Group Company is licensed to use all software necessary to enable it to continue to use its computerised records for the foreseeable future in the same manner in which they have been used prior to the date of this Agreement and does not share any user rights in respect of such software with any other person.

20.  Software development

     In respect of all contracts, commitments, arrangements and understandings to which any Purchaser Group Company is party or by which it is bound, or has during the period of two years prior to the date hereof been party or bound, for the design, writing, programming, development, supply or installation of computer software or the like:

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     (i)  all such software has been designed, written, programmed and developed in accordance with computer methodologies that are generally recognised in the industry;

     (ii) where a Purchaser Group Company has the obligation to provide computer software that conforms to a particular specification, that Purchaser Group Company has the technical and other capabilities and the human and other resources to produce computer software that satisfies such specifications as the same may be modified or amended from time to time or otherwise accepted by the customers concerned, with no claims having been made by the customers concerned;

     (iii) where such contracts, commitments, arrangements or understandings have been completed, all computer software that has been supplied or installed has been fully accepted, no money owing to any Purchaser Group Company has been retained by any client or customer for any reason and no complaint or claim has been received by any Purchaser Group Company in relation to any computer software; and

     (iv) all computer software and data supplied or installed by any Purchaser Group Company which performs or is or may be required to perform functions involving dates or the computation thereof has the programming, design and performance capabilities to ensure that it will:

          (a) accurately recognise dates falling before, upon and after the year 2000;

          (b) accurately record, store, retrieve and process data input and date information;

          (c) function in a manner which does not create any ambiguity as to century; and

          (d) accurately manage and manipulate single century and multi-century formulae, including leap year calculations.

21.  Computer systems and software

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(A)  All software supplied by or used by any Purchaser Group Company
     (collectively "Software") and other information technology (including, without limitation, any hardware, networks, data storage devices, peripherals and equipment) supplied by or used by any Purchaser Group Company (collectively "Hardware") are fit in all respects for intended purposes, of satisfactory quality, perform in all respects in accordance with their specifications and user or other manuals or documentation and do not contain any defect or feature which do or may adversely affect their performance or the performance of any other software, hardware or system, in each case save and except as may be accepted by the relevant customers. Each Purchaser Group Company has not at any time had any dispute with any person relating to the functionality, quality or fitness for purpose of the Software or Hardware relating to their compliance with their specifications or with any warranties given by any Purchaser Group Company or any other person relating to it to the extent that the Software has been accepted by the customers concerned and no claims have been made by the customers concerned and not settled.

(B) (i) All Software and Hardware and all software and hardware used or operated by third parties on behalf of any Purchaser Group Company in relation to its business, which perform or are or may be required to perform functions involving dates or the computation of dates or contain date-related data, have the programming, design and performance capabilities to ensure that they will not be adversely affected by, nor require changes in inputting or operating practices nor produce invalid or incorrect output or results, nor cause any abnormal ending scenario or suffer any diminution in functionality or performance as a result of the date change at the end of the twentieth century or the input, processing, storage or use of dates falling before, upon or after the year 2000.

     (ii) All date-related data stored electronically by or on behalf of any Purchaser Group Company are in such a form that their input, processing, storage or use by or on behalf of the Purchaser Group Company will not, directly or indirectly, cause a malfunction of the type referred to in (i) above in any software, hardware or equipment.

(C) Each Purchaser Group Company has taken all reasonable steps to ensure that all Software supplied or used by it is free of any virus and has no grounds for believing that any virus has or will come into contact with such Software.

(D) Each Purchaser Group Company has security procedure in place to prevent the unauthorised access, amendment or damage to, or use of, the Purchaser Group Company's data or data of third parties held on the Purchaser Group Company's computer systems or Software by any third party, and no such unauthorised access, amendment, damage or use has taken place.

(E) Save as set out in Part B of Exhibit B, the Purchaser Group Company has access to the source code of Software licensed or sub-licensed to it.

22.  Trading

(A)  Since the Purchaser Management Accounts Date:

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     (i)  full and proper records and books of account of the transactions, dealings and affairs of the Purchaser Group Companies have been and will be kept, and full and proper entries have been and will be made;

     (ii) there has been no deterioration in the turnover or the financial or trading position or prospects of the Purchaser Group taken as a whole;

     (iii) no Purchaser Group Company has, by doing or omitting to do anything, prejudiced its goodwill and no goodwill of any Purchaser Group Company will be prejudiced in any way as a result of the transactions contemplated by this Agreement;

     (iv) no part of the businesses of the Purchaser Group Companies has been affected by any abnormal factor not affecting similar businesses to a like extent and the Purchaser, having made due and careful enquiries, are not aware of any facts which may reasonably be considered as likely to give rise to any such effect;

     (v) no resolutions have been passed by any Purchaser Group Company in general meeting or by its directors in directors' meetings and nothing has been or will be done prior to Completion in the conduct or management of the affairs of the Purchaser Group which may reasonably be considered as likely to prejudice the interests of the other parties to this Agreement;

     (vi) save as contemplated by this Agreement, the Purchaser Group has not undergone and will not prior to the Completion undergo any capital reorganization or change in its capital structure.

(B) The Purchaser has no knowledge, information or belief that the entering into of this Agreement (whether by reason of an existing agreement or arrangement or otherwise) or as a result of any other matter contemplated in this Agreement:

     (i) any supplier of the Purchaser Group will cease or be entitled to cease supplies or may substantially reduce its supplies to it;

     (ii) any customer and client of the Purchaser Group will cease or be entitled to cease to deal with it or may substantially reduce its existing level of business with it;

     (iii) the Purchaser Group will lose the benefit of any right or privilege which it enjoys (in particular, preferential tax treatment relating to (i) profit tax, and (ii) import tax (if any) on purchase of materials or machinery from outside the jurisdiction of its incorporation, currently enjoyed by the Purchaser Group); or

     (iv) any officer or senior employee of any Purchaser Group Company having salary of more than HK$100,000 per month will leave.

(C) None of the activities or contracts or rights of each of the Purchaser Group Companies is ultra vires, unauthorised, invalid, void or voidable. All documents to which each Purchaser Group Company is a party and in the enforcement of which the relevant Purchaser Group Company may be interested have been duly stamped, if required, and are in the possession of the relevant Purchaser Group Company.

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(D)  Save for the purpose of implementing the transactions contemplated under this Agreement, there are no arrangements or understandings (whether legally enforceable or not) between any Purchaser Group Company and any person who is a shareholder or the beneficial owner of any interest in such Purchaser Group Company in which such shareholder or beneficial owner is (directly or indirectly) interested, relating to the management of any Purchaser Group Company's business, or the appointment or removal of directors of any Purchaser Group Company, or the ownership or transfer of ownership or the letting of any of the assets of any Purchaser Group Company, or the provision, supply or purchase of finance, goods, services or other facilities to, by or from any Purchaser Group Company, or in any other respect relating to the affairs of any Purchaser Group Company, and there are no amounts owing (other than as a result of transactions entered into in the ordinary course of business of the relevant Purchaser Group Company and negotiation on an arm's length basis and on normal commercial terms) between any Purchaser Group Company and any person who is a shareholder or the beneficial owner of any interest in such Purchaser Group Company in which such shareholder or beneficial owner is (directly or indirectly) interested.

(E) Save for those entered into in the ordinary course of business, no Purchaser Group Company is a party to any agency, distributorship, marketing, purchasing, manufacturing, licensing or service agreement or arrangement, or any restrictive trading or other agreement or arrangement which in any way restricts its freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit.

(F) No Purchaser Group Company is a party to any undertaking or assurances given to any court or governmental agency (other than those entered in its ordinary course of business) which is still in force.

(G)  There are not outstanding with respect to any Purchaser Group Company:

     (i) any agreements or arrangements not entered into in the ordinary course of business to which any Purchaser Group Company is a party for profit sharing, share incentives or share options;

     (ii) any agreement (whether by way of guarantee, indemnity, warranty, representation or otherwise) under which any Purchaser Group Company is under any actual or contingent liability in respect of:

          (a) any disposal of its assets or business or any part thereof except such as are usual in the ordinary and proper course of its normal day-to-day trading as carried on at the date hereof; or

          (b)  the obligations of any other person.

23.  Capital commitment

     No member of the Purchaser Group has any material capital commitment or is engaged in any scheme or project requiring the expenditure of capital of a significant amount save in the ordinary course of business.

24.  Other matters relating to the Convertible Notes

(A)  Subject to the fulfillment of the conditions set out in Clause 4.1(a) to
     (i), the Purchaser will at Completion have sufficient authorised but unissued share

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     capital for the Purchaser to perform its obligations under the Convertible
     Notes (taking into account the obligation of the Purchaser to issue the Consideration Shares, any share options which have been issued or which may be issued under any share option scheme of the Purchaser, any Shares agreed to be issued by the Purchaser, any other convertible or subscription rights granted or agreed to be granted by the Purchaser, and any Shares which may be issued or agreed to be issued under the general mandate to issue Shares which may be granted to the directors of the Purchaser) and the directors of the Purchaser will be authorised to issue the Convertible Notes and the Conversion Shares upon exercise of the Conversion Rights and the Conversion Shares, when issued, will be duly authorised and shall rank pari passu in all respects with all other existing Shares outstanding at the date of conversion and be entitled to all dividends, bonuses and distributions the record date for which falls on a date on or after the date of the relevant conversion notice.

(B)  Subject to the fulfillment of the conditions set out in Clause 4.1(a) to
     (i), the issue of the Convertible Notes and the Certificate and the allotment and issue of the Conversion Shares will not infringe and will not be contrary to any laws or regulations of any governmental or regulatory body of Hong Kong or Bermuda or any other relevant jurisdiction and will not result in any breach of the terms of the memorandum of association and bye-laws of the Purchaser or constitute a breach (with or without the giving of notice or lapse of time, or both) or acceleration of any obligations of any Purchaser Group Company under any deed, agreement, mortgage or other instrument which is binding on any Purchaser Group Company (save and except with respect to any member of the Purchaser Group, any such conflict, breach or acceleration which does not have a material adverse effect on any Purchaser Group Company or on the Purchaser's ability to perform any of its obligations contemplated hereunder) and upon issue of the Convertible Notes and the execution of the Certificate by the Purchaser and delivery of the same, the Convertible Notes and the Conditions will constitute legal, valid and binding obligations of the Purchaser enforceable against it.

(C) Other than the options issued pursuant to the share option schemes adopted by the Purchaser on 22 March 1995 and 2 April 2002 respectively, there are no options, rights to acquire, or any other form of security or encumbrance on, over or affecting any part of the unissued share capital of the Purchaser and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing.

(D) Without the prior written consent of the Vendor, from the date hereof until the issue of the Consideration Convertible Note, no act will be done and no circumstance will arise which will had the Consideration Convertible Note been issued as at the date hereof (or but for Conditions 7.3, 7.5 and 7.9 of the Conditions would) give rise to an adjustment of the Conversion Price (as defined in the Conditions) under Condition 7 of the Consideration Convertible Note.

25.  Miscellaneous

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(A)  Neither the Purchaser nor any of its affiliates (as defined in Rule 405 under the Securities Act of 1933 of the United States of America (the "Security Act")), nor any person acting on behalf of any such person has engaged or will engage in any "directed selling efforts" (as defined in Regulation S of the Security Act) with respect to the Consideration Shares.

(B) Neither the Purchaser nor any of its affiliates (as defined in Rule 405 under the Securities Act), nor any person acting on behalf of any such person has, directly or indirectly, taken or will take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilisation in violation of applicable laws or manipulation of the price of any security of the Purchaser to facilitate the sale or resale of the Consideration Shares.

(C) The Purchaser has complied and will comply with the "offering restrictions" (as such term is defined in Regulation S of the Security Act).

(D) The Purchaser is not, and as a result of issue and allotment of the Consideration Shares will not be, an "investment company" under, and as such term is defined in, the Investment Company Act of 1940 of the United States of America.

(E) The Purchaser is a "foreign issuer" (as such term is defined in Regulation S of the Security Act) which reasonably believes that there is no "substantial US market interest" (as such term is defined in Regulation S of the Security Act) in the Consideration Shares or securities of the Purchaser of the same class as the Consideration Shares.

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                                   SCHEDULE 6

                           FORM OF FACILITY AGREEMENT

                                    AGREEMENT

                                  DATED [DATE]

                                HK$1,000,000,000

                                 CREDIT FACILITY

                                       FOR

                 VANDA SYSTEMS & COMMUNICATIONS HOLDINGS LIMITED

                                   PROVIDED BY

                         HUTCHISON INTERNATIONAL LIMITED

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THIS AGREEMENT is dated [DATE] between:-

(1) VANDA SYSTEMS & COMMUNICATIONS HOLDINGS LIMITED (HKSE Stock Code: 757), a limited liability company incorporated under the laws of Bermuda as borrower (the "Company"); and

(2) HUTCHISON INTERNATIONAL LIMITED, a limited liability company incorporated under the laws of Hong Kong as lender (the "Lender").

IT IS AGREED as follows:-

1.   INTERPRETATION

1.1  Definitions

     In this Agreement:-

     "Affiliate"

     means, in respect of a person, a Subsidiary or a Holding Company of that person or any other Subsidiary of that Holding Company.

     "Business Day"

     means a day (other than a Saturday or a Sunday) on which banks are open for business in Hong Kong.

     "Certificate"

     means a certificate substantially in the form set out in Schedule 7 of the HGC Acquisition Agreement, with all necessary modifications referred to in Clause 13.2 (Issuance of Certificate).

     "Commitment"

     means HK$1,000,000,000 to the extent not cancelled or reduced under this Agreement.

     "Commitment Period"

     means the period from the date of this Agreement to the Term Date (both dates inclusive).

     "Consideration Convertible Note"

     means the convertible note of an initial principal sum of HK$3,200,000,000 issued by the Company in accordance with the terms of the HGC Acquisition Agreement.

     "Cost of Funds"

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     means, in respect of an Interest Period, the rate per annum notified by the
     Lender to the Company as the rate reflecting the Lender's cost of funding the relevant Loan(s) for that Interest Period from whatever sources it may reasonably select.

     "Default"

     means an Event of Default or an event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

     "Drawdown Date"

     means the date of the advance of a Loan.

     "Event of Default"

     means an event specified as such in Clause 16.1 (Events of Default).

     "Facility Convertible Notes"

     means the convertible notes to be issued by the Company to the Lender (or such other subsidiary of Hutchison Whampoa Limited, the holding company of the Lender, as the Lender may direct) in accordance with Clause 13 (Conversion into Convertible Notes).

     "Finance Document"

     means this Agreement or any other document designated as such by the Lender and the Company.

     "Financial Indebtedness"

     means any indebtedness in respect of:-

     (a)  moneys borrowed and debit balances at banks;

     (b)  any debenture, bond, note, loan stock or other security;

     (c)  any acceptance credit;

     (d) receivables sold or discounted (otherwise than on a non-recourse basis);

     (e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

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     (f)  leases entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

     (g)  currency swap or interest swap, cap or collar arrangements;

     (h) amounts raised under any other transaction having the commercial effect of a borrowing or raising of money; or

     (i) any guarantee, indemnity or similar assurance against financial loss of any person.

     "Group"

     means the Company and its Subsidiaries.

     "HGC Acquisition Agreement"

     means the agreement for the acquisition of the entire issued share capital of Hutchison Global Communications Investments Limited dated [*] 2004 between Hutchison Global Communications Holdings Limited, the Company and the Lender.

     "HIBOR"

     means, in respect of an Interest Period, the Hong Kong Inter Bank Offer Rate for that Interest Period.

     "Hong Kong"

     means the Hong Kong Special Administrative Region of the People's Republic of China.

     "Hong Kong Dollars" or "HK$"

     means the lawful currency for the time being of Hong Kong.

     "Initial Interest Period End Date"

     means 1, 2, 3 or 6 months after the first Drawdown Date as the Company may specify in writing to the Lender by the first Drawdown Date (subject to the provisions of Clause 8.1 (Interest Periods)).

     "Interest Period"

     means each period determined in accordance with Clause 8 (Interest
     Periods).

     "Loan"

     means the principal amount of each borrowing by the Company under this Agreement or the principal amount outstanding of that borrowing.

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     "Margin"

     means 1.8% per annum.

     "Original Group Accounts"

     means the audited consolidated accounts of the Group for the six months ended 30 September 2003.

     "Party"

     means a party to this Agreement.

     "Repayment Date"

     means 17th July, 2008.

     "Request"

     means a request made by the Company for a Loan, substantially in the form of Schedule 2.

     "Security Interest"

     means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security (including any title retention arrangement).

     "Subsidiary"

     means, in respect of any person, each company which is deemed to be a subsidiary of that person pursuant to Section 2 of the Companies Ordinance (Cap 32 of the Laws of Hong Kong).

     "Term Date"

     means the date falling 24 months after the date of this Agreement.

1.2  Construction

(a)  In this Agreement, unless the contrary intention appears, a reference to:-

     (i) "assets" includes properties, revenues and rights of every description;

          an "authorisation" includes an authorisation, consent, approval, resolution, licence, exemption, filing and registration;

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          a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last day in that calendar month;

          a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

     (ii) a provision of law is a reference to that provision as amended or re-enacted;

     (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

     (iv) a person includes its successors and assigns;

     (v) a Finance Document or another document is a reference to that Finance Document or other document as amended, novated or supplemented; and

     (vi) a time of day is a reference to Hong Kong time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.   THE FACILITY

     Subject to the terms of this Agreement, the Lender agrees to make Loans during the Commitment Period to the Company up to an aggregate principal amount not exceeding the Commitment.

3.   PURPOSE

     The Company shall apply each Loan (a) for on-lending to Hutchison Global Communications Limited for its purpose of repayment of the amount outstanding under a loan facility agreement between Hutchison Global Communications Limited and the Lender dated 31 July 2003 (the "July 2003 Facility Agreement"); and (b) after the amount outstanding under the July 2003 Facility Agreement is reduced to HK$3,400,000,000, towards its general corporate funding requirement. Without affecting the obligations of the

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     Company in any way, the Lender is not bound to monitor or verify the application of any Loan.

4.   CONDITIONS PRECEDENT

4.1  Documentary conditions precedent

     The obligations of the Lender to the Company under this Agreement are subject to the condition precedent that the Lender has notified the Company that it has received all of the documents set out in Schedule 1 in form and substance satisfactory to the Lender.

4.2  Further conditions precedent

     The obligation of the Lender to make any amount available under Clause 5.3 (Advance of Loan) is subject to the further conditions precedent that on both the date of the Request and the Drawdown Date:-

     (a) the representations and warranties in Clause 14 (Representations and warranties) to be repeated on those dates are correct and will be correct immediately after the Loan is made; and

     (b)  no Default is outstanding or might result from the making of the Loan.

5.   DRAWDOWN

5.1  Commitment Period

     The Company may borrow a Loan during the Commitment Period if the Lender receives, not later than 3 Business Days before the proposed Drawdown Date, a duly completed Request (except that the first drawdown may be made even if the Request is received by the Lender less than 3 Business Days before the proposed Drawdown Date, so long as the Request is received by the Lender before the time of execution of this Agreement). The undrawn amount (if any) of the Commitment shall automatically be cancelled at close of business on the Term Date.

5.2  Completion of Requests

     A Request will not be regarded as having been duly completed unless:-

     (a)  the Drawdown Date is a Business Day falling on or before the Term
          Date;

     (b) the principal amount of the Loan is a minimum of HK$1,000,000 and an integral multiple of HK$1,000,000 or the balance of the undrawn Commitment;

     (c)  the payment instructions comply with Clause 9 (Payments).

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     Each Request must specify one Loan only, but the Company may, subject to the other terms of this Agreement, deliver more than one Request on any one day.

5.3  Advance of Loan

     Subject to the terms of this Agreement, the Lender shall make the Loan available to the Company on the relevant Drawdown Date.

6.   REPAYMENT

     The Company shall repay the Loans in full on the Repayment Date.

7.   PREPAYMENT AND CANCELLATION

7.1  Voluntary Prepayment

     The Company may, by giving not less than 30 days' prior notice to the Lender, prepay any Loan on the last day of an Interest Period in whole or in part (but, if in part, in an integral multiple of HK$1,000,000).

7.2  Voluntary Cancellation

     The Company may, by giving not less than 30 days' prior notice to the Lender, cancel the undrawn amount of the Commitment in whole or in part (but, if in part, in an integral multiple of HK$1,000,000).

7.3  Miscellaneous provisions

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) No amount prepaid under this Agreement may subsequently be re-borrowed. No amount of the Commitment cancelled under this Agreement may subsequently be reinstated.

8.   INTEREST

8.1  Interest Periods

(a) The Company may select an Interest Period for a Loan in a notice received by the Lender not later than the commencement of that Interest Period. Each Interest Period for a Loan will commence on its Drawdown Date or the expiry

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     of its preceding Interest Period.

(b) Subject to the following provisions of this Clause 8.1 (Interest Periods), each Interest Period will be 1, 2, 3 or 6 months as selected by the Company.

(c) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

(d) If an Interest Period commences on the last Business Day of a calendar month and if there is no corresponding day in the calendar month in which it is to end, then it shall end on the last Business Day of such calendar month.

(e)  Notwithstanding paragraph (a) above:

     (i) the first Interest Period for the first Loan shall end on the Initial Interest Period End Date; and

     (ii) the first Interest Period for each subsequent Loan shall end on the same day as the current Interest Period for any other Loan. On the last day of those Interest Periods, those Loans shall be consolidated and treated as one Loan.

(f) If an Interest Period would otherwise overrun the Repayment Date, it shall be shortened so that it ends on the Repayment Date.

(g) The Lender and the Company may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation and/or splitting of Loans.

(h) The Lender shall notify the Company of the duration of each Interest Period promptly after ascertaining its duration.

8.2  Interest rate

     The rate of interest on each Loan for each of its Interest Periods is the rate per annum determined by the Lender to be the aggregate of:-

     (a)  the Margin; and

     (b)  HIBOR.

8.3  Due dates

     Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the Company on the last day of each Interest Period for that Loan.

8.4  Default interest

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(a)  If the Company fails to pay any amount payable by it under this Agreement, it shall forthwith on demand by the Lender pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "default rate") determined by the Lender to be 1 per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for such successive interest periods of such duration as the Lender may determine (each a "Designated Interest Period").

(b) The default rate will be determined by the Lender by reference to Cost of Funds on the first day of the relevant Designated Interest Period

(c) Default interest if not paid when due will be compounded at the end of each Designated Interest Period.

8.5  Notification

     The Lender shall promptly notify the Company of the determination of a rate of interest under this Agreement.

9.   PAYMENTS

9.1  Place

     All payments by the Company under this Agreement shall be made to the Lender to its account at such office or bank as it may notify to the Company for this purpose.

9.2  Funds

     Payments under this Agreement to the Lender shall be made for value on the due date at such times and in such funds as the Lender may specify to the Company concerned as being customary at the time for the settlement of transactions in Hong Kong Dollars.

9.3  Currency

(a) Amounts payable in respect of costs, expenses and taxes and the like are payable in the currency in which they are incurred.

(b) Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in Hong Kong Dollars.

9.4  Set-off and counterclaim

     All payments made by the Company under this Agreement shall be made without set-off or counterclaim.

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9.5  Non-Business Days

(a) If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

10.  TAXES

10.1 Gross-up

     All payments by the Company under the Finance Documents shall be made without any deduction and free and clear of and without deduction for or on account of any taxes, except to the extent that the Company is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by the Company under the Finance Documents, the Company shall pay such additional amounts as may be necessary to ensure that the Lender receives a net amount equal to the full amount which it would have received had payment not been made subject to tax.

10.2 Tax receipts

     All taxes required by law to be deducted or withheld by the Company from any amounts paid or payable under the Finance Documents shall be paid by the Company when due and the Company shall, within 15 days of the payment being made, deliver to the Lender evidence satisfactory to the Lender (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

11.  INCREASED COSTS

11.1 Increased costs

(a) Subject to Clause 11.2 (Exceptions), the Company shall forthwith on demand by the Lender pay to the Lender the amount of any increased cost incurred by it as a result of any law or regulation (including any law or regulation relating to taxation).

(b)  In this Agreement "increased cost" means:-

     (i) an additional cost incurred by the Lender as a result of it having entered into, or performing, maintaining or funding its obligations under, this Agreement; or

     (ii) that portion of an additional cost incurred by the Lender in making,

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          funding or maintaining the Loans made or to be made under this
          Agreement; or

     (iii) a reduction in any amount payable to the Lender or the effective return to the Lender under this Agreement or on its capital; or

     (iv) the amount of any payment made by the Lender, or the amount of any interest or other return foregone by the Lender, calculated by reference to any amount received or receivable by the Lender from the Company under this Agreement.

11.2 Exceptions

     Clause 11.1 (Increased costs) does not apply to any increased cost:-

     (a)  compensated for by the operation of Clause 10 (Taxes); or

     (b) attributable to any change in the rate of Tax on the overall net income of the Lender imposed in the jurisdiction in which its principal office for the time being is situate.

12.  ILLEGALITY

     If it is or becomes unlawful in any jurisdiction for the Lender to give effect to any of its obligations as contemplated by this Agreement or to fund any Loan, then:-

     (a)  the Lender may notify the Company accordingly; and

     (b) (i) the Company shall forthwith prepay all the Loans together with all other amounts payable by it to the Lender under this Agreement; and

          (ii) the Commitment shall forthwith be cancelled.

13.  CONVERSION INTO CONVERTIBLE NOTES

13.1 Conversion

     On each of the first and second anniversaries of the date of this Agreement (or if such date is not a Business Day, on the next Business Day), all Loans which have been drawn and remain outstanding together with all interest accrued but not paid (the "Outstandings") shall be mandatorily and automatically converted into a Facility Convertible Note in the principal sum of the Outstandings. Upon such conversion, an amount of the Commitment equal to the aggregate amount of the Loans so converted shall be deemed to be cancelled.

13.2 Issuance of Certificate

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     The Company shall, on the date of each conversion of the Outstandings referred to in Clause 13.1 above, deliver to the Lender a certificate in respect of the Facility Convertible Note in the form of the Certificate duly issued and credited as fully paid by the Lender, except that:

     (a) conversion rights under the Facility Convertible Note may be exercised at any time on or after the date of issue to (and including) the Maturity Date (as defined in the Certificate); and

     (b) (i) in the case of the Facility Convertible Note to be issued on the first anniversary of the date of this Agreement (the "First Facility Convertible Note"), the initial Conversion Price (as defined in the Certificate) shall be the same as that under the Consideration Convertible Note then in force; and

          (ii) in the case of the Facility Convertible Note to be issued on the second anniversary of the date of this Agreement, the initial Conversion Price (as defined in the Certificate) shall be the same as that under the First Facility Convertible Note then in force (in the event that the conversion rights under the First Facility Convertible Note have been fully exercised by then, as if the First Facility Convertible Note had not been fully converted and taking into account all adjustments to the Conversion Price thereof which were to be made if the First Facility Convertible Note had not been fully converted).

13.3 Deemed Repayment

     Upon the conversion of the Outstandings into a Facility Convertible Note and the issue and delivery to the Lender of the Certificate in accordance with Clause 13.2 (Issuance of Certificate) above, the amount of outstanding Loans and interest so converted shall be deemed to be repaid or paid (as the case may be) in full.

14.  REPRESENTATIONS AND WARRANTIES

14.1 Representations and warranties

     The Company makes the representations and warranties set out in this Clause 14 (Representations and warranties) to the Lender.

14.2 Status

(a) It is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; and

(b) each member of the Group has the power to own its assets and carry on its business as it is being conducted.

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14.3 Powers and authority

     It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

14.4 Legal validity

     Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

14.5 Non-conflict

     The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:-

     (a)  conflict with any law or regulation or judicial or official order; or

     (b)  conflict with the constitutional documents of any member of the Group;
          or

     (c) conflict with any document which is binding upon any member of the Group or any asset of any member of the Group.

14.6 No default

(a)  No Default is outstanding or might result from the making of any Loan; and

(b) no other event is outstanding which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, might constitute) a default under any document which is binding on any member of the Group or any asset of any member of the Group to an extent or in a manner which might have a material adverse effect on the business or financial condition of the Group taken as a whole or on the ability of the Company to perform its obligations under this Agreement.

14.7 Authorisations

     All authorisations required or desirable in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been or (in respect of Finance Documents other than this Agreement) will upon execution thereof be obtained or effected (as appropriate) and are in full force and effect.

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14.8 Accounts

     The audited consolidated accounts of the Group most recently delivered to the Lender (which, at the date of this Agreement, are the Original Group Accounts):-

     (a) have been prepared in accordance with accounting principles and practices generally accepted in Hong Kong consistently applied; and

     (b) fairly represent the consolidated financial condition of the Group as at the date to which they were drawn up,

     and there has been no material adverse change in the consolidated financial condition of the Group since the date to which those accounts were drawn up.

14.9 Litigation

     No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which might, if adversely determined, have a material adverse effect on the business or financial condition of the Group taken as a whole or the ability of the Company to perform its obligations under the Finance Documents.

14.10 Times for making representations and warranties

     The representations and warranties set out in this Clause 14
     (Representations and warranties):-

     (a)  are made on the date of this Agreement; and

     (b) are deemed to be repeated by the Company on the date of each Request and the first day of each Interest Period with reference to the facts and circumstances then existing.

15.  UNDERTAKINGS

15.1 Duration

     The undertakings in this Clause 15 (Undertakings) remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or the Commitment is in force.

15.2 Financial Information

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     The Company shall supply to the Lender:-

     (a) as soon as the same are available (and in any event within 180 days of the end of each of its financial years), the audited consolidated accounts of the Group for that financial year; and

     (b) as soon as the same are available (and in any event within 120 days of the end of the first half-year of each of its financial years), the unaudited consolidated accounts of the Group for that half-year.

15.3 Information -- Miscellaneous

     The Company shall supply to the Lender:-

     (a) all documents despatched by it to its shareholders (or any class of them) or its creditors (or any class of them) at the same time as they are despatched;

     (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined, have a material adverse effect on the financial condition of the Group taken as a whole or on the ability of the Company to perform its obligations under this Agreement; and

     (c) promptly, such further information in the possession or control of any member of the Group regarding its financial condition and operations as the Lender may request.

15.4 Notification of Default

     The Company shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon its occurrence.

15.5 Compliance certificates

     The Company shall supply to the Lender promptly upon request by the Lender, a certificate signed by two of its directors on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

15.6 Authorisations

     The Company shall promptly:-

     (a)  obtain, maintain and comply with the terms of; and

     (b)  supply certified copies to the Lender of,

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     any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

15.7 Pari passu ranking

     The Company shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations which are mandatorily preferred by law applying to companies generally.

15.8 Negative pledge

(a) The Company shall not, and shall procure that no other member of the Group will, create or permit to subsist any Security Interest on any of its assets without the consent of the Lender.

(b) Paragraph (a) does not apply to any lien arising by operation of law in the ordinary course of business and securing amounts not more than 30 days overdue.

15.9 Disposals

(a) The Company shall not, and shall procure that no other member of the Group will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any substantial part of its assets.

(b)  Paragraph (a) does not apply to:-

     (i) disposals made in the ordinary course of business of the disposing entity; or

     (ii) disposals of assets in exchange for other assets comparable or superior as to type, value and quality.

15.10 Change of business

     The Company shall procure that no substantial change is made to the general nature or scope of the business of the Company or the Group from that carried on at the date of this Agreement after completion of the HGC Acquisition Agreement.

15.11 Mergers and acquisitions

(a) The Company shall not enter into any amalgamation, demerger, merger or reconstruction without the prior written consent of the Lender.

(b)  The Company shall not, and shall procure that no other member of the Group

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     will, acquire any assets or business or make any investment if the assets, business or investment is substantial in relation to the Group without the prior written consent of the Lender.

16.  DEFAULT

16.1 Events of Default

     An Event of Default shall occur upon the Lender's declaration to the Company of the occurrence of any of the events set out in Clauses 16.2 (Non-payment) to 16.13 (Material adverse change) (inclusive) (whether or not caused by any reason whatsoever outside the control of the Company or any other person).

16.2 Non-payment

     The Company does not pay on the due date any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable.

16.3 Breach of other obligations

     The Company does not comply with any provision of the Finance Documents (other than those referred to in Clause 16.2 (Non-Payment)).

16.4 Misrepresentation

     A representation, warranty or statement made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of the Company under or in connection with any Finance Document is incorrect in any respect when made or deemed to be made or repeated.

16.5 Cross-default

(a)  Any Financial Indebtedness of a member of the Group is not paid when due;
     or

(b) an event of default howsoever described (or any event which with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition or any combination of the foregoing would constitute such an event of default) occurs under any document relating to Financial Indebtedness of a member of the Group; or

(c) any Financial Indebtedness of a member of the Group becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(d) any commitment for, or underwriting of, any Financial Indebtedness of a member of the Group is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

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(e)  any Security Interest securing Financial Indebtedness over any asset of a member of the Group becomes enforceable.

16.6 Insolvency

(a) A member of the Group is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

(b) a member of the Group suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

(c) a member of the Group, by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

16.7 Insolvency proceedings

(a) Any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of any member of the Group; or

(b) a meeting of any member of the Group is convened for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration or any such resolution is passed; or

(c) any person presents a petition for the winding-up or for the administration of any member of the Group; or

(d) an order for the winding-up or administration of any member of the Group is made; or

(e) any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of any member of the Group or any other insolvency proceedings involving any member of the Group.

16.8 Appointment of receivers and managers

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of any member of the Group or any part of its assets; or

(b) the directors or a member of the Group requests the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like; or

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

(c) any other steps are taken to enforce any Security Interest over any part of the assets of any member of the Group.

16.9 Creditors' process

     Any attachment, sequestration, distress or execution affects any asset of a member of the Group and is not discharged within 14 days.

16.10 Analogous proceedings

     There occurs, in relation to a member of the Group, any event anywhere which, in the opinion of the Lender, appears to correspond with any of those mentioned in Clauses 16.6 to 16.9 (inclusive).

16.11 Cessation of business

     A member of the Group ceases, or threatens to cease, to carry on all or a substantial part of its business.

16.12 Unlawfulness

     It is or becomes unlawful for the Company to perform any of its obligations under the Finance Documents.

16.13 Material adverse change

     Any event or series of events occurs which, in the opinion of the Lender, might have a material and adverse effect on the financial condition or operations of the Group taken as a whole or on the ability of the Company to comply with its obligations under the Finance Documents.

16.14 Acceleration

     On and at any time after the occurrence of an Event of Default the Lender may by notice to the Company:-

     (a)  cancel the Commitment; and/or

     (b) demand that all or part of the Loans, together with accrued interest and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

     (c) demand that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand.

17.  (NOT USED)

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18.  EXPENSES

18.1 Initial and special costs

     The Company shall forthwith on demand pay the Lender the amount of all costs and expenses (including legal fees) incurred by either of them in connection with:-

     (a)  the negotiation, preparation, printing and execution of:-

          (i) this Agreement and any other documents referred to in this Agreement; and

          (ii) any other Finance Document executed after the date of this Agreement;

     (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of the Company and relating to a Finance Document or a document referred to in any Finance Document; and

     (c) any other matter, not of an ordinary administrative nature, arising out of or in connection with a Finance Document.

18.2 Enforcement costs

     The Company shall forthwith on demand pay to the Lender the amount of all costs and expenses (including legal fees) incurred by it:-

     (a) in connection with the enforcement of, or the preservation of any rights under, any Finance Document; or

     (b)  in investigating any possible Default.

19.  STAMP DUTIES

     The Company shall pay and forthwith on demand indemnify the Lender against any liability it incurs in respect of, any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

20.  INDEMNITIES

20.1 Currency indemnity

(a) If the Lender receives an amount in respect of the Company's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under the relevant Finance

     Document:-

     (i) the Company shall indemnify the Lender as an independent obligation against any loss or liability arising out of or as a result of the conversion;

     (ii) if the amount received by the Lender, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Company shall forthwith on demand pay to the Lender an amount in the contractual currency equal to the deficit; and

     (iii) the Company shall pay to the Lender forthwith on demand any exchange costs and taxes payable in connection with any such conversion.

(b) The Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

20.2 Other indemnities

     The Company shall forthwith on demand indemnify the Lender against any loss or liability which the Lender incurs as a consequence of:-

     (a)  the occurrence of any Default;

     (b)  the operation of Clause 16.14 (Acceleration);

     (c) any payment of principal or an overdue amount being received from any source otherwise than on the last day of an Interest Period or a Designated Interest Period (as defined in Clause 8.4 (Default interest)) relative to the amount so received; or

     (d) (other than by reason of negligence or default by the Lender) a Loan not being made after the Company has delivered a Drawdown Request or a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment.

     The Company's liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

21.  EVIDENCE AND CALCULATIONS

21.1 Accounts

     Accounts maintained by the Lender in connection with this Agreement are prima facie evidence of the matters to which they relate.

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

21.2 Certificates and determinations

     Any certification or determination by the Lender of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

21.3 Calculations

     Interest and the fee payable under Clause 17 (Commitment Fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days.

22.  WAIVERS AND REMEDIES CUMULATIVE

     The rights of the Lender under the Finance Documents:-

     (a)  may be exercised as often as necessary;

     (b)  are cumulative and not exclusive of its rights under the general law;
          and

     (c)  may be waived only in writing and specifically.

     Delay in exercising or non-exercise of any such right is not a waiver of that right.

23.  CHANGES TO THE PARTIES

23.1 Transfers by the Company

     The Company may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

23.2 Transfers by Lender

     The Lender may at any time assign, transfer, novate or dispose of any of, or any interest in. its rights and/or obligations under this Agreement.

24.  DISCLOSURE OF INFORMATION

     The Lender may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:-

     (a)  a copy of any Finance Document; and

     (b) any information which the Lender has acquired under or in connection with any Finance Document.

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

25.  SET-OFF

     The Lender may set off any matured obligation owed by the Company under this Agreement (to the extent beneficially owned by the Lender) against any obligation (whether or not matured) owed by the Lender to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Lender may set off in an amount estimated by it in good faith to be the amount of that obligation.

26.  SEVERABILITY

     If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:-

     (a) the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

     (b) the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

27.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

28.  NOTICES

28.1 Giving of notices

     All notices or other communications under or in connection with this Agreement shall be given in writing or by facsimile. Any such notice will be deemed to be given as follows:-

     (a)  if in writing, when delivered; and

     (b)  if by facsimile, when received.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

28.2 Addresses for notices

(a)  The address and facsimile number of the Company are:-

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

     Vanda Systems & Communications Holdings Limited
     Lincoln House 408
     Taikoo Place
     979 King's Road
     Quarry Bay
     Hong Kong
     Fax No.: (852) 2197 2333

     or such other as the Company may notify to the Lender by not less than 5 Business Days' notice.

(b)  The address and facsimile number of the Lender are:-

     HUTCHISON INTERNATIONAL LIMITED
     22/F Hutchison House
     10 Harcourt Road
     Hong Kong
     Fax No.: (852) 2128 1778

     or such other as the Lender may notify to the Company by not less than 5 Business Days' notice.

29.  LANGUAGE

(a) Any notice given under or in connection with any Finance Document shall be in English.

(b) All other documents provided under or in connection with any Finance Document shall be:-

     (i)  in English; or

     (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

30.  GOVERNING LAW

     This Agreement is governed by Hong Kong law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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

                      SCHEDULE 1 TO THE FACILITY AGREEMENT

                         CONDITIONS PRECEDENT DOCUMENTS

1. A copy of the memorandum and articles of association and certificate of incorporation of the Company.

2.   A copy of a resolution of the board of directors of the Company:-

     (i) approving the terms of, and the transactions contemplated by, this Agreement and resolving that it executes this Agreement;

     (ii) authorising a specified person or persons to execute this Agreement on its behalf; and

     (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

3. A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above ("Authorised Signatory").

4. A certificate of a director of the Company confirming that the borrowing of the Commitment in full would not cause any borrowing limit binding on the Company to be exceeded.

5. A certificate of an Authorised Signatory of the Company certifying that each copy document specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

6. A copy of any other authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

                      SCHEDULE 2 TO THE FACILITY AGREEMENT

                                FORM OF REQUEST

To: Hutchison International Limited as Lender

From: Vanda Systems & Communications Holdings Limited

                                                                 Date:[        ]
                                                                       --------

                 Vanda Systems & Communications Holdings Limited
                 HK$l,000,000,000 Credit Agreement dated [DATE]

1.   We wish to borrow a Loan as follows:-

     (a) Drawdown Date: [         ]
                         ---------

     (b) Amount: [      ]
                  ------

     (c) Payment Instructions: [         ].
                                ---------

     (d) Duration of first Interest Period: [         ]
                                             ---------

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.


By:

Vanda Systems & Communications Holdings Limited
Authorised Signatory

                   (Signature page for the Facility Agreement)

                                   SIGNATORIES

Company

VANDA SYSTEMS & COMMUNICATIONS HOLDINGS LIMITED


By:

Lender

HUTCHISON INTERNATIONAL LIMITED


By:

                                   SCHEDULE 7

                             FORM OF THE CERTIFICATE

                 VANDA SYSTEMS & COMMUNICATIONS HOLDINGS LIMITED
                (incorporated in Bermuda with limited liability)

                                                            Certificate No.: [*]

                             HK$[*] CONVERTIBLE NOTE

Issued pursuant to the memorandum of association and bye-laws of Vanda Systems & Communications Holdings Limited (the "Issuer"), a resolution of the board of directors of the Issuer passed on [*] 2004 and a resolution of the shareholders of the Issuer passed on [*] 2004.

THIS IS TO CERTIFY that [*] whose registered office is situate at [*] is the registered holder (the "Noteholder") of the above-mentioned Convertible Note (the "Note"). The Noteholder is entitled to require the Issuer to convert the whole or any part(s) of the principal amount outstanding under this Note into ordinary shares in the capital of the Issuer subject to and in accordance with the terms and conditions attached hereto which shall form an integral part of this Certificate (the "Conditions").

Subject to the foregoing, the Issuer, for value received, promises to redeem the Note and pay the principal sum of HK$[ * ] to the Noteholder in accordance with the Conditions.

The Issuer shall pay interest on the principal amount of the Note in accordance with the Conditions.

GIVEN under the seal of Vanda Systems & Communications Holdings Limited this day
of            2004.
   ----------


---------------------------------
Director


---------------------------------
Secretary/Director

Notes:
The Note cannot be transferred to bearer on delivery and is only transferable to the extent permitted by Condition 2 of the terms and conditions thereof. This Certificate must be delivered to the company secretary of the Issuer for cancellation and reissue of an appropriate certificate in the event of any such transfer.

       (For endorsement in the event of partial conversion or redemption)

          Amount Converted/Redeemed
 Date          (please specify)       Amount Outstanding
-------   -------------------------   ------------------

                        TERMS AND CONDITIONS OF THE NOTE

The Note shall be held subject to and with the benefit of the terms and conditions set out below and such terms and conditions shall be binding on Vanda Systems & Communications Holdings Limited (the "Issuer") and the Noteholder. Expressions defined in the agreement between Hutchison Global Communications Holdings Limited, the Issuer and Hutchison International Limited dated 28 January, 2004 relating to, inter alia, the acquisition of the entire issued share capital of Hutchison Global Communications Investments Limited and the issue of the Note (the "Agreement") shall bear the same meaning in this Certificate. In addition, "Issue Date" means the date of issue of the Note. The definitions and rules of construction set out in the Agreement shall apply in the interpretation of the terms of the Note and of the Conditions.

1.   PERIOD

     Subject as provided herein, the Issuer shall repay the outstanding principal amount of the Note (together with all unpaid interests accrued thereon up to and including the date of actual repayment) subject to and in accordance with the terms of the Note on the Business Day immediately preceding the fifth anniversary of the Issue Date ("Maturity Date").

2.   STATUS AND TRANSFER

2.1 The obligations of the Issuer arising under the Note constitute general unsubordinated, direct, unconditional unsecured obligations of the Issuer and shall at all times rank equally among themselves and pari passu with all other present and future unsecured and unsubordinated obligations of the Issuer except for obligations accorded preference by mandatory provisions of applicable law. No application will be made for a listing of the Note on any stock exchange.

2.2 Subject to the conditions, approvals, requirements and any other provisions of or under: (a) the Stock Exchange (and any other stock exchange on which the Shares may be listed at the relevant time) or their rules and regulations; (b) the approval for listing in respect of the Conversion Shares; and (c) all applicable laws and regulations, the Note may (subject further to Condition 2.4) be transferred to any Affiliate of the Noteholder.

2.3 Any assignment or transfer of the Note shall be of the whole or any part of the outstanding principal amount of the Note in whole multiples of HK$1,000,000 and the Issuer shall use all reasonable endeavours to facilitate any such assignment or transfer of the Note, including making any necessary applications to the Stock Exchange for approval.

2.4 Notwithstanding any other provisions of this Condition 2, without the prior written approval of the Issuer (which may be granted or withheld at the absolute discretion of the Issuer and subject to such reasonable conditions as the Issuer sees fit) and (if required) the Stock Exchange, the Note or any part thereof shall

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

     not be transferred to any company or any other person which is a connected person (as defined in the Listing Rules) of the Issuer other than to an Affiliate of the Vendor.

2.5 In relation to any assignment or transfer of the Note permitted under or otherwise pursuant to this Condition 2:

     (a) The Note may only be transferred by execution of a form of transfer ("Transfer Form") which shall be in a form previously agreed between the Issuer and the Noteholder by the transferor and the transferee (or their duly authorised representatives). In this Condition, "transferor" shall, where the context permits or requires, include joint transferors or can be construed accordingly.

     (b) The Certificate of the Note must be delivered to the Issuer accompanied by: (i) a duly executed (and if required, duly stamped) Transfer Form; and (ii) in the case of the execution of the Transfer Form on behalf of a corporation by its officers, the authority of that person or those persons to do so and a copy of the constitutional document of such corporation. The Issuer shall, within three (3) Business Days of receipt of such documents from the Noteholder, cancel the existing Certificate and issue a new certificate under the seal of the Issuer, in favour of the transferee or assignee in respect of the Note (or the transferred or assigned part of the Note) as applicable and, if the Note is assigned or transferred in part only, issue a new certificate under the seal of the Issuer, in favour of the transferor in relation to the part of the Note not assigned or transferred.

     (c) The total amount of interest payable by the Issuer under the Note shall not in any manner be increased as a result of the assignment or transfer.

2.6 For the purpose of this Condition 2, if the Noteholder shall cease to be an Affiliate of the Vendor, it shall be regarded as a transfer of the Note, and the Noteholder shall procure that the conditions, requirements and other provisions regarding transfer under this Condition 2 shall be followed and complied with (to the extent that they are applicable), by the beneficial owner of the Note and/or by its ultimate controller and ultimate beneficial shareholder, as the case may be.

2.7 It shall be a condition of any transfer of the Note or any part thereof to a transferee who is an Affiliate of the Noteholder that in the event that the transferee ceases to be an Affiliate of the Noteholder, the transferee shall transfer the Note and the Noteholder shall procure that the Note shall be transferred to a party who is an Affiliate of the original Noteholder. It shall be a term of every transfer of this Note under this Condition 2.7 that a Noteholder shall remain bound by this Condition notwithstanding any transfer by it of the whole or any part of this Note.

2.8 Any reasonable legal and other costs and expenses properly incurred by the Issuer in connection with any transfer or assignment of the Note or any request

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

     therefor shall be borne by the Noteholder.

3.   INTEREST

3.1 Subject to Condition 3.2, the Note will bear interest from the Issue Date at a rate of one per cent. (1%) per annum on the principal amount of the Note outstanding from time to time. The interest will, subject as provided herein, be payable by the Issuer once every six (6) months in arrears at the end of each six-month period between the Issue Date and the Maturity Date. The first payment shall be made on the date falling six (6) months after the Issue Date.

3.2 In the event that the Noteholder has converted any part or the whole of the principal amount of the Note and upon delivery to the Issuer of the Certificate for the Note, the Noteholder shall be entitled to interest in respect of such part or the whole of the principal amount being converted for the period from the immediately preceding interest payment date (or the Issue Date, as the case may be) up to and including the Conversion Date concerned.

3.3 Interest shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 365-day year, including the first day of the period during which it accrues and including the last.

4.   PAYMENTS

4.1 Payment of the interest and principal (if any is payable under the terms and conditions of the Note) in respect of the Note shall be made for value on the due dates into such bank account in Hong Kong as the Noteholder may notify the Issuer in writing from time to time. All payments by the Issuer shall be made in Hong Kong dollars in immediately available funds free and clear of any withholdings or deductions for any present or future taxes, imposts, levies, duties or other charge payable by the Issuer. In the event that the Issuer is required by law to make any such deduction or withholding from any amount paid (except where such deduction or withholding represents tax on the overall income of the Noteholder), the Issuer shall pay to the Noteholder such additional amount as shall be necessary so that the Noteholder continues to receive a net amount equal to the full amount which it would have received if such withholding or deduction had not been made.

4.2 All payments by the Issuer hereunder shall be made, not later than 11:00 a.m. (Hong Kong time) on the due date, by remittance to such bank account as the Noteholder may notify the Issuer from time to time.

4.3 If the due date for payment of any amount in respect of the Note is not a Business Day, the Noteholder will be entitled to payment on the next following Business Day in the same manner together with interest accrued in respect of any such delay.

4.4 The Issuer shall not be liable to make any payment in respect of the outstanding principal amount of the Note unless and until the original of the Certificate is

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

     presented to the Issuer at its address specified in Condition 16. The Issuer shall retain the original of the Certificate upon the redemption or conversion thereof in full.

4.5 Save as provided under the terms of the Note, the outstanding principal amount of the Note or any part thereof shall not be repaid or prepaid by the Issuer.

4.6 If the Issuer defaults in the payment of any sum due and payable under this Note, the Issuer shall pay interest on such sum to the Noteholder from the due date to the date of actual payment in full (both before and after judgment) calculated at the rate of 3% per annum.

5.   REDEMPTION

5.1 Unless previously converted in accordance with these Conditions, upon presentation on the Maturity Date of the original of the Certificate to the Issuer at its address specified in Condition 16, the Issuer shall redeem the Note at its principal amount outstanding together with accrued interest thereon up to and including the Maturity Date in Hong Kong Dollars as provided in Condition 4.

[For the Consideration Convertible Note:

6.   CONVERSION

     The Noteholder may at any time on or after the first anniversary of the Issue Date and on or prior to the Maturity Date, in compliance with the provisions of Condition 8, require the Issuer to convert the whole or any part of the principal amount outstanding under this Note into Shares at the Conversion Price. The Shares shall be allotted and issued in the name of the Noteholder or if it so directs any other persons pursuant to such conversion and shall be delivered to the Noteholder within three (3) Business Days after the date of presentation of the relevant original Certificate. No fraction of a Share will be issued on conversion but (except in cases where any such cash payment would amount to less than HK$10) a cash payment will be made to the Noteholder in respect of such fraction. Such Shares shall rank pari passu in all respects with all other Shares in issue on the date of the conversion notice and shall be entitled to all dividends, bonuses and other distributions the record date of which falls on a date on or after the date of the conversion notice.]

[For the Facility Convertible Notes:

6.   CONVERSION

     The Noteholder may at any time on or after the Issue Date and on or prior to the Maturity Date, in compliance with the provisions of Condition 8, require the Issuer to convert the whole or any part of the principal amount outstanding under this Note into Shares at the Conversion Price. The Shares shall be allotted and issued in the name of the Noteholder or if it so directs any other persons pursuant to such conversion and shall be delivered to the Noteholder within

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     three (3) Business Days after the date of presentation of the relevant original Certificate. No fraction of a Share will be issued on conversion but (except in cases where any such cash payment would amount to less than HK$10) a cash payment will be made to the Noteholder in respect of such fraction. Such Shares shall rank pari passu in all respects with all other Shares in issue on the date of the conversion notice and shall be entitled to all dividends, bonuses and other distributions the record date of which falls on a date on or after the date of the conversion notice.]

7.   ADJUSTMENTS

7.1 Subject as hereinafter provided, the Conversion Price shall from time to time be adjusted in accordance with the following relevant provisions and so that if the event giving rise to any such adjustment shall be such as would be capable of falling within more than one of sub-paragraphs (a) to
     (g) inclusive of this Condition 7.1, it shall fall within the first of the applicable paragraphs to the exclusion of the remaining paragraphs provided that if such event would be capable of falling within sub-paragraph (h) as well, sub-paragraph (h) shall apply:

     (a) If and whenever the Shares by reason of any consolidation or sub-division become of a different nominal amount, the Conversion Price in force immediately prior thereto shall be adjusted by multiplying it by the following fraction:

                                       A
                                      ---
                                       B

          where:

          A = the revised nominal amount; and

          B = the former nominal amount.

          Each such adjustment shall be effective from the close of business in Hong Kong on the day immediately preceding the date on which the consolidation or sub-division becomes effective.

     (b) If and whenever the Issuer shall issue (other than in lieu of a cash dividend) any Shares credited as fully paid by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve fund), the Conversion Price in force immediately prior to such issue shall be adjusted by multiplying it by the following fraction:

                                        C
                                      -----
                                       C+D

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          in each case, where:

          C = the aggregate nominal amount of the issued Shares immediately before such issue; and

          D = the aggregate nominal amount of the Shares issued in such capitalisation.

          Each such adjustment shall be effective (if appropriate retroactively) from the commencement of the day next following the record date for such issue.

     (c) If and whenever the Issuer shall make any Capital Distribution (as defined in Condition 7.2) to holders (in their capacity as such) of Shares (whether on a reduction of capital or otherwise) or shall grant to such holders rights to acquire for cash assets of the Issuer or any of its subsidiaries, the Conversion Price in force immediately prior to such distribution or grant shall be adjusted by multiplying it by the following fraction:

                                      A-B
                                     -----
                                       A

          where:

          A = the market price (as defined in Condition 7.2) on the date on which the Capital Distribution or, as the case may be, the grant is publicly announced or (failing any such announcement) the date immediately preceding the date of the Capital Distribution or, as the case may be, of the grant; and

          B = the fair market value on the day of such announcement or (as the case may require) the immediately preceding day, as determined in good faith by an approved merchant bank of the portion of the Capital Distribution or of such rights which is attributable to one Share,

          Provided that:

          (i) if in the opinion of the relevant approved merchant bank, the use of the fair market value as aforesaid produces a result which is significantly inequitable, it may instead determine (and in such event the above formula shall be construed as if B meant) the amount of the said market price which should properly be attributed to the value of the Capital Distribution or rights; and

          (ii) the provisions of this sub-paragraph (c) shall not apply in relation to the issue of Shares paid out of profits or reserves and issued in lieu of a cash dividend.

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          Each such adjustment shall be effective (if appropriately
          retroactively) from the commencement of the day next following the record date for the Capital Distribution or grant.

     (d) If and whenever the Issuer shall offer to holders of Shares new Shares for subscription by way of rights, or shall grant to holders of Shares any options or warrants to subscribe for new Shares, at a price which is less than ninety-five per cent. (95%) of the market price (as defined in Condition 7.2) at the date of the announcement of the terms of the offer or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the date of the announcement of such offer or grant by the following fraction:

                                       QxR
                                     P+---
                                        S
                                     -----
                                      P+Q

     where:

          P = the number of Shares in issue immediately before the date of such announcement;

          Q = the aggregate number of Shares so offered for subscription;

          R = the amount (if any) payable for the right, option or warrant to subscribe for each new Share, plus the subscription price payable for each new Share;

          S = the market price of one Share on the trading day immediately prior to such announcement.

          Such adjustment shall become effective (if appropriate retroactively) from the commencement of the day next following the record date for the offer or grant.

     (e) (i) If and whenever the Issuer shall issue wholly for cash any securities which by their terms are convertible into or exchangeable for or carry rights of subscription for new Shares, and the total Effective Consideration per Share (as defined below) initially receivable for such securities is less than ninety-five per cent. (95%) of the market price (as defined in Condition 7.2) at the date of the announcement of the terms of issue of such securities, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the issue by a fraction of which the numerator is the number of Shares in issue immediately before the date of the issue plus the number of Shares which the total Effective Consideration for the securities issued would purchase at such market price and the

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               denominator is the number of Shares in issue immediately before the date of the issue plus the number of Shares to be issued upon conversion or exchange of, or the exercise of the subscription rights conferred by, such securities at the initial conversion or exchange rate or subscription price. Such adjustment shall become effective (if appropriate retrospectively) from the close of business in Hong Kong on the Business Day next preceding whichever is the earlier of the date on which the issue is announced and the date on which the issuer determines the conversion or exchange rate or subscription price

          (ii) If and whenever the rights of conversion or exchange or subscription attached to any such securities as are mentioned in section (i) of this sub-paragraph (e) are modified so that the total Effective Consideration per Share (as defined below) initially receivable for such securities shall be less than ninety-five per cent. (95%) of the market price (as defined in Condition 7.2) at the date of announcement of the proposal to modify such rights of conversion or exchange or subscription, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such modification by a fraction of which the numerator is the number of Shares in issue immediately before the date of such modification plus the number of Shares which the total Effective Consideration receivable for the securities issued at the modified conversion or exchange price would purchase at such market price and of which the denominator is the number of Shares in issue immediately before such date of modification plus the number of Shares to be issued upon conversion or exchange of or the exercise of the subscription rights conferred by such securities at the modified conversion or exchange rate or subscription price. Such adjustment shall become effective (if appropriate retrospectively) as at the date upon which such modification shall take effect. A right of conversion or exchange or subscription shall not be treated as modified for the foregoing purpose where it is adjusted to take account of rights or capitalization issues and other events which have given rise to adjustment of the Conversion Price under this Condition 7.

          For the purpose of this sub-paragraph (e), the "total Effective Consideration" receivable for the securities issued shall be deemed to be the consideration receivable by the Issuer for any such securities plus the additional minimum consideration (if any) to be received by the Issuer upon (and assuming) the conversion or exchange thereof or the exercise of such subscription rights, and the "total Effective Consideration per Share" initially receivable for such securities shall be such aggregate consideration divided by the number of Shares to be issued upon (and assuming) such conversion or exchange at the initial conversion or exchange rate or the exercise of such subscription rights at

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          the initial subscription price, in each case without any deduction for any commissions, discounts or expenses paid, allowed or incurred in connection with the issue.

     (f) If and whenever the Issuer shall issue wholly for cash any Shares at a price per Share which is less than ninety-five per cent. (95%) of the market price (as defined in Condition 7.2) at the date of the announcement of the terms of such issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the date of such announcement by a fraction of which the numerator is the number of Shares in issue immediately before the date of such announcement plus the number of Shares which the aggregate amount payable for the issue would purchase at such market price and the denominator is the number of Shares in issue immediately before the date of such announcement plus the number of Shares so issued. Such adjustment shall become effective on the date of the issue.

     (g) If and whenever the Issuer shall issue Shares for the acquisition of asset at a total Effective Consideration per Share (as defined in this sub-paragraph (g) below) which is less than ninety-five per cent. (95%) of the market price (as defined in Condition 7.2) at the date of the announcement of the terms of such issue, the Conversion Price shall be adjusted in such manner as maybe determined by an approved merchant bank (as defined in Condition 7.2). Such adjustment shall become effective on the date of issue. For the purpose of this sub-paragraph (g) "total Effective Consideration" shall be the aggregate consideration credited as being paid for such Shares by the Issuer on acquisition of the relevant asset without any deduction of any commissions, discounts or expenses paid, allowed or incurred in connection with the issue thereof, and the "total Effective Consideration per Share" shall be the total Effective Consideration divided by the number of Shares issued as aforesaid.

     (h) If and whenever the Issuer shall issue any Shares at a price ("Issue Price") less than the Conversion Price, or issue any securities which by their terms are convertible into or exchangeable for or carry rights of subscription for new Shares and the total Effective Consideration per Share (as defined below) initially receivable for such securities is less than the Conversion Price, or the rights of conversion or exchange or subscription attached to any such securities are modified so that the total Effective Consideration per Share (as defined below) initially receivable for such securities shall be less than the Conversion Price, the Conversion Price shall be adjusted to such Issue Price or such total Effective Consideration per Share (as the case may be). A right of conversion or exchange or subscription shall not be treated as modified for the foregoing purpose where it is adjusted to take account of rights or capitalization issues and other events which have given rise to adjustment of the Conversion Price under this Condition 7.

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

          For the purpose of this sub-paragraph (h), the "total Effective Consideration" receivable for the securities issued shall be deemed to be the value of the consideration receivable by the Issuer for any such securities plus the additional minimum consideration (if any) to be received by the Issuer upon (and assuming) the conversion or exchange thereof or the exercise of such subscription rights, and the "total Effective Consideration per Share" initially receivable for such securities shall be such aggregate value of the consideration divided by the number of Shares to be issued upon (and assuming) such conversion or exchange at the initial conversion or exchange rate or the exercise of such subscription rights at the initial subscription price, in each case without any deduction for any commissions, discounts or expenses paid, allowed or incurred in connection with the issue.

     (i) If the Issuer or the Noteholder determines that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances (whether or not referred to in sub-paragraphs (a) to (h) above) (even if the relevant event or circumstance is specifically excluded in the Conditions from the operation of sub-paragraphs (a) to
          (h) above), or that an adjustment should be made in a manner other than in accordance with sub-paragraphs (a) to (h) above, or that an adjustment should not be made (even if the relevant event or circumstance is specifically provided for in sub-paragraphs (a) to (h) above), or that the effective date for the relevant adjustment should be a date other than that mentioned in sub-paragraphs (a) to (h) above, the Issuer or the Noteholder may, at its own expense, request the approved merchant bank, acting as expert, to determine as soon as practicable (i) what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereto and is appropriate to give the result which the approved merchant bank considers in good faith to reflect the intentions of the provisions of this Condition 7; and (ii) the date on which such adjustment should take effect; and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this sub-paragraph (i) if the approved merchant bank is so requested to make such a determination.

7.2  For the purposes of this Condition 7:

     "announcement" shall include the release of an announcement to the press or the delivery or transmission by telephone, telex or otherwise of an announcement to the Stock Exchange and "date of announcement" shall mean the date on which the announcement is first so released, delivered or transmitted and "announced" shall have a corresponding meaning;

     "approved merchant bank" means a merchant bank of repute in Hong Kong selected by the Issuer and agreed by the Noteholder for the purpose of providing a specific opinion or calculation or determination hereunder or, in the absence of such appointment, such merchant bank as may be appointed by the President

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

     for the time being of The Hong Kong Society of Accountants upon the request of either the Issuer or the Noteholder;

     "Capital Distribution" shall (without prejudice to the generality of that phrase) include distribution in cash or specie. Any dividend charged or provided for in the accounts for any financial period shall (whenever paid and however described) be deemed to be a Capital Distribution provided that any such dividend shall not automatically be so deemed if

     (a) it is paid out of the aggregate of the net profits (less losses) attributable to the holders of Shares for all financial periods after that ended 31 March, 2003 as shown in the audited consolidated profit and loss account of the Issuer and its subsidiaries for each such financial period; or

     (b) to the extent that (a) above does not apply, the rate of that dividend, together with all other dividends on the class of capital in question charged or provided for in the accounts for the financial period in question, does not exceed the aggregate rate of dividend on such class of capital charged or provided for in the accounts for the last preceding financial period. In computing such rates, such adjustments may be made as are in the opinion of an approved merchant bank appropriate to the circumstances and shall be made in the event that the lengths of such periods differ materially;

     "issue" shall include allot;

     "market price" means the average closing price of Shares on the Stock Exchange for each of the last twenty (20) Stock Exchange dealing days on which dealings in the Shares on the Stock Exchange took place ending on the last such dealing day immediately preceding the day on or as of which the market price is to be ascertained;

     "reserves" includes unappropriated profits;

     "rights" includes rights in whatsoever form issued; and

     "Shares" includes, for the purpose of Shares comprised in any offer pursuant to paragraphs (c), (d), (e) or (f) of Condition 7.1, any such ordinary shares of the Issuer as, when fully paid, will be Shares.

7.3  The provisions of sub-paragraphs (b), (c), (d), (e) and (f) of Condition
     7.1 shall not apply to:

     (a) an issue of fully paid Shares upon the exercise of any conversion rights attached to securities convertible into Shares or upon exercise of any rights (including any conversion of part or the whole of the Note) to acquire Shares (except a rights issue) provided that an adjustment (if required) has been made under this Condition 7 in respect of the issue of

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          such securities or granting of such rights (as the case may be);

     (b) an issue of Shares or other securities of the Issuer or any subsidiary of the Issuer wholly or partly convertible into, or rights to acquire, Shares pursuant to any share option scheme of the Issuer adopted in accordance with the Listing Rules;

     (c) an issue of fully paid Shares by way of capitalisation of all or part of any subscription right reserve, or any similar reserve which has been or may be established pursuant to the terms of any securities wholly or partly convertible into or rights to acquire Shares; or

     (d) an issue of Shares pursuant to a scrip dividend scheme where an amount not less than the nominal amount of the Shares so issued is capitalised and the market value of such Shares is not more than 110 per cent. of the amount of dividend which holders of the Shares could elect to or would otherwise receive in cash, for which purpose the "market value" of a Share shall mean the average of the closing prices for such Stock Exchange dealing days on which dealings in the Shares took place (being not less than twenty (20) such days) as are selected by the directors of the Issuer in connection with determining the basis of allotment in respect of the relevant scrip dividend and which fall within the period of one month ending on the last day on which holders of Shares may elect to receive or (as the case may be) not to receive the relevant dividend in cash.

7.4 Any adjustment to the Conversion Price shall be made to the nearest one-tenth of a cent so that any amount under one-twentieth of a cent shall be rounded down and any amount of one-twentieth of a cent or more shall be rounded up and in no event shall any adjustment (otherwise than upon the consolidation of Shares into Shares of a larger nominal amount) involve an increase in the Conversion Price. In addition to any determination which may be made by the directors of the Issuer, every adjustment to the Conversion Price shall be certified by an approved merchant bank.

7.5 Notwithstanding anything contained herein, no adjustment shall be made to the Conversion Price in any case in which the amount by which the same would be reduced in accordance with the foregoing provisions of this Condition would be less than one-tenth of a cent and any adjustment that would otherwise be required then to be made shall be carried forward.

7.6 If the Issuer or any subsidiary of the Issuer shall in any way modify the rights attached to any share or loan capital so as wholly or partly to convert or make convertible such share or loan capital into, or attach thereto any rights to acquire, Shares, the Issuer shall appoint an approved merchant bank to consider whether any adjustment to the Conversion Price is appropriate (and if such approved merchant bank shall certify that any such adjustment is appropriate, the Conversion Price shall be adjusted accordingly and the provisions of Conditions 7.4, 7.5, 7.7, 7.8 and 7.9 shall apply).

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7.7  Whenever the Conversion Price is adjusted as herein provided, the Issuer shall as soon as possible but not later than seven (7) Business Days after the relevant adjustment has been determined give notice to the Noteholder that the Conversion Price has been adjusted (setting forth brief particulars of the event giving rise to the adjustment, the Conversion Price in effect prior to such adjustment, the adjusted Conversion Price and the effective date thereof) and shall at all times thereafter so long as the Note remains outstanding make available for inspection at its principal place of business in Hong Kong a signed copy of the said certificate of the approved merchant bank.

7.8 Notwithstanding any other provision of this Condition 7, no adjustment shall be made which would (but for this paragraph 7.8) result in the Conversion Price being reduced so that on conversion, Shares shall fall to be issued at a discount to their nominal value, and in such case an adjustment shall be made to the effect that the Conversion Price will be reduced to the nominal value of a Share.

7.9 Notwithstanding the provisions of Condition 7.1, no adjustment shall be made if:

     (a)  the Noteholder consents in writing; or

     (b) the event triggering the relevant adjustment involves an issue of Shares (other than pursuant to Clause 11 of the Agreement), a Capital Distribution, a grant of rights to acquire assets of the Issuer or any of its subsidiaries or an issue of new securities convertible or exchangeable into new Shares (other than pursuant to Clause 11 of the Agreement) wholly and exclusively to, and taken up entirely by (or modification of such rights to the benefit of) the Noteholder and/or its Affiliates.

8.   PROCEDURE FOR CONVERSION

8.1 The Conversion Rights may, subject as provided herein and in Condition 6.1, be exercised on any Business Day on or prior to the Maturity Date by the Noteholder delivering to the Issuer in accordance with Condition 16 a written notice stating the intention of the Noteholder to convert and the address in Hong Kong for the delivery of the share certificates of the Conversion Shares pursuant to Condition 8.2 below together with the original of the Certificate. The conversion notice shall be in the form annexed to these Conditions. The Issuer shall be responsible for payment of all taxes and stamp, issue and registration duties (if any), and Stock Exchange levies and charges (if any) arising on any such conversion.

8.2 The Conversion Shares shall be allotted and issued by the Issuer, credited as fully paid, to the Noteholder or as it may direct within three (3) Business Days after, and with effect from, the date the conversion notice is served by the Noteholder against delivery of the original Certificate (which the Noteholder is obliged to deliver to the Issuer following such conversion), and the Issuer shall issue certificates for the Conversion Shares to which the Noteholder or such

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

     person as it may direct shall become entitled in consequence of exercising its Conversion Rights in board lots with one certificate for any odd lot of Shares arising from conversion and shall deliver the share certificates to the Noteholder in Hong Kong at its address set out in Condition 16, (if appropriate) together with the original Certificate with an endorsement on it by a director of the Issuer for any balance of the Note not converted within the three (3) Business Day period referred to above.

9.   PROTECTION OF THE NOTEHOLDER

9.1 So long as the Note is outstanding, unless with the prior written approval of the Noteholder:

     (a) the Issuer shall not amend and/or repeal any provision of its memorandum of association or bye-laws;

     (b) the Issuer shall not issue or authorise the issue of any securities of any class having any right, preference or priority superior to or on a parity with the Note;

     (c) the Issuer shall not declare or pay any dividend on any securities other than the Shares;

     (d) the Issuer shall not authorise or effect a merger, sale or lease of all or substantially all the assets of the Issuer or a voluntary liquidation, recapitalisation or reorganisation of the Issuer;

     (e)  the Issuer shall not change the nature of its business;

     (f) the Issuer shall not appoint or remove any senior executive of the Issuer, including but not limited to the chief executive officer, the chief operating officer and the chief financial officer;

     (g) the Issuer shall keep available for issue, free from pre-emptive rights, out of its authorised but unissued capital, sufficient Shares to satisfy in full the Conversion Rights at the Conversion Price from time to time and all other rights for the time being outstanding of subscription for and conversion into Shares;

     (h) the Issuer shall not in any way modify the rights attached to the Shares (except as contemplated under Condition 7) as a class or attach any special restrictions thereto;

     (i) the Issuer shall procure that at no time shall there be in issue Shares of different nominal values;

     (j) other than as a result of, or in circumstances where, an offer made to holders of Shares to acquire all or any proportion of the Shares becoming unconditional, the Issuer shall use all reasonable endeavours:

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          (i) to maintain a listing for all the issued Shares on the Stock
          Exchange; (ii) to obtain and maintain a listing on the Stock Exchange for all the Conversion Shares issued on the exercise of the Conversion Rights attaching to the Note and (iii) obtain a listing for all the Shares issued on the exercise of the Conversion Rights attaching to the Note on any other stock exchange on which any of the Shares are for the time being listed and will forthwith give notice to the holder of the Note in accordance with Condition 16 of the listing or delisting of the Shares by any such stock exchange;

     (k) the Issuer shall at all times provide the Noteholder access to such information and records of the Issuer at the Issuer's offices as the Noteholder may reasonably require;

     (l) subject to compliance with the Listing Rules and other applicable laws, regulations and rules, the Issuer shall deliver to the Noteholder its monthly financial reports within 30 days of the end of each calendar month and its annual financial reports within 120 days of the end of each financial year;

     (m) the Issuer shall provide the Noteholder with (i) a copy of its annual reports, annual financial statements, interim reports and all other statements and circulars sent by the Issuer to its shareholders within three (3) Business Days after the Issuer sends the same to its shareholders, and (ii) a copy of each press announcement and press release, teletext announcement released or made by the Issuer in accordance with the Listing Rules within three (3) Business Days after date of release;

     (n) the Issuer shall ensure that all the Conversion Shares will be duly and validly issued fully paid and registered;

     (o) the Issuer shall comply with and procure the compliance of all conditions imposed by the Stock Exchange or by any other competent authority (in Hong Kong or elsewhere) for approval of the issue of the Note or for the listing of and permission to deal in the Conversion Shares issued or to be issued on the exercise of the Conversion Rights and to ensure the continued compliance thereof (provided in each case that the Noteholder complies with and satisfies all such conditions applicable to it);

     (p) the Issuer shall not issue or pay up any securities by way of capitalisation of profits or reserves other than (i) by the issue of fully paid Shares to holders of its Shares; or (ii) as mentioned in Condition 7.3(c); or (iii) by the issue of Shares in lieu of a cash dividend in the manner referred to in Condition 7.3(d);

     (q) the Issuer shall not create or permit to be in issue any Equity Share Capital other than Shares, provided that nothing in this Condition 9.l(q)

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

          shall prevent (i) any consolidation or sub-division of the Shares; or
          (ii) the issue of Equity Share Capital which does not participate in dividend in respect of a certain financial period but is pari passu in all other respects with the Shares;

     (r) the Issuer shall procure that (i) no securities issued by the Issuer shall be converted into Shares or exchanged for Shares except in accordance with the terms of issue thereof, and (ii) no securities issued by the Issuer without rights to convert into Shares or to be exchanged for Shares shall subsequently be granted such rights;

     (s) the Issuer shall not make any issue, grant or distribution or take any other action if the effect thereof would be that on the exercise of the Conversion Rights, it would but for Condition 7.8 be required to issue Shares at a discount to their nominal value or to adjust the Conversion Price to a level below the nominal value of the Shares;

     (t) if an offer is made to holders of Shares to acquire all or any proportion of the Shares, the Issuer shall forthwith give notice of such offer to the Noteholder and shall use all reasonable endeavours to procure that a similar offer is extended in respect of the Note or in respect of any Shares issued on conversion of the Note during the period of the offer;

     (u) the Issuer shall not make any distribution in specie to holders of Shares unless the Noteholder is entitled to the Specie Distribution Right in accordance with Condition 11;

     (v) the Issuer shall not, subject as hereinafter provided, make any reduction or redemption of share capital, share premium account or capital redemption reserve involving the repayment of money to shareholders of the Issuer (other than to shareholders of the Issuer having the right on a winding-up to a return of capital in priority to the holders of Shares) or reduce any uncalled liability in respect thereof unless, in any such case, the same gives rise (or would, but for the provisions of Conditions 7.5, 7.8 or 7.9 give rise) to an adjustment of the Conversion Price in accordance with Condition 7; and

     (w) the Issuer shall not enter into any deed, agreement, assignment, instrument or documents whatsoever binding on it which may result in any breach of any of the terms and conditions of the Note.

10.  EVENTS OF DEFAULT

     If any of the following events ("Events of Default") occurs, the Noteholder may give notice to the Issuer that the Note has, on the giving of such notice, become immediately due and payable at its principal amount then outstanding together with any accrued and unpaid interest under Condition
     3.1 calculated up to and including the date of payment:

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

     (a) other than as a result of, or in circumstances where, an offer made to holders of Shares to acquire all or any proportion of the Shares becoming unconditional, the listing of the Shares (as a class) on the Stock Exchange:

          (i)  ceases; or

          (ii) is suspended for a continuous period of fifteen (15) days on each of which the Stock Exchange is generally open for trading due to the default of the Issuer or any of its directors, officers, employees or agents; or

     (b) (i) the breach of any of the Issuer's Warranties which will have a material adverse effect on the Purchaser Group or on the Issuer's ability to perform any of its obligations contemplated hereunder; or

          (ii) the Issuer defaults in performance or observance or compliance with any of its material obligations contained in the terms and conditions of the Note, and such event continues to subsist for a continuous period of fifteen (15) Business Days after notice of such event is sent from the Noteholder to the Issuer; or

     (c) the Issuer fails to pay the principal when due or the Issuer fails to pay interest on the Note when due unless non-payment of such interest is due solely to administrative or technical error and payment is made within three (3) Business Days of the due date thereof; or

     (d) (i) any amounts of principal repayment or interest payment in relation to bank borrowings of the Issuer or any of its subsidiaries are not paid when due, or as the case may be, within any applicable grace period and the relevant bank notifies the Issuer or the relevant subsidiary that such non-payment constitutes an event of default under the terms of relevant loan; or

          (ii) the Issuer or any of its subsidiaries fails to pay when due or expressed to be due any amounts payable or expressed to be payable by it under any present or future guarantee for any moneys borrowed from or raised through a financial institution and the relevant financial institution notifies the Issuer or the relevant subsidiary that such failure to pay constitutes an event of default under the terms of the guarantee or the loan in relation to which the guarantee was given; or

     (e) an encumbrancer takes possession or a receiver, manager or other similar officer is appointed of the whole or any material part of the undertaking, property, assets or revenues of the Issuer or any of its subsidiaries; or

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

     (f) the Issuer or any of its material subsidiaries becomes insolvent or is unable to pay its debts as they mature or applies for or consents to or suffers the appointment of any administrator, liquidator or receiver of the Issuer or any of its material subsidiaries or the whole or any material part of the undertaking, property, assets or revenues of the Issuer or any of its material subsidiaries or takes any proceeding under any law for a readjustment or deferment of its obligations or any part of them or makes or enters into a general assignment or compromise with or for the benefit of its creditors; or

     (g) an order is made or an effective resolution passed for winding-up of the Issuer or any of its material subsidiaries, except in the case of winding-up of subsidiaries in the course of internal reorganisation; or

     (h) a moratorium is agreed or declared in respect of any indebtedness of the Issuer or any of its subsidiaries or any governmental authority or agency condemns, seizes, compulsorily purchases or expropriates all or any material part of the assets of the Issuer or any of its subsidiaries; or

     (i) the Issuer or any of its material subsidiaries consolidates or amalgamates with or merge into any other corporation (other than a consolidation, amalgamation or merger in which the Issuer or such material subsidiary is the continuing corporation), or the Issuer or any of its material subsidiaries sells or transfers all or substantially all of its assets, or

     (j) at any time any indebtedness, including any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise) for the payment or repayment of money, of any member of the Purchaser Group becomes due and payable prior to its stated maturity by reason of default, or event of default (howsoever described) by any member of the Purchaser Group; or

     (k) the aggregate amount of the liabilities of the Purchaser Group under all debentures, acceptance credits, overdrafts, loans or other financial facilities outstanding (excluding (i) the Note; (ii) any other convertible note which may be in issue as a result of a transfer of part of this Note; (iii) any other convertible note issued pursuant to the Agreement; (iv) facilities provided by the Hutchison International Limited group to the Purchaser Group; and (v) the Loan Agreement (as defined in the PowerCom Acquisition Agreement) which are interest bearing and owing by any member of the Purchaser Group less the amount of cash in hand exceeds HK$600 million as at the end of any calendar month.

     Provided that notwithstanding the foregoing, if the Issuer shall fail to issue the Conversion Shares in accordance with the Conditions, the Noteholder shall be entitled to bring an action against the Issuer for either specific performance or damages. The Issuer will forthwith on becoming aware of any such event as is

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

     mentioned in this Condition give notice in writing thereof to the Noteholder. At any time after any interest amount or the principal amount of the Note has become payable, the Noteholder may without further notice institute such proceedings as it may think fit to enforce payment of the monies due.

11.  DISTRIBUTION IN SPECIE

     If the Issuer declares a distribution in specie other than an issue of Shares in lieu of a cash dividend falling under Condition 7.3(d) (a "Specie Distribution") to shareholders at any time during the period in which the Noteholder can exercise its Conversion Rights, the Noteholder will, unless an adjustment to the Conversion Price has been made under Condition 7 in respect of the Specie Distribution in full, be entitled to an amount (the "Specie Distribution Right") which shall be determined as follows:

     (a) the Issuer and the Noteholder will forthwith on the date of announcement of the Specie Distribution instruct the approved merchant bank (as defined in Condition 7.2) to value the Specie Distribution which would have been payable to the Noteholder on the Shares falling to be issued if the Noteholder had exercised its Conversion Rights immediately prior to the record date for the Specie Distribution in respect of the whole of the principal amount of the Note then outstanding (the "Notional Specie Distribution"); and

     (b) upon the determination of the approved merchant bank's valuation of the Notional Specie Distribution (which valuation shall be final and binding on both the Issuer and the Noteholder) the Issuer will pay a cash amount equal to the value of the Notional Specie Distribution to the Noteholder.

12.  VOTING

     The Noteholder will not be entitled to receive notices of, attend or vote at any meetings of the Issuer by reason only of it being the Noteholder.

13.  SELLING RESTRICTIONS

     The Noteholder agrees not to offer the Note or Shares issued and allotted to it upon any exercise of the Conversion Rights for sale or subscription to the public pursuant to a prospectus within the meaning of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) except such as, and under circumstances that are, permitted under the Companies Ordinance.

14.  EXPERTS

     In giving any certificate or making any adjustment hereunder, any approved merchant bank appointed by the Issuer shall be deemed to be acting as experts and not as arbitrators and, in the absence of manifest error, their decision shall be conclusive and binding on the Issuer and the Noteholder and all persons

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

     claiming through or under them respectively.

15.  REPLACEMENT NOTE

     If the Certificate is lost or mutilated, the Noteholder shall notify the Issuer as soon as practicable and a replacement Certificate shall be issued if the Noteholder provides the Issuer with: (a) the mutilated Certificate or a declaration by the Noteholder or its officer that the Certificate had been lost or mutilated (as the case may be) or other evidence that the Certificate had been lost or mutilated; and (b) an appropriate indemnity in such form and content as the Issuer may reasonably require. Any Certificate replaced in accordance with this Condition shall forthwith be cancelled.

16.  NOTICES

     Each notice, demand or other communication to be given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its respective address or facsimile number set out below (or such other address or facsimile number as the addressee has by five (5) days' prior written notice specified to the other party):

     To the Issuer:   Vanda Systems & Communications Holdings Limited
                      Lincoln House 408
                      Taikoo Place
                      979 King's Road
                      Quarry Bay
                      Hong Kong

                      Facsimile: (852) 2197 2333
                      Attention: The Company Secretary

     To the:          [  ] Limited
                       --
     Noteholder:      22/F, Hutchison House
                      10 Harcourt Road
                      Central, Hong Kong

                      Facsimile: (852) 2128 1778
                      Attention: The Company Secretary

     Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered: (a) if given or made by letter and delivered by hand or courier when actually delivered to the relevant address; (b) if given or sent by registered mail, on the date which is two (2) Business Days (in the case of mail sent to a local address) or five (5) Business Days (in the case of mail sent to an overseas address) after the posting thereof; and (c) if given or made by facsimile, when despatched with confirmation of successful transmission (and if the deemed date of delivery is not a Business Day, on the immediately following Business Day).

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

17.  AMENDMENT

     The terms and conditions of the Note may be varied, expanded or amended by agreement in writing between the Issuer and the Noteholder.

18.  GOVERNING LAW AND JURISDICTION

     The Note and the Conditions are governed by and shall be construed in accordance with the laws of Hong Kong and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

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

                                CONVERSION NOTICE

Terms defined in the agreement between Hutchison Global Communications Holdings Limited, the Issuer and Hutchison International Limited dated 28 January, 2004 relating to, inter alia, the acquisition of the entire issued share capital of Hutchison Global Communications Investments Limited and the issue of the Note and in the Certificate relating to the Note (as may be amended) shall bear the same meaning in this Conversion Notice.

The undersigned hereby irrevocably elects to convert the following amount of the
Note into Shares of Vanda Systems & Communications Holdings Limited in accordance with the Conditions, as of the date specified below, such Shares to be issued in the name of the Shareholder set out below.

Name of Noteholder:
                    ------------------------------------------------------------

Certificate Number(s):
                       ---------------------------------------------------------

Amount to be converted:
                        --------------------------------------------------------

Conversion Date:
                 ---------------------------------------------------------------
(being the date of this notice and on which the original Certificate is presented to the Issuer)

Applicable Conversion Price:
                             ---------------------------------------------------

Name in which Shares are to be issued:
                                       -----------------------------------------

Address of Shareholder:
                        --------------------------------------------------------

Signature of Noteholder:
                         -------------------------------------------------------

Dated this                 day of                      in the year of
           ---------------        --------------------                ----------

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

IN WITNESS whereof the parties hereto have executed this Agreement on the day and year first before written.


SIGNED by Mrs. Susan Chow               )  /s/ Susan Chow
                                        )  -------------------------------------
for and on behalf of                    )  Mrs. Susan Chow
HUTCHISON GLOBAL COMMUNICATIONS         )
HOLDINGS LIMITED                        )
in the presence of:                     )


/s/ Patricia L. C. Hui
----------------------------------------
PATRICIA L. C. HUI
Solicitor, Hong Kong SAR


SIGNED by Mrs. Susan Chow               )  /s/ Mrs. Susan Chow
                                        )  -------------------------------------
for and on behalf of                    )  Mrs. Susan Chow
HUTCHISON INTERNATIONAL LIMITED         )
in the presence of:                     )


/s/ Patricia L. C. Hui
----------------------------------------
PATRICIA L. C. HUI
Solicitor, Hong Kong SAR


SIGNED by [signature]                   )  [signature]
                                        )  -------------------------------------
for and on behalf of                    )
VANDA SYSTEMS &                         )
COMMUNICATIONS HOLDINGS LIMITED         )
in the presence of:                     )


/s/ Chan Yuk Yin, Eugina
----------------------------------------
CHAN YUK YIN, EUGINA
Solicitor, Hong Kong SAR

                                       180